UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

Grubb & Ellis Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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November ____, 2009
To the Stockholders of
Grubb & Ellis Company:
     You are cordially invited to attend the Annual Meeting of Stockholders of Grubb & Ellis Company to be held on [___], December [___], 2009, at [___] a.m. ______ Standard Time, at [______].
     At the Annual Meeting you will be asked to:
(i)	To adopt an amendment to the restated certificate of incorporation of Grubb & Ellis Company (the “Certificate of Incorporation”) to increase the authorized number of common and preferred shares;

(ii)	(A) adopt an amendment to the Certificate of Incorporation (1) to declassify the Board of Directors and (2) to fix the number of directors at no less than three nor more than eight, as determined solely by the Board of Directors from time to time, and (B) elect six directors to such declassified Board of Directors, each to serve for a one-year term;

(iii)	elect three Class B directors, each to serve for a three-year term;

(iv)	adopt an amendment to the Certificate of Incorporation to increase the number of directors by two (2) in the event that dividends with respect to the Company’s newly issued preferred stock are in arrears for six (6) or more quarters, whether or not consecutive, subject to certain conditions;

(v)	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

(vi)	transact such other business as may properly come before the Annual Meeting or any postponements or adjournments.
     The Board of Directors unanimously recommends that you vote FOR the proposals set forth in (i), (ii), (iii), (iv) and (v) above. In addition, in the event Proposal No. 2 is approved, Proposal No. 3 and Proposal No. 4 will not be necessary, as they are superseded by Proposal No. 2, and they will not be adopted, even if they receive the requisite stockholder approvals. We encourage you to read the accompanying Proxy Statement, which provides information about Grubb & Ellis Company, certain amendments to our certificate of incorporation, election of directors and other matters to be considered at the Annual Meeting.
     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to submit a proxy via mail, the Internet or by telephone by following the Instructions included with the enclosed proxy card. Returning the enclosed proxy card, or voting via the Internet or telephone, will not deprive you of your right to attend the Annual Meeting and submit a proxy your shares in person. If you attend the Annual Meeting and prefer to vote in person, you may do so.
Sincerely,
Gary H. Hunt
Interim Chief Executive Officer

GRUBB & ELLIS COMPANY
1551 N. Tustin Avenue, Suite 300
Santa Ana, CA 92705
(714) 667-8252
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER [__], 2009
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Grubb & Ellis Company will be held on [___], December [___], 2009, at [___] a.m. Eastern Standard Time, at [______] for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:
1.	To adopt an amendment to the restated certificate of incorporation of Grubb & Ellis Company (the “Certificate of Incorporation”) to increase the authorized number of common and preferred shares;

2.	(A) To adopt an amendment to the Certificate of Incorporation (1) to declassify the Board of Directors and (2) to fix the number of directors at no less than three nor more than eight, as determined solely by the Board of Directors from time to time, and (B) to elect six directors to such declassified Board of Directors, each to serve for a one-year term;

3.	To elect three (3) Class B directors, each to serve for a three-year term in the event that Proposal No. 2 is not approved;

4.	To adopt an amendment to the Certificate of Incorporation to increase the number of directors by two (2) in the event that dividends with respect to the Company’s newly issued preferred stock are in arrears for six (6) or more quarters, whether or not consecutive, subject to certain conditions in the event that Proposal No. 2 is not approved;

5.	To ratify the appointment by the Board of Directors of Grubb & Ellis Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

6.	To transact such other business as may properly come before the Annual Meeting and any adjournments of the meeting.
          Stockholders of record at the close of business on November [___], 2009 are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments of the meeting.

By Order of the Board of Directors Gary H. Hunt Interim Chief Executive Officer

Santa Ana, CA
November ___, 2009
This Proxy Statement and accompanying enclosed proxy card are being mailed beginning November [___], 2009 in connection with the solicitation of proxies by the Board of Directors of Grubb & Ellis Company, a Delaware corporation, for use at the 2008 Annual Meeting of Stockholders, which we may refer to alternatively as the “Annual Meeting” or the “Annual Meeting of Stockholders.” We may refer to ourselves in this Proxy Statement alternatively as “Grubb & Ellis,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.”

IT IS IMPORTANT
THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU ARE URGED TO VOTE YOUR COMMON SHARES VIA MAIL, THE INTERENT OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH THE ENCLOSED PROXY CARD. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
1. Q:	On what will I be voting?

A:	(i) The adoption of an amendment to the restated certificate of incorporation of Grubb & Ellis Company (the “Certificate of Incorporation”) to increase the authorized number of common and preferred shares; (ii) (A) the adoption of an amendment to the Certificate of Incorporation (i) to declassify the Board of Directors and (ii) to fix the number of directors at no less than three nor more than eight, as determined solely by the Board of Directors from time to time, and (B) the election of the nominated slate of six directors to such declassified Board of Directors, each to serve for a one-year term; (iii) the election of the nominated sale of three Class B directors, each to serve for a three-year term; (iv) the approval of an amendment to the Certificate of Incorporation to increase the number of directors by two (2) in the event that dividends with respect to the Company’s newly issued preferred stock are in arrears for six (6) or more quarters, whether or not consecutive, subject to certain conditions; (v) the ratification of the appointment by the Board of Directors of Grubb & Ellis Company of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and (vi) the transaction of such other business as may properly come before the Annual Meeting and any adjournments of the such meeting. In the event that proposal (ii) is approved, proposal (iii) and proposal (iv) will not be adopted, even if approved by stockholders, as proposal (ii) supercedes proposal (iii) and proposal (iv), and therefore proposal (iii) and proposal (iv) will not be necessary.
2. Q:	What are the Board’s recommendations?

A.	The Board recommends a vote:
•	FOR the adoption of an amendment to the Certificate of Incorporation to increase the authorized number of common and preferred shares (see Proposal No. 1);

•	FOR the adoption of an amendment to the Certificate of Incorporation (1) to declassify the Board of Directors and (2) to fix the number of directors at no less than three nor more than eight, as determined solely by the Board of Directors from time to time, and (B) the election of the nominated slate of six directors to such declassified Board of Directors, each to serve for a one-year term (see Proposal No. 2);

•	FOR election of the nominated slate of three Class B directors, each to serve for a three-year term, which, if approved, will only be adopted by the Company if Proposal No. 2 is not passed (see Proposal No. 3);

•	FOR the adoption of amendment to the Certificate of Incorporation to increase the number of directors by two (2) in the event that dividends with respect to the Company’s newly issued preferred stock are in arrears for six (6) or more quarters, whether or not consecutive, subject to certain conditions (see Proposal No. 4), which, if approved, will only be adopted by the Company if Proposal No. 2 is not passed; and

•	FOR the ratification of the selection of Ernst & Young, LLP, an independent registered public accounting firm, to be our independent registered public accounting firm for the fiscal year ending December 31, 2009 (see Proposal No. 5).
Unless you give other instructions on your enclosed proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the Board.
3. Q:	How are directors nominated?

A:	Our Bylaws provide that nominations for directors are made by written notice no later than 90 days prior to the one year anniversary of the preceding year’s annual meeting. On recommendation of the Company’s Corporate Governance & Nominating Committee, the Board of Directors nominated the candidates listed in this proxy statement. The Board has no reason to believe that any nominee will be unable to serve as a director of the Company. If someone is nominated and becomes unable to serve, then your signed enclosed proxy card will authorize and , officers of the Company who are the proxy holders, to nominate someone else.
4. Q:	Who has the right to vote?

A:	All common stockholders and all preferred stockholders as of the close of business on November [___], 2009 can vote. On that date, there were [ ] outstanding shares of common stock of the Company. Each share of common stock is entitled to one vote. On November [___], 2009, there were outstanding shares of preferred stock of the Company, and each share of preferred stock is currently entitled to 31.322 votes on an as converted basis. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of common stock are represented at the meeting in person and/or by proxy.
5. Q:	How do I vote?

A:	If you have an account “on record” at Computershare Investor Services, L.L.C., our stock transfer agent and registrar (“Computershare”), or if you have Grubb & Ellis shares in your 401(k) plan account, you can submit a proxy in any of these ways:
(a):	Return the enclosed proxy card: Mark the boxes that show how you want to vote, sign and date the enclosed proxy card you receive and return it in the prepaid envelope.

(b):	By telephone: Call toll-free [1-800-652-VOTE (8683)] in the United States, Canada and Puerto Rico any time prior to 1:00 A.M., Central Time, on December [___], 2009 from a touchtone telephone, then follow the instructions to cast your vote. If you submit a proxy by telephone, please do not mail back the enclosed proxy card.

(c):	On the Internet: Go to the following website prior to 1:00 A.M., Central Time, on December [___], 2009: www.investorvote.com/GBE and then follow the instructions outlined no the secured website. If you submit a proxy on the internet, please do not mail back your enclosed proxy card.

(d):	By attending the Annual Meeting: Delivering the enclosed proxy card with your vote.
6. Q:	Who will count the votes?

A:	Computershare will act as inspector of election and tabulate the votes.
7. Q:	What vote is needed to approve the adoption of each the amendments (i) (A) to declassify the Board of Directors and (B) to fix the number of directors at no less than three nor more than eight; or (ii) ONLY in the event Proposal No. 2 is NOT APPROVED, to increase the number of directors by two (2) in the event that preferred dividends are in arrears for six (6) or more quarters?

A:	An affirmative vote in favor of the adoption of such amendment by a majority of the voting power of all outstanding common stock and preferred stock voting together as a single class (the preferred stock voting on an as converted basis) is needed to adopt the amendments to the Certificate of Incorporation (i) (A) to declassify the Board of Directors and (B) to fix the number of directors at no less than three nor more than eight; or (ii) ONLY in the event Proposal No. 2 is NOT APPROVED, to increase the number of directors by two (2) in the event that preferred dividends are in arrears for six (6) or more quarters.
8. Q:	Should I vote for Proposal No. 3 and/or Proposal No. 4 if I vote for Proposal No. 2?

A:	Yes, you should vote for all Proposals. In the event Proposal No. 2 is approved, then the Company will not adopt Proposal No. 3 or Proposal No. 4, as they will be superceded by Proposal No. 2. However, if Proposal No. 2 is not approved, then it is important that Proposal No. 3 and Proposal No. 4 are approved and they will be adopted.
9. Q:	What vote is needed to elect a director?

A:	A vote by a plurality of the votes cast by common stockholders and preferred stockholders (on an as converted basis) voting as a single class at a duly called meeting at which a quorum is present in person or by proxy is needed to elect a director. A quorum will exist for the meeting if at least a majority of the voting power of the outstanding shares of common stock and preferred stock (on an as converted basis) are represented at the meeting in person and/or by proxy. Cumulative voting is not permitted.

Where a proxy card has been voted “abstain,” “withhold authority,” or “broker non-vote,” the shares are counted for quorum purposes, but are not considered cast for voting on a proposal or an election. “Broker non-vote” means that shares are held by a broker or in nominee name and the broker or nominee has signed and returned the enclosed proxy card to us, but for which the broker has no authority to vote because no instructions have been received from its customer.
10. Q:	What vote is needed to approve the adoption of the amendment to the Certificate of Incorporation to increase the authorized share capital of the Company?

A:	An affirmative vote in favor of such amendment by (i) a majority of the combined voting power of the outstanding shares of common stock and preferred stock voting as a single class (the preferred stock voting on an as converted basis); (ii) a majority of the outstanding shares of common stock voting as a separate class (excluding the preferred stock); and (iii) a majority of the outstanding shares of preferred stock voting as a separate class (excluding the common stock) is needed to adopt the amendment to the Certificate of Incorporation to increase the authorized share capital of the Company.
11. Q:	What vote is needed to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009?

A:	Approval of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 requires a vote by the plurality of votes cast by holders of common stock and preferred stock voting together as a single class (the preferred stock voting on an as converted basis) present in person or by proxy at the Annual Meeting once a quorum has been established. A quorum will exist for the meeting if at least a majority of the combined voting power of the outstanding shares of common stock and preferred stock (the preferred stock voting on an as converted basis) are represented at the meeting in person and/or by proxy.
12. Q:	Who is soliciting my vote and how much does it cost the Company?

A:	Our Board of Directors is asking you to vote in favor of the nominees for directors who were selected by the Board and identified in this proxy statement and to vote in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. Mackenzie Partners, Inc. was engaged to assist in distribution of the proxy materials to holders of stock brokerage accounts, at a fee of [___] plus associated costs and expenses. Also, our employees and directors may solicit proxies as part of their assigned duties, at no extra compensation. The Company will pay the expenses related to this proxy solicitation.
13. Q:	How can I, as a stockholder, arrange for a proposal to be included in next year’s Company proxy statement?

A:	For your proposal to be considered for inclusion in next year’s proxy statement, you can submit a proposal in writing to our Corporate Secretary at our headquarters by [___], 2010. If you are eligible to submit the proposal, and if it is an appropriate proposal under proxy rules of the Securities and Exchange Commission (“SEC”) and our Bylaws, it will be included.
14. Q:	What will happen if the increase in share capital is not approved?

A:	If the increase in share capital is not approved, (i) holders of the Company’s newly issued preferred stock may require Company to repurchase all, or a specified whole number, of their preferred stock at a repurchase price equal to 110% of the sum of the initial liquidation preference plus accumulated but unpaid dividends to, but excluding, the date on which the stockholders failed to approve the increase in share capital, and (ii) the dividend rate on the Company’s newly issued preferred stock will automatically increase from 12% to 14% per annum; provided, however, that holders of such preferred stock who do not approve the amendment to increase authorized share capital will not be able to exercise such repurchase right or have the dividend rate with respect to their preferred stock increased. The Company has agreed that until the increase in share capital has been approved and becomes effective, the Company will not enter into any agreement, including agreements related to our indebtedness or any future series of preferred stock, that would restrict or prevent our ability to pay cash upon any exercise of the right of the holders of the Company’s newly issued preferred stock to have their shares represented in the event the amendment to increase authorized share capital is not approved.
15. Q:	What is the “householding” of annual disclosure documents?

A:	Only one copy of this Proxy Statement is being sent to an address shared by more than one stockholder unless we have received contrary instructions. This practice, known as “householding,” is designed to reduce our printing and mailing costs. If any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement, he or she may contact the Company’s Executive Vice President, General Counsel and Secretary at Grubb & Ellis Company, Attn: Andrea R. Biller, Executive Vice President, General Counsel and Secretary of the Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, CA 92705 or by phone at (714) 667-8252 and the Company shall promptly deliver a copy of this Proxy Statement to the requesting stockholder. Any such stockholder may also contact the Company’s Executive Vice President, General Counsel, and Secretary using the above contact information if he or she would like to receive separate Proxy Statements in the future. If you are receiving multiple copies of this Proxy Statement, you may request householding in the future by contacting our Executive Vice President, General Counsel, and Secretary of the Company using the above contact information.

16. Q:	Who can help answer my questions?

A.	If you would like to ask questions, you should call our proxy solicitor: Mackenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, Email: proxy@mackenziepartners.com, Call Collect: (212) 929-5500, Call Toll-Free: (800) 322-2885.

ADOPTION OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARE CAPITAL
(Proposal No. 1)
     On November 4, 2009, the Board of Directors unanimously approved an amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized number of shares of the Company’s capital stock from 110,000,000 shares to 220,000,000 shares, of which 200,000,000 shares with a par value of $0.01 per share shall be designated common stock, and of which 20,000,000 shares with a par value of $0.01 per share shall be designated preferred stock (the “Authorized Capital Amendment”).
     The Board of Directors approved the Authorized Capital Amendment in connection with the Company’s issuance and sale of 900,000 shares of a newly issued 12% Cumulative Participating Perpetual Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2009 (the “Form 8K”), 900,000 shares of Preferred Stock were sold for an aggregate purchase price of $90 million in a private offering to JMP Securities, as initial purchaser, who sold the Preferred Stock to qualified institutional buyers, institutional accredited investors and individual accredited investors in a transaction exempt from registration requirements of the Securities Act of 1933, as amended (the “Offering”). A copy of the Form 8K is being delivered to stockholders along with this Proxy Statement.
     In order to complete the Offering, the Company had to offer the purchasers of the Preferred Stock a conversion price of $1.65 per share, which can only be achieved if the Company increased its authorized capital. Accordingly, the Authorized Capital Amendment is necessary in order for the purchasers of the Preferred Stock in the Offering to receive their bargained for conversion rate with respect to the Preferred Stock.
     Prior to the approval of the Authorized Capital Amendment, the conversion rate of the Preferred Stock is 31.322 shares of Common Stock per share of Preferred Stock, which represents a conversion price of $3.19 per share. The Preferred Stock votes on an as converted basis along with the Common Stock on all matters subject to the vote of common stockholders, and as a separate class with respect to certain matters. Accordingly, each share of Preferred stock is currently entitled to 31.322 votes. The full terms of the Preferred Stock are set forth in the Certificate of Designations, which is attached to this Proxy Statement as Annex A.
     If the Authorized Capital Amendment is adopted, the Preferred Stock will be convertible, at the holder’s option, into Common Stock at a conversion rate of 60.606 shares of Common Stock per share of Preferred Stock, which represents a conversion price of approximately $1.65 per share of Common Stock. As such, each share of Preferred Stock will also, upon the approval of the Authorized Capital Amendment, be entitled to 60.606 votes.
     In connection with the Offering, the Company agreed to seek the Authorized Capital Amendment by way of a stockholder meeting to be held as promptly as practical, but no later than 120 days after the date we first issue the Preferred Stock. If the Authorized Capital Amendment is not effective prior to the expiration of such 120-day period, (i) holders of Preferred Stock may require the Company to repurchase all, or a specified whole number, of their Preferred Stock at a repurchase price equal to 110% of the sum of the initial liquidation preference plus accumulated but unpaid dividends to, but excluding, the date on which the stockholders failed to approve the Authorized Capital Amendment, and (ii) the dividend rate on the Preferred Stock will automatically increase from 12% to 14% per annum; provided, however, that holders of Preferred Stock who do not approve the Authorized Capital Amendment will not be able to exercise such repurchase right or have the dividend rate with respect to their Preferred Stock increased. We have agreed that until the Authorized Capital Amendment has been approved and becomes effective, we will not enter into any agreement, including agreements related to our indebtedness or any future series of preferred stock, that would restrict or prevent our ability to pay cash upon any exercise of the right of the holders of Preferred Stock to have their shares represented in the event the Authorized Capital Amendment is not approved.
     The change in the conversion rate of the Preferred Stock if the Authorized Capital Amendment is adopted would constitute approximately ___% of both the combined voting power of the Common Stock and Preferred Stock (on an as converted basis) voting as a single class. As a result, depending on the number of shares of Common Stock outstanding at any time, the Company’s existing common stockholders will incur substantial dilution of their voting power and will own a significantly smaller percentage of outstanding Common Stock after giving effect to the Preferred Stock on an as converted basis.

     The Board of Directors approved the Authorized Capital Amendment, as agreeing to seek stockholder approval to increase the Company’s authorized capital was necessary in order to effect the Offering. Furthermore, the Board does not want the Company to be required to repurchase any Preferred Stock or increase the dividend rate with respect to the Preferred Stock in the event the requisite stockholder approval is not obtained with respect to the Authorized Capital Amendment. Furthermore, the Board also believes that increasing the authorized number of shares of Common Stock and Preferred Stock will give the Company greater flexibility in the future and will allow the Company to issue such shares, in most cases, without the expense or delay of seeking stockholder approval, except as may be required by applicable law or stock exchange regulations. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the Company’s existing stockholders.
     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could be issued (within limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.
     In order for this Proposal No. 1 (or any of the other Proposals set forth in this Proxy) to be voted upon, a quorum with respect to the Annual Meeting must be present. A quorum will exist for the Annual Meeting if at least a majority of the combined voting power of all of the outstanding shares of Common Stock and Preferred Stock (the Preferred Stock voting on an as converted basis) are represented at the Annual Meeting in person and/or by proxy. Cumulative voting is not permitted.
     Assuming the presence of a quorum in person or by proxy at the Annual Meeting, in order for the Authorized Capital Amendment to be adopted (i) a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock voting together as a single class (the Preferred Stock voting on an as converted basis), (ii) a majority of the outstanding shares of Common Stock voting as a separate class (excluding the Common Stock issuable upon conversion of the Preferred Stock) and (iii) a majority of the outstanding shares of the Preferred Stock voting as a separate class (excluding the Common Stock) is required.
     If the Authorized Capital Amendment is adopted, our Certificate of Incorporation would be amended as set forth in Annex B hereto.
     If the stockholders adopt the Authorized Capital Amendment, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of the State. The Company plans to file a Certificate of Amendment to the Certificate of Incorporation immediately after the requisite stockholder vote is obtained.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL OF THE COMPANY, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

ADOPTION OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE BOARD OF DIRECTORS
AND TO FIX THE NUMBER OF DIRECTORS
AND TO ELECT DIRECTORS
(Proposal No. 2)
Amendments to the Certificate of Incorporation
     On November 4, 2009, the Board of Directors unanimously approved, and is submitting to a vote of the stockholders, (A) an amendment to the Certificate of Incorporation which provides for (i) the declassification of the Board of Directors and (ii) fixing the number of directors at no less than three nor more than eight, as determined solely by the Board of Directors from time to time (clauses (i) and (ii) collectively referred to herein as the “Declassification Amendment”) and (B) a proposed slate of six nominees for such declassified Board of Directors, each to serve a one-year term (the “Declassified Board Nominees”).
     The Board believes that stockholders should have the opportunity to vote on all Directors each year and that elimination of the classified board structure will both enhance the Company’s corporate governance practices and be an effective way to maintain and enhance the accountability of the Board. In making this determination, the Board has considered that removing the classified board structure will have the effect of reducing the time required for a majority stockholder or group of stockholders to replace a majority of the Board. Under our current classified board structure, a majority of the Board may be replaced only after two annual elections. Under a declassified board structure, the entire Board may be replaced each year. If the stockholders approve the Declassification Amendment, all Directors who are elected at the 2009 annual meeting will be elected for a one-year term that will expire at the 2010 annual meeting.
     The Board also determined that the number of directors should be no less than three nor more than eight, as determinedly solely by the Board from time to time. The Board determined that a range provides greater flexibility than having a fixed number, as the Company’s Certificate of Incorporation currently requires that there be nine Board members. The Board believes that providing the flexibility to reduce the size of the Board from time to time will enable the Company to be more efficient and fiscally responsive to the needs of the Company. Furthermore, one of the eight Board seats will be reserved for the Company’s Chief Executive Officer and the Board presently intends that two of the eight Board seats shall be reserved for election of two directors by the holders of the Company’s Preferred Stock in the event dividends on the Preferred Stock are in arrears for six (6) or more quarters, whether or not consecutive, subject to certain conditions. See discussion below under Proposal No. 4 below “ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF DIRECTORS IN THE EVENT THAT PREFERRED DIVIDENDS ARE IN ARREARS”.
     The Declassification Amendment has unanimously been approved by the members of the Board. Approval of the Declassification Amendment requires the affirmative vote by the holders of a majority of the combined voting power of all of the outstanding shares of Common Stock and Preferred Stock voting together as a single class (the Preferred Stock voting on an as converted basis).
     If the Declassification Amendment is adopted, our Certificate of Incorporation would be amended as set forth in Annex B hereto.
     If the stockholders adopt the Declassification Amendment, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of the State. The Company plans to file a Certificate of Amendment to the Certificate of Incorporation immediately after the requisite stockholder vote is obtained.
     A corresponding amendment to the Bylaws has been approved by the Board subject to the adoption by the stockholders of the Declassification Amendment and does not require separate approval by the stockholders. The amendment to the Bylaws will become effective concurrently with the effectiveness of the Declassification Amendment. Upon the effectiveness of such Bylaw amendment, the Company will file a Current Report on Form 8-K with respect thereto.

Declassified Board Nominees
     On November 4, 2009, the Board of Directors unanimously voted to nominate Gary H. Hunt, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young for election at the Annual Meeting, provided that Proposal No. 2 is approved. Mr. Hunt has advised the Board that if this Proposal No. 2 is adopted by stockholders, upon the Company’s retention of a permanent chief executive officer, he will step down from the Board so that the permanent Chief Executive Officer may take Mr. Hunt’s place on the Board.
Information as to Declassified Board Nominees
     The following table lists the Declassified Board Nominees for election as the new Directors of a declassified Board of Directors. Also in the table is each person’s age as of November 1, 2009, the periods during which that person has served as one of our directors, and positions currently held with us. More detailed biographic information is provided below for each of the director nominees.

Director Nominees for	Age at	Director	Expiration of Term
a One-Year Term:	November 1, 2009	Since	(if Board is Declassified)	Position
Gary H. Hunt	60	2007	2009	Director and Interim CEO
C. Michael Kojaian	48	1996	2009	Chairman of the Board
Robert J. McLaughlin	76	2004	2009	Director
Devin I. Murphy	49	2008	2009	Director
D. Fleet Wallace	41	2007	2009	Director
Rodger D. Young	63	2003	2009	Director
     Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Gary H. Hunt, C. Michael Kojaian, D. Fleet Wallace, Robert J. McLaughlin, Devin I. Murphy and Rodger D. Young as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
     A vote by a plurality of the votes cast by holders of Common Stock and Preferred Stock (on an as converted basis) voting as a single class where a quorum is present is needed to elect a director. Cumulative voting is not permitted.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” (A) THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION (I) TO ELIMINATE THE CLASSIFIED BOARD STRUCTURE (II) TO FIX THE NUMBER OF DIRECTORS AT NO LESS THAN THREE NOR MORE THAN EIGHT, AS SOLELY DETERMINED BY THE BOARD OF DIRECTORS FROM TIME TO TIME, AND (B) THE ELECTION OF THE PROPOSED SLATE OF SIX NOMINEES FOR SUCH DECLASSIFIED BOARD OF DIRECTORS, EACH TO SERVE A ONE-YEAR TERM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.
Biographical Information of Declassified Board Directors
     Provided below is a brief description of the principal occupation for the past five years of each of the Declassified Board Nominees, under Proposal No. 2.
Gary H. Hunt has served as a director of the Company since December 2007 and as the Company’s Interim Chief Executive Officer since July 2008. Mr. Hunt also had served as a director of NNN Realty Advisors, Inc. from November 2006 to December 2007. Mr. Hunt has served as the managing partner of California Strategies, LLC, a privately held consulting firm in Irvine, California that works with large homebuilders, real estate companies and government entities since 2001. Prior to serving with California Strategies, Mr. Hunt was the executive vice president and served on the board of directors and on the Executive Committee of the Board of The Irvine Company, a 110-year-old privately held company that plans, develops and invests in real estate primarily in Orange County, California for 25 years. He also serves on the board of directors of Glenair Inc., The Beckman Foundation and William Lyon Homes. Mr. Hunt has also served as a Trustee of G REIT Liquidating Trust since January 2008.

C. Michael Kojaian has served as a director of the Company since December 1996. He served as the Chairman of the Board of Directors of the Company from June 2002 until December 7, 2007 and has served as the Chairman of the Board of Directors of the Company since January 6, 2009. He has been the President of Kojaian Ventures, L.L.C. and also Executive Vice President, a director and a shareholder of Kojaian Management Corporation, both of which are investment firms headquartered in Bloomfield Hills, Michigan, since 2000 and 1985, respectively. He is also a director of Arbor Realty Trust, Inc. Mr. Kojaian has also served as the Chairman of the Board of Directors of Grubb & Ellis Realty Advisors, Inc., an affiliate of the Company, from its inception in September 2005 until April 2008, and as its Chief Executive Officer from December 13, 2007 until April 2008.
Robert J. McLaughlin has served as a director of the Company since July 2004. Mr. McLaughlin previously served as a director of the Company from September 1994 to March 2001. He founded The Sutter Group in 1982, a management consulting company that focuses on enhancing stockholder value, and currently serves as its President. Previously, Mr. McLaughlin served as President and Chief Executive Officer of Tru-Circle Corporation, an aerospace subcontractor, from November 2003 to April 2004, and as Chairman of the Board of Directors from August 2001 to February 2003, and as Chairman and Chief Executive Officer from October 2001 to April 2002 of Imperial Sugar Company.
Devin I. Murphy has served as a director of the Company since July 2008. Mr. Murphy is presently a private investor. Previously, he was a Managing Partner of Coventry Real Estate Advisors, a real estate private equity firm founded in 1998 which sponsors institutional investment funds. Prior to joining Coventry Real Estate Advisors, LLC in 2008, Mr. Murphy was the Global Head of Real Estate Investment Banking at Deutsche Bank Securities, Inc. from 2004 to 2007. Prior to joining Deutsche Bank, he was at Morgan Stanley & Company for 14 years in a variety of roles, including as Co-Head North American Real Estate Investment Banking and Global Head of the firm’s Real Estate Private Capital Markets Group.
D. Fleet Wallace has served as a director of the Company since December 2007. Mr. Wallace also had served as a director of NNN Realty Advisors, Inc. from November 2006 to December 2007. Mr. Wallace is a principal and co-founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in 2004. From April 1998 to August 2001, Mr. Wallace served as corporate counsel and assistant secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with McGuire Woods in Richmond, Virginia. Mr. Wallace has also served as a Trustee of G REIT Liquidating Trust since January 2008.
Rodger D. Young has served as a director of the Company since April 2003. Mr. Young has been a name partner of the law firm of Young & Susser, P.C. since its founding in 1991, a boutique firm specializing in commercial litigation with offices in Southfield, Michigan and New York City. In 2001, Mr. Young was named Chairman of the Bush Administration’s Federal Judge and U.S. Attorney Qualification Committee by Governor John Engler and Michigan’s Republican Congressional Delegation. Mr. Young is a member of the American College of Trial Lawyers and was listed in the 2007 edition of Best Lawyers of America . Mr. Young was named by Chambers International and by Best Lawyers in America as one of the top commercial litigators in the United States.

ELECTION OF CLASS B DIRECTORS
ONLY IF PROPOSAL NO 2 IS NOT APPROVED
(Proposal No. 3)
PROPOSAL NO. 3 WILL NOT BE ADOPTED IF STOCKHOLDERS APPROVE PROPOSAL NO. 2.
     On November 4, 2009, the Board of Directors unanimously voted to nominate — ONLY in the event Proposal No. 2 is NOT APPROVED and the Board remains classified — Glenn L. Carpenter, Gary H. Hunt and Robert J. McLaughlin for election at the Annual Meeting. Our board of directors is currently divided into three classes, with each director in each class serving for a three-year, staggered term. The Board of Directors currently consists of eight (8) members, classified into three classes as follows: Harold H. Greene, Devin I. Murphy and D. Fleet Wallace constitute a class with a term ending in 2012 (the “Class A directors”); C. Michael Kojaian and Rodger D. Young constitute a class with a term ending in 2011 (the “Class C directors”); and Glenn L. Carpenter, Gary H. Hunt and Robert J. McLaughlin constitute a class with a term ending at the upcoming Annual Meeting (the “Class B directors”). The ninth Board seat is being held for a permanent Chief Executive Officer.
     As nominees to serve as Class B directors, each of Glenn L. Carpenter, Gary H. Hunt and Robert J. McLaughlin, if elected at the Annual Meeting, will serve for a term of three years until the 2013 Annual Meeting of Stockholders and until their respective successors are elected and qualified. The Class A directors (Harold H. Greene, Devin I. Murphy and D. Fleet Wallace) and the Class C directors (C. Michael Kojaian and Rodger D. Young) will serve until the Annual Meetings of Stockholders to be held in 2010 and 2011, respectively, and until their respective successors have been elected and qualified.
     Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Glenn L. Carpenter, Gary H. Hunt and Robert J. McLaughlin as directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.
     A vote by a plurality of the votes cast by holders of Common Stock and Preferred Stock (on an as converted basis) voting as a single class where a quorum is present is needed to elect a director. Cumulative voting is not permitted.
THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF GLENN L. CARPENTER, GARY H. HUNT AND ROBERT J. MCLAUGHLIN AS CLASS B DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
IF PROPOSAL NO. 2 IS APPROVED BY STOCKHOLDERS, THIS PROPOSAL NO. 3 WILL NOT BE ADOPTED, NOTWITHSTANDING ITS STOCKHOLDER APPROVAL, AS IT WILL BE SUPERCEDED BY PROPOSAL NO. 2 AND WILL NOT BE NECESSARY.

Information as to Nominees and Other Directors.
     The following table lists our Board of Directors’ nominees for election as Class B directors and our current directors. Also in the table is each person’s age as of November 1, 2009, the periods during which that person has served as one of our directors, and positions currently held with us.

			Expiration of Term
Director Nominees for	Age at	Director	(if Board Remains
a Three-Year Term:	November 1, 2009	Since	Classified)	Position
Glenn L. Carpenter	66	2007	2009	Director
Gary H. Hunt	60	2007	2009	Director and Interim CEO
Robert J. McLaughlin	76	2004	2009	Director

Continuing Directors:
Harold H. Greene	70	2007	2011	Director
C. Michael Kojaian	48	1996	2010	Chairman of the Board
Devin I. Murphy	49	2008	2011	Director
D. Fleet Wallace	41	2007	2011	Director
Rodger D. Young	63	2003	2010	Director
Biographical Information of Directors
     Provided below is a brief description of the principal occupation for the past five years of each of our director nominees and continuing directors, under Proposal No. 3.
Director Nominees:
Glenn L. Carpenter has served as a director of the Company since December 2007 and served as Chairman of the Board of the Company from February 2008 until he voluntarily stepped down as Chairman in January 2009. Mr. Carpenter also served as a director of NNN from November 2006 to December 2007. Since August 2001, Mr. Carpenter has served as the Chief Executive Officer, President and Chairman of FountainGlen Properties, LP, a privately held company in Newport Beach, California, that develops, owns and operates apartment communities for active seniors. Prior to serving with FountainGlen, from 1994 to 2001, Mr. Carpenter was the Chief Executive Officer and founder of Pacific Gulf Properties Inc., a publicly traded REIT that developed and operated industrial business parks and various types of apartment communities. From 1970 to 1994, Mr. Carpenter served as Chief Executive Officer and President, and other officer positions of Santa Anita Realty Enterprises Inc., a publicly traded REIT that owned and managed industrial office buildings, apartments and shopping centers. He has received numerous honors in the real estate field including the 2000 Real Estate Man of the Year Award and was voted the 1999 Orange County Entrepreneur of the Year for real estate. Mr. Carpenter sits on the board of councilors of the School of Gerontology at the University of Southern California and is a council and executive board member of the American Seniors Housing Association.
Gary H. Hunt has served as a director of the Company since December 2007 and as the Company’s Interim Chief Executive Officer since July 2008. Mr. Hunt also served as a director of NNN from November 2006 to December 2007. Mr. Hunt has served as the managing partner of California Strategies, LLC, a privately held consulting firm in Irvine, California that works with large homebuilders, real estate companies and government entities since 2001. Prior to serving with California Strategies, Mr. Hunt was the executive vice president and served on the board of directors and on the Executive Committee of the Board of The Irvine Company, a 110-year-old privately held company that plans, develops and invests in real estate primarily in Orange County, California for 25 years. He also serves on the board of directors of Glenair Inc. and William Lyon Homes. Mr. Hunt has also served as a Trustee of G REIT Liquidating Trust since January 2008.
Robert J. McLaughlin has served as a director of the Company since July 2004. Mr. McLaughlin previously served as a director of the Company from September 1994 to March 2001. He founded The Sutter Group in 1982, a management consulting company that focuses on enhancing shareholder value, and currently serves as its President. Previously, Mr. McLaughlin served as President and Chief Executive Officer of Tru-Circle Corporation, an aerospace subcontractor, from November 2003 to April 2004, and as Chairman of the Board of Directors from August 2001 to February 2003, and as Chairman and Chief Executive Officer from October 2001 to April 2002 of Imperial Sugar Company.

Continuing Directors:
Harold H. Greene has served as a director of the Company since December 2007. Mr. Greene also served as a director of NNN from November 2006 to December 2007. Mr. Greene is a 40-year veteran of the commercial and residential real estate lending industry. He most recently served as the Managing Director for Bank of America’s California Commercial Real Estate Division from 1998 to his retirement in 2001, where he was responsible for lending to commercial real estate developers in California and managed an investment portfolio of approximately $2.6 billion. From 1990 to 1998, Mr. Greene was the Executive Vice President of SeaFirst Bank in Seattle, Washington and prior to that he served as the Vice Chairman of MetroBank from 1989 to 1990 and in various positions, including Senior Vice President in charge of the Asset Based Finance Group, with Union Bank, where he worked for 27 years. Mr. Greene currently serves as a director of Gary’s and Company (men’s clothing retailer), as a director and member of the audit committee of Paladin Realty Income Properties, Inc., and as a director and member of the audit, compensation and nominating and corporate governance committees of William Lyon Homes.
C. Michael Kojaian has served as a director of the Company since December 1996. He served as the Chairman of the Board of Directors of the Company from June 2002 until December 7, 2007 and has served as the Chairman of the Board of Directors of the Company since January 6, 2009. He has been the President of Kojaian Ventures, L.L.C. and also Executive Vice President, a director and a shareholder of Kojaian Management Corporation, both of which are investment firms headquartered in Bloomfield Hills, Michigan, since 2000 and 1985, respectively. He is also a director of Arbor Realty Trust, Inc. Mr. Kojaian has also served as the Chairman of the Board of Directors of Grubb & Ellis Realty Advisors, Inc., an affiliate of the Company, from its inception in September 2005 until April 2008, and as its Chief Executive Officer from December 13, 2007 until April 2008.
Devin I. Murphy has served as a director of the Company since July 2008. He is a Managing Partner of Coventry Real Estate Advisors, LLC, a real estate private equity firm which sponsors opportunistic institutional investment funds that acquire and develop retail and mixed-used properties. Prior to joining Coventry Real Estate Advisors, LLC in 2008, Mr. Murphy was the Global Head of Real Estate Investment Banking at Deutsche Bank Securities, Inc. from 2004 to 2007. From 1993 through 2007, he was with Morgan Stanley & Company in a variety of real estate and investment banking roles, including Co-Head North American Real Estate Investment Banking and Global Head of the firm’s Real Estate Private Capital Markets Group. Mr. Murphy also served on the investment committee of the Morgan Stanley Real Estate funds for 10 years during which time these funds invested over $35 billion.
D. Fleet Wallace has served as a director of the Company since December 2007. Mr. Wallace also had served as a director of NNN Realty Advisors, Inc. from November 2006 to December 2007. Mr. Wallace is a principal and co-founder of McCann Realty Partners, LLC, an apartment investment company focusing on garden apartment properties in the Southeast formed in 2004. From April 1998 to August 2001, Mr. Wallace served as corporate counsel and assistant secretary of United Dominion Realty Trust, Inc., a publicly-traded real estate investment trust. From September 1994 to April 1998, Mr. Wallace was in the private practice of law with McGuire Woods in Richmond, Virginia. Mr. Wallace has also served as a Trustee of G REIT Liquidating Trust since January 2008.
Rodger D. Young has served as a director of the Company since April 2003. Mr. Young has been a name partner of the law firm of Young & Susser, P.C. since its founding in 1991, a boutique firm specializing in commercial litigation with offices in Southfield, Michigan and New York City. In 2001, Mr. Young was named Chairman of the Bush Administration’s Federal Judge and U.S. Attorney Qualification Committee by Governor John Engler and Michigan’s Republican Congressional Delegation. Mr. Young is a member of the American College of Trial Lawyers and was listed in the 2007 edition of Best Lawyers of America. Mr. Young was named by Chambers International and by Best Lawyers in America as one of the top commercial litigators in the United States.

CORPORATE GOVERNANCE
Meetings
     For the year ended December 31, 2008, our Board of Directors held [___] meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.
Independent Directors
     The Board has determined that seven of its eight current directors, Messrs. Carpenter, Greene, Kojaian, McLaughlin, Murphy, Wallace and Young are independent. During the year ended December 31, 2008, Mr. Hunt was also considered independent. However, Mr. Hunt is not currently considered independent under New York Stock Exchange (“NYSE”) listing requirements because he is currently serving as the Company’s interim Chief Executive Officer until a permanent chief executive officer is appointed.
     For purposes of determining the independence of its directors, the Board applies the following criteria:
No Material Relationship
     The director must not have any material relationship with the Company. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that exist, either directly or indirectly, between the director and the Company.
Employment
     The director must not have been an employee of the Company at any time during the past three years. In addition, a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the director’s home, other than household employees) must not have been an executive officer of the Company in the prior three years.
Other Compensation
     The director or an immediate family member must not have received more than $100,000 per year in direct compensation from the Company, other than in the form of director fees, pension or other forms of deferred compensation during the past three years.
Auditor Affiliation
     The director must not be a current partner or employee of the Company’s internal or external auditor. An immediate family member of the director must not be a current partner of the Company’s internal or external auditor, or an employee of such auditor who participates in the auditor’s audit, assurance or tax compliance (but not tax planning) practice. In addition, the director or an immediate family member must not have been within the last three years a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit.
Interlocking Directorships
     During the past three years, the director or an immediate family member must not have been employed as an executive officer by another entity where one of the Company’s current executive officers served at the same time on the compensation committee.
Interlocking Directorships
     During the past three years, the director or an immediate family member must not have been employed as an executive officer by another entity where one of the Company’s current executive officers served at the same time on the compensation committee.
Business Transactions

     The director must not be an employee of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues. In addition, a member of the director’s immediate family must not have been an executive officer of another entity that, during any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $1.0 million or 2% of the other entity’s annual consolidated gross revenues.
Audit Committee
     The Audit Committee of the Board is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) and the rules thereunder. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter of the Audit Committee was last revised effective January 28, 2008 and is available on the Company’s website at www.grubb-ellis.com. Printed copies of the charter of the Audit Committee may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705. The current members of the Audit Committee are Robert McLaughlin, Chair, Harold H. Greene and D. Fleet Wallace. The Board has determined that the members of the Audit Committee are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder, and that Mr. McLaughlin is an audit committee financial expert in accordance with rules established by the SEC. For the year ended December 31, 2008, the Audit Committee held [___] meetings.
Compensation Committee
     The Board of Directors has delegated to the Compensation Committee, a separately designated standing committee, oversight responsibilities for the Company’s executive compensation programs.
     The Compensation Committee determines the policy and strategies of the Company with respect to executive compensation taking into account certain factors that the Compensation Committee deems appropriate such as (a) compensation elements that will enable the Company to attract and retain executive officers who are in a position to achieve the strategic goals of the Company which are in turn designed to enhance stockholder value, and (b) the Company’s ability to compensate its executives in relation to its profitability and liquidity.
     The Compensation Committee approves, subject to further, final approval by the full Board of Directors, (a) all compensation, arrangements and terms of employment, and any material changes to the compensation arrangements or terms of employment, for the NEOs (as defined below) and certain other key employees (including employment agreements and severance arrangements), and (b) the establishment of, and changes to, equity-based awards programs. In addition, each calendar year, the Compensation Committee approves the annual incentive goals and objectives of each named NEO and certain other key employees, evaluates the performance of each NEO and certain other key employees against the approved performance goals and objectives applicable to him or her, determines whether and to what extent any incentive awards have been earned by each NEO, and makes recommendations to the Company’s Board of Directors regarding the approval of incentive awards.
     Consistent with the Compensation Committee’s objectives, the Company’s overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively and tying their compensation to the Company’s success as a whole and their contribution to the Company’s success.
     The Compensation Committee also provides general oversight of the Company’s employee benefit and retirement plans.
     The members of the Compensation Committee for the year ended December 31, 2008 were D. Fleet Wallace, Chair, Glenn L. Carpenter, Gary H. Hunt, Robert J. Mclaughlin and Rodger D. Young. The Board has determined that the members of the Compensation Committee are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder. For the year ended December 31, 2008, the Compensation Committee held ten (10) meetings. The Compensation Committee operates under a written charter adopted by the full Board and revised effective December 10, 2007, which is available on the Company’s website at www.grubb-ellis.com. Printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

Corporate Governance and Nominating Committee
     The functions of the Company’s Corporate Governance and Nominating Committee, a separately designated standing committee, are to assist the Board with respect to: (i) director qualification, identification, nomination, independence and evaluation; (ii) committee structure, composition, leadership and evaluation; (iii) succession planning for the CEO and other senior executives; and (iv) corporate governance matters. The members of the Corporate Governance and Nominating Committee for the year ended December 31, 2008, were Rodger D. Young, Chair, Harold H. Greene and C. Michael Kojaian. On February 9, 2009, Devin I. Murphy was appointed to serve as a member of the Corporate Governance and Nominating Committee and Mr. Kojaian resigned as a member of the Corporate Governance and Nominating Committee. Accordingly, the current members of the Corporate Governance and Nominating Committee are Mr. Young, Chair, Mr. Greene and Mr. Murphy. The Board has determined that Messrs. Young, Greene and Murphy are independent under the NYSE listing requirements and the Exchange Act and the rules thereunder. For the year ended December 31, 2008, the Corporate Governance and Nominating Committee held [___] meetings. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.grubb-ellis.com access and printed copies of which may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.
Director Nominations
     Nominations by Stockholders of persons for election to the Board of Directors must be made pursuant to timely notice in writing to our Secretary. To be timely, a stockholder’s notice shall be delivered or mailed to and received at our principal executive offices not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of last year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting is first made. Such stockholder’s notice shall set forth: (1) the name, age business address or, if known, residence address of each proposed nominee; (2) the principal occupation or employment of each proposed nominee; (3) the name and residence of the Chairman of the Board for notice by the Board of Directors, or the name and residence address of the notifying stockholder for notice by said stockholder; and (4) the total number of shares that to the best of the knowledge and belief of the person giving the notice will be voted for each of the proposed nominees.
     The Corporate Governance and Nominating Committee considers candidates for director who are recommended by its members, by other Board members, by Stockholders and by management. The Corporate Governance and Nominating Committee evaluates director candidates recommended by Stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. The Corporate Governance and Nominating Committee considers all aspects of a candidate’s qualifications in the context of our needs at that point in time with a view to creating a Board with a diversity of experience and perspectives. Among the qualifications, qualities and skills of a candidate considered important by the Corporate Governance and Nominating Committee are a commitment to representing the long-term interests of the stockholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics, integrity and values; practical wisdom and sound judgment; and business and professional experience in fields such as finance and accounting.
Communications to the Board
     Stockholders, employees and others interested in communicating with any of the other directors of the Company may do so by writing to such director, c/o Andrea R. Biller, Corporate Secretary, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.
Corporate Governance Guidelines
     Effective July 6, 2006, the Board adopted corporate governance guidelines to assist the Board in the performance of its duties and the exercise of its responsibilities. The Company’s Corporate Governance Guidelines are available on the Company’s website at www.grubb-ellis.com and printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

Director Attendance at Annual Meetings
     Our Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. [___] directors attended the Company’s 2008 Annual Meeting.

Executive Officers of Grubb & Ellis Company
     Gary H. Hunt has served as the Company’s Interim Chief Executive Officer since July 2008. For information on Mr. Hunt see “Information about the Directors” above. Scott D. Peters served as the Company’s Chief Executive Officer and President from December 2007 until July 2008 when he resigned. Information with regards to Mr. Peters is presented below.
     In addition to Mr. Hunt, the following are the current executive officers of the Company:

Andrea R. Biller	59, has served as Executive Vice President, General Counsel and Secretary of the Company since December 2007. She joined Grubb & Ellis Realty Investors, LLC in March 2003 as General Counsel and served as NNN’s General Counsel, Executive Vice President and Secretary since November 2006 and director since December 2007. Ms. Biller also has served as Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT, Inc. since April 2006 and Secretary of Grubb & Ellis Apartment REIT, Inc. since April 2009 and from December 2005 to February 2009. Ms. Biller also has served as a director of Grubb & Ellis Apartment REIT, Inc. since June 2008. Ms. Biller served as Executive Vice President of G REIT, Inc. from December 2005 to January 2008 and Secretary of G REIT, Inc. from June 2004 to January 2008. Ms. Biller also served as the Secretary of T REIT, Inc. from May 2004 to July 2007. Ms. Biller served as an Attorney at the Securities and Exchange Commission, Division of Corporate Finance, in Washington D.C. from 1995-2000, including two years as Special Counsel, and as a private attorney specializing in corporate and securities law from 1990-1995 and 2000-2002. Ms. Biller is licensed to practice law in California, Virginia, and Washington, D.C.

Jeffrey T. Hanson	38, has served as Chief Investment Officer of the Company since January 2008. He has served as Chief Investment Officer of NNN since November and joined NNN in July 2006 as the President and Chief Executive Officer of Realty. From December 1997 to July 2006, Mr. Hanson was a Senior Vice President with the Grubb and Ellis Institutional Investment Group in Grubb & Ellis’ Newport Beach office. Mr. Hanson served as a real estate broker with CB Richard Ellis from 1996 to December 1997. Mr. Hanson formerly served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors.

Stanley J. Olander, Jr.	54, has served as an Executive Vice President — Multifamily of the Company since December 2007. He has also served as Chief Executive Officer and a director of Grubb & Ellis Apartment REIT, Inc. and Chief Executive Officer of Grubb & Ellis Apartment REIT Advisors, LLC since December 2005. Mr. Olander has also served as Grubb & Ellis Apartment REIT, Inc.’s Chairman of the Board since December 2006 and has also served as President of Grubb & Ellis Apartment REIT, Inc. and President of Grubb & Ellis Apartment REIT Advisors, LLC since April 2007. Mr. Olander has also been a Managing Member of ROC REIT Advisors, LLC since 2006 and a Managing Member of ROC Realty Advisors since 2005. Additionally, since July 2007, Mr. Olander has also served as Chief Executive Officer, President and Chairman of the Board of Grubb & Ellis Residential Management, Inc. He served as President and Chief Financial Officer and a member of the board of directors of Cornerstone Realty Income Trust, Inc. from 1996 until April 2005. Prior to the sale of Cornerstone Realty Income Trust, Inc. in April 2005, the company’s shares were listed on the New York Stock Exchange, it owned approximately 23,000 apartment units in five states and had a total market capitalization of approximately 40,000 apartment units.

Richard W. Pehlke	55, has served as the Executive Vice President and Chief Financial Officer of the Company since February 2007. Prior to joining the Company, Mr. Pehlke served as Executive Vice President and Chief Financial Officer and a member of the board of directors of Hudson Highland Group, a publicly held global professional staffing and recruiting business, from 2003 to December 2005 and served as a consultant during 2006. From 2001 to 2003, Mr. Pehlke operated his own consulting business specializing in financial strategy and leadership development. In 2000, he was the Executive Vice President and Chief Financial

Officer of ONE, Inc. a privately held software implementation business. Prior to 2000, Mr. Pehlke held senior financial positions in the telecommunications, financial services and food and consumer products industries.

Jacob Van Berkel	49, has served as Executive Vice President and Chief Operating Officer of the Company since February 2008 and President, Real Estate Services since May 2008. Mr. Van Berkel oversees operations and business integration for Grubb & Ellis, having joined NNN Realty Advisors in August 2007 to assist with the merger of the two companies. He is responsible for the strategic direction of all Grubb & Ellis’ human resources, marketing and communications, research and other day-to-day operational activities. He has 25 years of experience, including more than four years at CB Richard Ellis as senior vice president, human resources as well as in senior global human resources, operations and sales positions with First Data Corporation, Gateway Inc. and Western Digital.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires Grubb & Ellis’ directors, certain officers and persons who own more than 10% of its Common Stock, to file with the SEC initial reports of ownership of Grubb & Ellis’ equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Grubb & Ellis, we believe that during the fiscal year ended December 31, 2008 all Section 16(a) filing requirements applicable to our officers, directors, and more than 10% owners were complied with on a timely basis, except as noted below.
     On November 17, 2008, Rodger D. Young, a director of the Company, purchased 14,000 shares of the Company’s common stock on the open market. As a result of this transaction, a Form 4 was due to be filed on November 19, 2008 for Mr. Young, but was not filed until November 21, 2008. In addition, on December 10, 2008, the Company awarded each of its outside directors 20,000 restricted shares of the Company’s common stock, pursuant to the Company’s 2006 Omnibus Equity Plan which vest in equal 331/3 portions on each of the first, second, and third anniversaries of the grant date (December 10, 2008). As a result of this award, a Form 4 was due to be filed on December 12, 2008 for each of the following directors: Glenn L. Carpenter, Harold H. Greene, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace and Rodger D. Young. However, the required Form 4s for each of the aforementioned outside directors of the Company were not filed until December 16, 2008.
Executive Compensation Discussion And Analysis
     This compensation discussion and analysis describes the governance and oversight of the Company’s executive compensation programs and the material elements of compensation paid or awarded to those who served as the Company’s principal executive officer, the Company’s principal financial officer, and the three other most highly compensated executive officers of the Company during the period from January 1, 2008 through December 31, 2008 (collectively, the “named executive officers” or “NEOs” and individually, a “named executive officer” or “NEO”). The specific amounts and material terms of such compensation paid, payable or awarded are disclosed in the tables and narrative included in this Proxy Statement.
     The compensation disclosure provided with respect to the Company’s NEOs and directors with respect to calendar year 2008 represent their full year’s compensation for such year, incurred by the Company with respect to calendar year 2008. The compensation disclosure provided with respect to the Company’s NEOs and directors with respect to calendar years 2007 and 2006 represent their full year’s compensation for each of those years, incurred by either National Realty Advisors Inc. (“NNN”) or the Company, as applicable, with respect to calendar year 2006, and incurred by either NNN or the Company, as applicable with respect to the entire 2007 calendar year, except for the period December 8, 2007 through December 31, 2007, during this three (3) week stub period the Company incurred the entire compensation to all NEOs and directors.
Compensation Committee Overview
     The Board of Directors has delegated to the Compensation Committee oversight responsibilities for the Company’s executive compensation programs.
     The Compensation Committee determines the policy and strategies of the Company with respect to executive compensation taking into account certain factors that the Compensation Committee deems appropriate such as

(a) compensation elements that will enable the Company to attract and retain executive officers who are in a position to achieve the strategic goals of the Company which are in turn designed to enhance stockholder value, and (b) the Company’s ability to compensate its executives in relation to its profitability and liquidity.
     The Compensation Committee approves, subject to further, final approval by the full Board of Directors, (a) all compensation arrangements and terms of employment, and any material changes to the compensation arrangements or terms of employment, for the NEOs and certain other key employees (including employment agreements and severance arrangements), and (b) the establishment of, and changes to, equity-based awards programs. In addition, each calendar year, the Compensation Committee approves the annual incentive goals and objectives of each NEO and certain other key employees, evaluates the performance of each NEO and certain other key employees against the approved performance goals and objectives applicable to him or her, determines whether and to what extent any incentive awards have been earned by each NEO, and makes recommendations to the Company’s Board of Directors regarding the approval of incentive awards.
     Consistent with the Compensation Committee’s objectives, the Company’s overall compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively and tying their compensation to the Company’s success as a whole and their contribution to the Company’s success.
     The Compensation Committee also provides general oversight of the Company’s employee benefit and retirement plans.
     The Compensation Committee operates under a written charter adopted by the full Board and revised effective December 10, 2007, which is available on the Company’s website at www.grubb-ellis.com. Printed copies may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.
Use of Consultants
     Under its charter, the Compensation Committee has the power to select, retain, compensate and terminate any compensation consultant it determines is useful in the fulfillment of the Committee’s responsibilities. The Committee also has the authority to seek advice from internal or external legal, accounting or other advisors.
     In the fourth quarter of 2007, and in anticipation of the closing of the Company’s stock merger (the “Merger”) with NNN, the Company engaged the services of FPL Associations Compensation, an outside consulting firm, to provide a comprehensive compensation study of the merged companies for the Compensation Committee and the board of directors with respect to an analysis of, and proposed designs and recommendations for, compensation arrangements primarily for the NEO’s, other lay service executives, directors, brokers and the board.
     The Company has previously engaged the services of Ferguson Partners, an affiliate of FPL Associates Compensation. In February 2007, Ferguson Partners managed the search for the Company’s Chief Financial Officer which resulted in the hiring of the Company’s Chief Financial Officer, Richard W. Pehlke in February 2007. In conjunction with the search, Ferguson Partners advised the Committee with respect to Mr. Pehlke’s compensation arrangements and terms of employment. Similarly, the Compensation Committee has used the services of Ferguson Partners in the past in connection with the search and establishment of the compensation arrangements and terms of employment for the other executive officers. In each instance, and in connection with the study conducted by its affiliate, FPL Associates Compensation in the fourth quarter of 2007, Ferguson Partners and FPL Associates Compensation provided to the Compensation Committee and the board with information regarding comparative market compensation arrangements.
     In March 2008, the Company engaged Christenson Advisors, LLC to provide an array of compensation and human resource related services across the Company.
     The Company engaged the services of Equinox Partners in July 2008 to manage the search for the Company’s Chief Executive Officer following Scott D. Peters’ resignation in July 2008. The search process was impeded, however, in the fourth quarter of 2008 by the proxy contest in connection the Company’s Annual Stockholders’ Meeting held in December in which the Company ultimately prevailed. The Company remains actively engaged in its search for a permanent Chief Executive Officer.
Role of Executives in Establishing Compensation

     In advance of each Compensation Committee meeting, the Chief Executive Officer and the Chief Operating Officer work with the Compensation Committee Chairman to set the meeting agenda. The Compensation Committee periodically consults with the Chief Executive Officer of the Company with respect to the hiring and the compensation of the other NEOs and certain other key employees. Members of management, typically the Chief Executive Officer, the Chief Financial Officer and General Counsel, regularly participate in non-executive portions of Compensation Committee meetings.
Certain Compensation Committee Activity
     The Compensation Committee met ten times during the year ended December 31, 2008 and in fulfillment of its obligations, among other things, determined on December 3, 2008, based upon a recommendation of Christenson Advisors, LLC, that the cash retainer for independent, outside directors of $50,000 per annum would remain the same as would the Board Meeting and Committee Meeting fees of $1,500 per meeting. Similarly, the Compensation Committee determined that the Audit Chair retainer, the Compensation Chair retainer and the Governance Chair retainer would remain constant at $15,000, $10,000 and $7,500 per annum, respectively. The Compensation Committee also decided, based upon a recommendation of Christenson Advisors, LLC, that the $60,000 annual equity award for independent, outside directors, with respect to 2009 only, be capped at 20,000 shares due to decline in the stock market in 2008, which adversely affected the price of the Company’s shares.
Compensation Philosophy, Goals and Objectives
     As a commercial real estate services company, the Company is a people oriented business which strives to create an environment that supports its employees in order to achieve its growth strategy and other goals established by the board so as to increase stockholder value over the long term.
     The primary goals and objectives of the Company’s compensation programs are to:
•	Compensate management, key employees, independent contractors and consultants on a competitive basis to attract, motivate and retain high quality, high performance individuals who will achieve the Company’s short-term and long term goals;

•	Motivate and reward executive officers whose knowledge, skill and performance are critical to the Company’s success;

•	Align the interests of the Company’s executive officers and stockholders through equity-based long-term incentive awards that motivate executive officers to increase stockholder value and reward executive officers when stockholder value increases; and

•	Ensure fairness among the executive management team by recognizing contributions each executive officer makes to the company’s success.
     The Compensation Committee established these goals in order to enhance stockholder value.
     The Company believes that it is important for variable compensation, i.e., where an NEO has a significant portion of his or her total “cash compensation” as risk, to constitute a significant portion of total compensation and that such variable compensation be designed so as to reward effective team work (through the achievement of Company-wide financial goals) as well as the achievement of individual goals (through the achievement of business unit/functional goals and individual performance goals and objectives). The Company believes that this dual approach best aligns the individual NEO’s interest with the interests of the stockholders.
Compensation During Term of Employment
     The Company’s compensation program for NEOs is comprised of four key elements—base salary, annual bonus incentive compensation, stock-based compensation and incentives and a retirement plan—that are intended to balance the goals of achieving both short-term and long-term results which the Company believes will effectively align management with stockholders.

Base Salary
     Amounts paid to NEOs as base salaries are included in the column captioned “Salary” in the Summary Compensation Table below. The base salary of each NEO is determined based upon their position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers.
     The base salary for an NEO is typically established at the time of the negotiation of his or her respective employment agreement. In the case of each of the Company’s General Counsel Executive Vice President and Corporate Secretary, Andrea R. Biller, her compensation has not been adjusted since the inception of her current employment agreement. In the case of the Company’s Chief Financial Officer and Executive Vice President, Richard W. Pehlke, his base salary was increased on January 1, 2008 from $350,000 to $375,000. Chief Investment Officer, Jeffrey T. Hanson’s base salary was increased on August 1, 2008 from $350,000 to $450,000. As a result of Jacob Van Berkel being promoted to Chief Operating Officer and Executive Vice President on March 1, 2008, Mr. Van Berkel’s base salary was increased from $280,000 to $400,000.
     The base salary component is designed to constitute between 20% and 50% of total annual compensation at target for the NEOs based upon each individual’s position in the organization and the Committee’s determination of each position’s ability to directly impact the Company’s financial results.
Annual Bonus Incentive Compensation
     Amounts paid to NEOs under the annual bonus plan are included in the column captioned “Bonus” in the Summary Compensation Table below. In addition to earning base salaries, each of the Company’s NEOs is eligible to receive an annual cash bonus, the target amount of which is set by the individual employment agreement with each NEO. The annual bonus incentive of each NEO is determined based upon his or her position, responsibility, qualifications and experience, and reflects consideration of both external comparison to available market data and internal comparison to other executive officers.
     Jeffrey T. Hanson, Chief Investment Officer, had his annual bonus incentive target increase from 100% to 150% effective August 1, 2008. Richard W. Pehlke, Chief Financial Officer and Executive Vice President, had his annual bonus incentive target increase from 50% to 150% effective January 1, 2008.
     In 2007, the bonus plan with respect to those NEOs who were executive officers of the Company had a formulaic component based on achievement of specified Company earnings before interest and taxes (“EBIT”) and business unit/function EBIT goals and also a component based on the achievement of personal goals and objectives designed to enhance the overall performance of the Company. The bonus plan of those NEOs, who were executive officers of the NNN, while taking into account NNN’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), as well as personal goals and objectives, was not formulaic, but rather, more discretionary in nature. Beginning in 2008, the bonus plan for all NEOs has been standardized and will be tied to the specified targets based on the Company’s EBITDA as discussed below.
     The annual cash bonus plan target for NEOs is between 50% and 200% of base salary and is designed to constitute from 20% to 50% of an NEO’s total annual target compensation. The bonus plan component is based on each individual’s role and responsibilities in the Company and the Compensation Committee’s determination of each NEO’s ability to directly impact the Company’s financial results.
     The Compensation Committee reviews each NEO’s bonus plan annually. Annual Company EBITDA targets are determined in connection with the annual calendar-year based budget process. A minimum threshold of 80% of Company EBITDA must be achieved before any payment is awarded with respect to this component of bonus compensation. At the end of each calendar year, the Chief Executive Officer reviews the performance of each of the other NEOs and certain other key employees against the financial objectives and against their personal goals and objectives and makes recommendations to the Compensation Committee for payments on the annual cash bonus plan. The Compensation Committee reviews the recommendations and forwards these to the Board for final approval of payments under the plan.
     For fiscal year 2008, no annual incentive bonus plan payments were made to the NEOs.

     During 2007, the Compensation Committee revised the calendar 2007 bonus plans for the Company’s NEOs to increase the percentage of bonus tied to the Company’s EBIT performance in order to more closely link the annual bonus to the Company’s overall financial performance. The chart directly below captioned “Annual Bonus Incentive Compensation” provides the details of the calendar 2006, calendar 2007 plans and calendar 2008 plans.
     In addition to the annual bonus program, from time to time the Board may establish one-time cash bonuses related to the satisfactory performance of identified special projects. Upon the closing of the Merger, Scott D. Peters, the Company’s former Chief Executive Officer and President received (i) a special one-time transaction success fee of $1,000,000, (ii) 528,000 shares of common stock of the Company from Anthony W. Thompson, the former Chairman of the Board of the Company, and (iii) the right to receive up to $1,000,000 for a second residence in California, which right Mr. Peters irrevocably waived in January, 2008. The 528,000 shares of common stock received from Anthony W. Thompson were forfeited by Mr. Peters upon his departure from the Company in July 2008 and returned to Mr. Thompson.
Annual Bonus Incentive Compensation

		Bonus Target
		as a			Business
	Calendar	% of Base		Company	Unit/Function	Personal Goals
	Year	Salary		Performance(5)	Performance(5)	and Objectives
Gary H. Hunt (1)	2008	—		—	—	—
Current Interim Chief Executive Officer
Scott D. Peters (2)	2008	200%		70%	—	30%
Former Chief Executive Officer	2007	200%		—	—	—
	2006	—		—	—	—
Richard W. Pehlke	2008	150%		70%	—	30%
Chief Financial Officer	2007	50	%(3)	90%		10%
Andrea R. Biller	2008	150%		70%	—	30%
Executive Vice President,	2007	150%		—	—	—
General Counsel and Corporate	2006	—		—	—	—
Secretary
Jeffrey T. Hanson	2008	150%		40%	40%	20%
Chief Investment Officer	2007	100%		—	—	—
	2006	—		—	—	—
Jacob Van Berkel(4)	2008	100%		70%	—	30%
Chief Operating Officer and	2007	100%		—	—	—
Executive Vice President

(1)	Mr. Hunt has served as the Interim Chief Executive Officer since July 2008.

(2)	Mr. Peters served as the Chief Executive Officer until July 2008.

(3)	Mr. Pehlke had a minimum guaranteed bonus of $125,000 for calendar 2007, prorated based on his hire date in February 2007 (equal to $110,577).

(4)	Mr. Van Berkel joined the Company in August 2007.

(5)	2008 bonuses calculated based on Company EBITDA and 2007 bonuses calculated based on Company EBIT.
Stock-Based Compensation and Incentives
     The compensation associated with stock awards granted to NEOs is included in the Summary Compensation Table and other tables below (including the charts that show outstanding equity awards). Except for the January 24, 2008 grant of 75,000 and 80,000 restricted shares of common stock to Richard W. Pehlke and Jacob Van Berkel respectively, and the

December 3, 2008 grant of 250,000 restricted shares of common stock to each of Richard W. Pehlke and Jacob Van Berkel, no other grants were made to NEOs during the year ended December 31, 2008.
     In February of 2009, each of Messrs. Pehlke and Van Berkel, on their own initiative, voluntarily returned an aggregate of 131,000 and 130,000 restricted shares, respectively, to the Company for re-allocation of such restricted shares, on the same terms and conditions, to various employees in their respective business units.
     The equity grants are intended to align management with the long-term interests of the Company’s stockholders and to have a retentive effect upon the Company’s NEOs. The Compensation Committee and the Board of Directors approve all equity grants to NEOs.
Profit Sharing Plan
     NNN has established a profit sharing plan for its employees, pursuant to which NNN provides matching contributions. Generally, all employees are eligible to participate following one year of service with NNN. Matching contributions are made in NNN’s sole discretion. Participants’ interests in their respective contribution account vests over 4 years, with 0.0% vested in the first year of service, 25.0% in the second year, 50.0% in the third year and 100.0% in the fourth year.
Retirement Plans
     The amounts paid to the Company’s NEOs under the retirement plan are included in the column captioned “All Other Compensation” in the Summary Compensation Table directly below. The Company have established and maintain a retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”) to cover the Company’s eligible employees including the Company’s NEOs. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a tax deferred basis through contributions to the 401(k) Plan. The Company’s 401(k) Plan is intended to constitute a qualified plan under Section 401(k) of the Code and its associated trust is intended to be exempt from federal income taxation under Section 501(a) of the Code. The Company makes Company matching contributions to the 401(k) Plan for the benefit of the Company’s employees including the Company’s NEOs. In April 2009, the Company’s matching contributions to the 401(k) plan were suspended.
Personal Benefits and Perquisites
     The amounts paid to the Company’s NEOs for personal benefits and perquisites are included in the column captioned “All Other Compensation” in the Summary Compensation Table below. Perquisites to which all of the Company’s NEOs are entitled include health, dental, life insurance, long-term disability, profit-sharing and a 401(k) savings plan, and 100% of the premium cost of health insurance for certain NEOs is paid for by the Company. Upon the closing of the Merger, Scott D. Peters, the Company’s then Chief Executive Officer and President had the right to receive up to $1,000,000 for a second residence in California, which right Mr. Peters irrevocably waived in January, 2008.
Long Term Incentive Plan
     On May 1, 2008, the Compensation Committee adopted the Long Term Incentive Plan (“LTIP”) of Grubb & Ellis Company, effective January 1, 2008, designed to reward the efforts of the executive officers of the Company to successfully attain the Company’s long-term goals by directly tying the executive officers’ compensation to the Company and individual results. During fiscal year 2008, no named executive officer received an award under the LTIP.
     The LTIP is divided into two components: (i) annual long-term incentive target which comprises 50% of the overall target, and (ii) multi-year annual incentive target which comprises the other 50% .
     Awards under the LTIP are earned by performance during a fiscal year and by remaining employed by the Company through the date awards are granted, usually in March for annual long-term incentive awards or though the conclusion of the three-year performance period for multi-year long term incentive awards (“Grant Date”).
     All awards are paid in shares of the Company’s common stock, subject to the rights of the Company to distribute cash or other non-equity forms of compensation in lieu of the Company’s common stock.
     The annual long-term incentive target is broken down into three components: (i) absolute stockholder return (30%); corporate EBITDA (35%); and individual performance priorities (35%). Vesting of awards upon achievement of the annual long-term incentive targets is as follows: (i) 33.33% of the restricted shares of the Company’s common stock will vest on the Grant Date; (ii) 33.33% will vest in the first anniversary of the Grant Date; and (iii) the remaining 33.33% will vest on the second anniversary of the Grant Date.
     The multi-year long-term incentive target is broken down into two components: (i) absolute stockholder return (50%); and relative total stockholder return (50%). Vesting of wards upon achievement of the multi-year long-term incentive awards is as follows: (i) 50% of the restricted shares of the Company’s common stock will be paid on the Grant Date; and (ii) 50% on the first year anniversary of the Grant Date.

Summary Compensation Table
     The following table sets forth certain information with respect to compensation for the calendar years ended December 31, 2008, 2007 and 2006 earned by or paid to the Company’s named executive officers for such full calendar years (by either NNN or legacy Grubb & Ellis, as applicable, prior to the Merger, and by the Company subsequent to the Merger). In certain instances throughout this Proxy Statement, phrases such as “legacy Grubb & Ellis” or similar descriptions are used to reference, when appropriate, Grubb & Ellis prior to the Merger; similarly, the term NNN, “legacy NNN” or similar phrases are used to reference, when appropriate, NNN Realty Advisors, Inc. prior to the Merger.

									Change in
									Pension Value
								Non-Equity	And
								Incentive	Nonqualified
Name and	Year					Stock	Option	Plan	Deferred	All Other
Principal	Ended	Salary		Bonus		Awards	Awards	Compensation	Compensation	Compensation
Position	December	($)		($)		($)(11)	($)(12)	($)	Earnings	($)(8)(13)(14)	Total
Gary H. Hunt(1)	2008	$300,000	(5)	$—		$59,088	$—	$—	$—	$—	$359,088
Interim Chief Executive Officer
Scott D. Peters(2)	2008	401,889		—		704,841	68,500	—	—	528,310	1,703,540
Former Chief	2007	587,808		1,825,800		2,610,555	91,250	—	—	655,621	5,771,034
Executive Officer	2006	611,250		1,125,900	(7)	1,834,669	81,345			977,260	4,630,424
Richard W. Pehlke(3)	2008	375,000		—		112,951	—	—	—	—	487,951
Executive Vice President, and Chief Financial Officer	2007	299,500		200,000		49,770	198,808	—	—	—	748,078
Andrea R. Biller	2008	400,000		—		100,106	42,803	—	—	688,565	1,231,474
Executive Vice	2007	400,000		451,000		1,286,413	73,000	—	—	592,134	2,802,547
President, General Counsel and Corporate Secretary	2006	391,674		501,200	(7)	411,667	65,076	—	—	72,834	1,442,451
Jeffrey T. Hanson	2008	391,667		250,000	(10)	2,900,777	38,168	—	—	556,727	4,137,339
Chief	2007	350,000		500,350	(10)	3,410,352	45,625	—	—	425,106	4,731,433
Investment Officer	2006	117,628	(6)	1,212,180	(9)	726,079	40,673	—	—	1,083	2,097,643
Jacob Van Berkel(4)	2008	380,000		—		149,203	—	—	—	4,816	534,019
Chief Operating Officer and Executive Vice President	2007	115,096		225,000		2,238	—	—	—	30	342,364

(1)	Mr. Hunt has served as the Interim Chief Executive Officer since July 2008.

(2)	Mr. Peters served as the Chief Executive Officer from December 2007 until July 2008.

(3)	Mr. Pehlke has served as the Chief Financial Officer since February 2007.

(4)	Mr. Van Berkel joined the Company in August 2007.

(5)	Amounts paid to Mr. Hunt represent a consulting fee as Mr. Hunt consults as the Interim Chief Executive Officer and is not an employee of the Company.

(6)	Mr. Hanson’s annual salary for fiscal 2006 was $250,000. The $117,628 represents amounts paid or to be paid to Mr. Hanson from July 29, 2006 (the date Mr. Hanson joined GERI) through December 31, 2006.

(7)	Bonus amounts include bonuses of $100,000 earned in fiscal 2006 to each of Mr. Peters and Ms. Biller upon the receipt by NNN from G REIT, a public non-traded REIT that NNN sponsored, of net commissions aggregating $5 million or more from the sale of G REIT properties pursuant to a plan of liquidation approved by G REIT stockholders.

(8)	All other compensation also includes: (i) cash distributions based on membership interests of $85,303, $159,418 and $50,000 earned by Mr. Peters and $121,804, $159,418 and $50,000 earned by Ms. Biller from Grubb & Ellis Apartment Management, LLC for each of the calendar years ended December 31, 2008, 2007 and 2006, respectively; and (ii) cash distributions based on membership interests of $386,700, $413,546 and $0 earned by Mr. Peters and $547,519, $413,546 and $0 earned by each of Mr. Hanson and Ms. Biller from Grubb & Ellis Healthcare Management, LLC for each of the calendar years ended December 31, 2008, 2007 and 2006, respectively.

(9)	Mr. Hanson was appointed GERI’s Managing Director, Real Estate on July 29, 2006. His bonus amount included a $750,000 sign-on bonus that was paid in September 2006. Amount also included a special bonus paid to Mr. Hanson pursuant to his employment agreement for being the procuring cause of at least $25 million in equity from new sources, which equity was received by GERI during the fiscal year, for real estate investments sourced by GERI.

(10)	Amount includes a special bonus of $250,000. The 2008 special bonus has not yet been paid.

(11)	The amounts shown are the amounts of compensation cost related to the grants of restricted stock, as well as the compensation expense associated with the accelerated vesting of the restricted stock at the Merger date, as described in Statement of Financial Accounting Standards No. 123R Share-Based Payment (“SFAS No. 123R”), utilizing the assumptions discussed in Note 23 to the consolidated financial statements included in Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Annual Report”).

(12)	The amounts shown are the amounts of compensation cost related to the grants of stock options, as well as compensation expense associated with the accelerated vesting of the stock options at the Merger date, as described in SFAS No. 123R, utilizing the assumptions discussed in Note 23 to the consolidated financial statements included in Item 8 of the Annual Report.

(13)	The amounts shown include the Company’s incremental cost for the provision to the named executive officers of certain specified perquisites in fiscal 2008, 2007 and 2006, as follows:

				Tax Gross	Metal &
		Living	Travel	Up	Dental
		Expenses	Expenses	Payment	Premiums	Total
Named Executive Officer	Year	($)	($)	($)	($)	($)
Gary H. Hunt	2008	$—	$—	$—	$—	$—
Scott D. Peters	2008	15,871	15,209	—	7,161	38,241
	2007	27,314	29,573	—	8,340	65,227
	2006	24,557	31,376	853,668	1,043	910,644
Richard W. Pehlke	2008	—	—	—	7,287	7,287
	2007	—	—	—	—	—
Andrea R. Biller	2008	—	—	—	4,621	4,621
	2007	—	—	—	1,740	1,740
	2006	—	—	—	218	218
Jeffrey T. Hanson	2008	—	—	—	13,179	13,179
	2007	—	—	—	8,340	8,340
	2006	—	—	—	1,043	1,043
Jacob Van Berkel	2008	—	—	—	—	—
	2007	—	—	—	—	—

(14)	The amounts shown also include the following 401(k) matching contributions made by the Company, income attributable to life insurance coverage and contributions to the profit-sharing plan in fiscal 2008, 2007 and 2006, as follows:

		401(k) Plan		Profit-Sharing Plan
		Company	Life Insurance	Company
		Contributions	Coverage	Contributions	Total
Named Executive Officer	Year	($)	($)	($)	($)
Gary H. Hunt	2008	$—	$—	$—	$—
Scott D. Peters	2008	4,600	374	—	4,974
	2007	3,100	120	14,210	17,430
	2006	—	116	16,500	16,616
Richard W. Pehlke	2008	—	1,290	—	1,290
	2007	—	—	—	—
Andrea R. Biller	2008	—	1,290	—	1,290
	2007	3,100	120	14,210	17,430
	2006	6,000	116	16,500	22,616
Jeffrey T. Hanson	2008	—	270	—	270
	2007	3,100	120	—	3,220
	2006	—	40	—	40
Jacob Van Berkel	2008	4,600	450	—	5,050
	2007	—	30	—	30
Grants of Plan-Based Awards
     The following table sets forth information regarding the grants of plan-based awards made to its NEOs for the fiscal year ended December 31, 2008.

All Other
		All Other	Option Awards:	Exercise or
		Stock Awards:	Number of	Base Price	Grant Date
		Number of	Securities	of Option	Fair Value of Stock
		Shares of	Underlying	Awards	and Option
Name	Grant Date	Stock of Units	Options(1)	($/Share)	Awards($)(1)
Gary H. Hunt	—	—	—	$—	$—
Scott D. Peters	—	—	—	—	—
Richard W. Pehlke	01/24/08	75,000 (2)	—	4.41	330,750
	12/03/08	250,000 (2)		1.26	315,000
Andrea R. Biller	—	—	—	—	—
Jeffrey T. Hanson	—	—	—	—	—
Jacob Van Berkel	01/24/08	80,000 (2)	—	4.41	352,800
	12/03/08	250,000 (2)		1.26	315,000

(1)	The grant date fair value of the shares of restricted stock and stock options granted were computed in accordance with SFAS No. 123R.

(2)	Amounts shown with respect to Messrs. Pehlke and Van Berkel represent restricted stock awarded pursuant to the Company’s 2006 Omnibus Equity Plan which will vest in equal thirty-three and one third (33 1/3%) installments on each of the first, second and third anniversaries of their respective grant dates. In February 2009, each of Messrs. Pehlke and Van Berkel, on their own initiative, voluntarily returned an aggregate of 131,000 and 130,000 restricted shares, respectively, to the Company for re-allocation of such restricted shares, on the same terms and conditions, to various employees in their respective business units.

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth summary information regarding the outstanding equity awards held by the Company’s named executive officers at December 31, 2008:

	Option Awards				Stock Awards
	Number of	Number of			Number of		Market Value
	Securities	Securities			Shares or		of Shares
	Underlying	Underlying			Units of		or Units
	Unexercised	Unexercised	Option	Option	Stock that		of Stock That
	Options	Options	Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested		Vested(1)
Gary H. Hunt	—	—	—	—	7,333	(2)	$83,303
	—	—	—	—	5,997	(3)	$40,000
Scott D. Peters	—	—	—	—
Richard W. Pehlke	25,000 (4)	—	$11.75	02/14/2017	75,000	(5)	$330,750
					250,000	(6)	$315,000
Andrea R. Biller	35,200 (7)	—	$11.36	11/16/2016	17,600	(8)	$199,936
Jeffrey T. Hanson	22,000 (9)	—	$11.36	11/16/2016	247,720	(10)	$2,814,099
					11,733	(11)	$133,287
Jacob Van Berkel	—	—	—	—	11,733	(12)	$59,252
	—	—	—	—	80,000	(5)	$352,800
	—	—	—	—	250,000	(6)	$315,000

(1)	The grant date fair value of the shares of restricted stock granted on January 24, 2008 or December 3, 2008, as applicable, as computed in accordance with SFAS No. 123R, is reflected in the Grants of Plan-Based Awards table.

(2)	Amounts shown represent 11,000 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 12,500 shares of NNN restricted stock. The 12,500 shares were awarded to Mr. Hunt as a Director pursuant to the NNN’s 2006 Long Term Incentive Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (June 27, 2007), subject to continued service with the Company.

(3)	Amounts shown represent 8,996 shares of the Company’s common stock that were awarded to Mr. Hunt as a Director under the 2006 Omnibus Equity Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (December 10, 2007), subject to continued service with the Company.

(4)	Amounts shown represent options granted on February 15, 2007. These options vest in equal installments of thirty-three and one-third percent (33 1/3%) on the last business day before each of the first, second and third anniversaries of February 14, 2007, subject to the terms of the Stock Option Agreement by and between Mr. Pehlke and the Company, dated as of February 15, 2007, and the Company’s 2006 Omnibus Equity Plan. The full 25,000 options vested on the date of the Merger.

(5)	Amounts shown represent shares of the Company’s common stock that were awarded on January 23, 2008 under the 2006 Omnibus Equity Plan which will vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date, subject to continued service with the Company.

(6)	Amounts shown represent shares of the Company’s common stock that were awarded on December 3, 2008 under the 2006 Omnibus Equity Plan which will vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date, subject to continued service with the Company.

(7)	Amounts shown represent options received in the Merger in exchange for stock options to acquire 40,000 shares of the common stock of NNN Realty Advisors, Inc. for $10.00 per share. These options vested and became exercisable with respect to one-third of the underlying shares of the Company’s common stock on each of November 16, 2006, November 16, 2007 and November 16, 2008 and have a maximum term of ten-years.

(8)	Amounts shown represent 26,400 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 30,000 shares of NNN restricted stock. The 30,000 shares were awarded to Ms. Biller pursuant to the NNN’s 2006 Long Term Incentive Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (June 27, 2007), subject to continued service with the Company.

(9)	Amounts shown represent options received in the Merger in exchange for stock options to acquire 25,000 shares of the common stock NNN Realty Advisors, Inc. for $10.00 per share. These options vested and became exercisable with respect to one-third of the underlying shares of the Company’s common stock on each of November 16, 2006, November 16, 2007 and November 16, 2008 and have a maximum term of ten-years.

(10)	Amounts shown represent 743,160 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 844,500 of NNN restricted stock and which are transferable from Mr. Thompson and Mr. Rogers, assuming Mr. Hanson remains employed by the Company, in equal 1/3 installments on each of the first, second and third anniversaries of the grant date (July 29, 2006).

(11)	Amounts shown represent 17,600 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 20,000 shares of NNN restricted stock. The 20,000 shares were awarded to Mr. Hanson pursuant to the NNN’s 2006 Long Term Incentive Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (June 27, 2007), subject to continued service with the Company.

(12)	Amounts shown represent 17,600 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 20,000 shares of NNN restricted stock. The 20,000 shares were awarded to Mr. Van Berkel pursuant to the NNN’s 2006 Long Term Incentive Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (December 4, 2007), subject to continued service with the Company.

Options Exercises and Stock Vested
     The following table sets forth summary information regarding exercise of stock options and vesting of restricted stock held by the Company’s named executive officers at December 31, 2008:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on		Value realized on
Name	Exercise	Exercise ($)	Vesting		Vesting ($)
Gary H. Hunt	—	—	3,667	(1)	$14,118	(2)
			2,999	(3)	3,749	(4)

Scott D. Peters	—	—	—		—

Richard W. Pehlke	—	—	—		—

Andrea R. Biller	—	—	8,800	(5)	33,880	(2)

Jeffrey T. Hanson	—	—	247,720	(6)	857,111	(7)
			5,867	(8)	22,588	(2)

Jacob Van Berkel	—	—	5,867	(9)	7,392	(10)

(1)	Amounts shown represent 11,000 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 12,500 shares of NNN restricted stock. The 12,500 shares were awarded to Mr. Hunt pursuant to the NNN’s 2006 Long Term Incentive Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (June 27, 2007), subject to continued service with the Company.

(2)	On June 26, 2008, the closing price of a share of common stock on the NYSE was $3.85.

(3)	Amounts shown represent 8,996 shares of the Company’s common stock that were awarded to Mr. Hunt on December 10, 2007 under the 2006 Omnibus Equity Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date, subject to continued service with the Company.

(4)	On December 9, 2008, the closing price of a share of common stock on the NYSE was $1.25.

(5)	Amounts shown represent 26,400 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 30,000 shares of NNN restricted stock. The 30,000 shares were awarded to Ms. Biller pursuant to the NNN’s 2006 Long Term Incentive Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (June 27, 2007), subject to continued service with the Company.

(6)	Amounts shown represent 743,160 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 844,500 of NNN restricted stock and which are transferable from Mr. Thompson and Mr. Rogers, assuming Mr. Hanson remains employed by the Company, in equal 1/3 installments on each of the first, second and third anniversaries of the grant date (July 29, 2006).

(7)	On July 28, 2008, the closing price of a share of common stock on the NYSE was $3.46.

(8)	Amounts shown represent 17,600 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 20,000 shares of NNN restricted stock. The 20,000 shares were awarded to Mr. Hanson pursuant to the NNN’s 2006 Long Term Incentive Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (June 27, 2007), subject to continued service with the Company.

(9)	Amounts shown represent 17,600 restricted shares of the Company’s common stock that were received in connection with the Merger in exchange for 20,000 shares of NNN restricted stock. The 20,000 shares were awarded to Mr. Van Berkel pursuant to the NNN’s 2006 Long Term Incentive Plan and vest in equal 1/3 installments in each of the first, second and third anniversaries of the grant date (December 4, 2007), subject to continued service with the Company.

(10)	On December 3, 2008, the closing price of a share of common stock on the NYSE was $1.26.

Non-Qualified Deferred Compensation
     During fiscal year 2008, no named executive officer was a participant in the Deferred Compensation Plan (“DCP”) in 2008.
Contributions.
     Under the DCP, the participants designated by the committee administering the DCP (the “Committee”) may elect to defer up to 80% of their base salary and commissions, and up to 100% of their bonus compensation. In addition, the Company may make discretionary Company contributions to the DCP at any time on behalf of the participants. Unless otherwise specified by the Company, Company contributions shall be deemed to be invested in the Company’s common stock.
Investment Elections.
     Participants designate the investment funds selected by the Committee in which the participants’ deferral accounts shall be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to such accounts.
Vesting.
     The participants are fully vested at all times in amounts credited to the participants’ deferral accounts. A participant shall vest in his or her Company contribution account as provided by the Committee, but not earlier than twelve (12) months from the date the Company contribution is credited to a participant’s Company contribution account. Except as otherwise provided by the Company in writing, all vesting of Company contributions shall cease upon a participant’ termination of service with the Company and any portion of a participant’s Company contribution account which is unvested as of such date shall be forfeited; provided, however, that if a participant’s termination of service is the result of his or her death, the participant shall be 100% vested in his or her Company contribution account(s).
Distributions.
     Scheduled distributions elected by the participants shall be no earlier than two years from the last day of the fiscal year in which the deferrals are credited to the participant’s account, or, if later, the last day of the fiscal year in which the Company contributions vest. The participant may elect to receive the scheduled distribution in a lump sum or in equal installments over a period of up to five years. Company contributions are only distributable in a lump sum.
     In the event of a participant’s retirement (termination of service after attaining age 60, or age 55 with at least 10 years of service) or disability (as defined in the DCP), the participant’s vested deferral accounts shall be paid to the participant in a single lump sum on a date that is not prior to the end of the six month period following the participant’s retirement or disability, unless the participant has made an alternative election to receive the retirement or disability benefits in equal installments over a period of up to 15 years, in which event payments shall be made as elected.
     In the event of a participant’s death, the Company shall pay to the participant’s beneficiary a death benefit equal to the participant’s vested accounts in a single lump sum within 30 days after the end of the month during which the participant’s death occurred.
     The Company may accelerate payment in the event of a participant’s “financial hardship.”
Employment Contracts and Compensation Arrangements
Gary H. Hunt
          In July 2008, Mr. Hunt became Interim Chief Executive Officer of the Company. Mr. Hunt does not have an employment agreement with the Company. On August 28, 2008, the Compensation Committee of the Board of Directors determined that until the appointment of a permanent Chief Executive Officer and President, Mr. Hunt will be paid a monthly fee of $50,000. However, Mr. Hunt will not receive a bonus nor will he receive any additional compensation for his service as a member of the Company’s Board of Directors.
Scott D. Peters
     *In July 2008, Mr. Peters resigned from the Company. The following is a description of the employment agreement under which Mr. Peters was employed during calendar year 2008.

     In November, 2006, Mr. Peters entered into an executive employment agreement with the Company pursuant to which Mr. Peters served as the Chief Executive Officer and President of the Company. The agreement provided for an annual base salary of $550,000 per annum. His base salary was increased to $600,000 per annum upon the closing of the Merger. Mr. Peters was eligible to receive an annual discretionary bonus of up to 200% of his base salary. The executive employment agreement had an initial term of three (3) years, and on the final day of the original term, and on each anniversary thereafter, the term of the agreement could have been extended automatically for an additional year unless the Company or Mr. Peters provided at least one year’s written notice that the term would not be extended. In connection with the entering into of his Employment Agreement in November, 2006, Mr. Peters received 154,000 shares of restricted stock and 44,000 stock options at an exercise price of $11.36 per share, one-third of which options vest on the grant date, and the remaining options vest in equal installments on the first and second anniversary date of the option grant.
     Mr. Peters was also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and was reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties. The employment agreement contained confidentiality, non-competition, no raid, non-solicitation, non-disparagement and indemnification provisions.
     In the event the Company had terminated Mr. Peters’ employment for Cause (as defined in the executive employment agreement) or if he had voluntarily resigned without Good Reason (as defined in the executive employment agreement), Mr. Peters would have been entitled to accrued salary and any unreimbursed business expenses. In the event that Mr. Peters’ employment terminated because of the expiration of his term, death or disability, the Company would have paid any accrued salary, any unreimbursed business expenses, and a prorated performance bonus equal to the performance bonus (and in the case of termination for reason of death or disability, equal to the maximum target) that otherwise would have been payable to Mr. Peters in the fiscal year in which the termination occurred had he continued employment through the last day of such fiscal year, prorated for the number of calendar months he was employed by the Company in such fiscal year. The prorated performance bonus would have been paid within 60 days after Mr. Peters’ date of termination, provided that he executes and delivers to the Company a general release and was not in material breach of any of the provisions of the executive employment agreement.
     In the event of termination of employment without Cause, or voluntary resignation with Good Reason, the Company would have paid any accrued salary, any unreimbursed business expenses and a severance benefit, in a lump sum cash payment, equal to Mr. Peters’ annual salary plus the target bonus in the year of the termination, the sum of which will be multiplied by a “severance benefit factor.” The “severance benefit factor” would have been determined as follows: (a) if the date of termination occurred during the original three year employment term, the “severance benefit factor” will be the greater of one, and the number of months from the date of termination to the last day of the original three year employment term, divided by 12, or (b) if the date of termination was after the original three year employment term, the “severance benefit factor” will equal one. Also, all options become fully vested.
     In the event of a termination by the Company without Cause at any time within 90 days before, or 12 months after, a Change in Control (as defined in the executive employment agreement), or in the event of resignation for Good Reason within 12 months after a change in control, or if without good reason during the period commencing six months after a change in control and ending 12 months after a change in control, then the Company would have paid any accrued salary, any unreimbursed business expenses, and a severance benefit. The severance benefit would have been in a lump sum cash payment, equal to the annual salary plus the target bonus in the year of the termination, the sum of which will be multiplied by three. Mr. Peters would have also received 100% of the Company’s paid health insurance coverage as provided immediately prior to the termination. The health insurance coverage would have continued for two years following termination of employment, or until Mr. Peters became covered under another employer’s group health insurance plan, whichever came first. Also, Mr. Peters would have become fully vested in his options. These severance benefits upon a change of control would have been paid 60 days after the date of termination, provided the execution and delivery to the Company of a general release and Mr. Peters was not in material breach of any of the provisions of his employment agreement. Any payment and benefits discussed in this paragraph regarding a termination associated with a change in control would have been in lieu of any payments and benefits that would otherwise be awarded in an executive’s termination.
     If payments or other amounts had become due to Mr. Peters under his executive employment agreement or otherwise, and the excise tax imposed by Section 4999 of the Code had been applicable to such payments, the Company would have been required to pay a gross up payment in the amount of such excise tax plus the amount of income, excise and other taxes due as a result of the gross up payment. All determinations required to be made and the assumptions to be utilized in arriving at such determinations, with certain exceptions, would have been made by the Company’s independent certified public accountants serving immediately prior to the Change in Control.
     In July 2008, Mr. Peters resigned from the Company and no payments are due to him under his executive employment agreement.
Richard W. Pehlke
     Effective February 15, 2007, Mr. Pehlke and the Company entered into a three-year employment agreement pursuant to which Mr. Pehlke serves as the Company’s Executive Vice President and Chief Financial Officer at an annual base salary of $350,000. In addition, Mr. Pehlke is entitled to receive target bonus cash compensation of up to 50% of his base salary based upon annual performance goals to be established by the Compensation Committee of the Company. Mr. Pehlke is also eligible to receive a target annual performance based equity bonus of 65% of his base salary based upon annual performance goals to be established by the Compensation Committee. The equity bonus is payable in restricted shares that vest on the third anniversary of the date of the grant. Mr. Pehlke was also granted stock options to purchase 25,000 shares of the Company’s common stock which have a term of 10 years, are exercisable at $11.75 per share (equal to the market price of the Company’s common stock on the date immediately preceding the grant date) and vest ratably over three years.
     Mr. Pehlke’s annual base salary was increased from $350,000 to $375,000 on January 1, 2008. Similarly, Mr. Pehlke’s target bonus compensation was increased from 50% to 150% of his base salary on January 1, 2008.
     Mr. Pehlke is also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and is reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with her duties. The employment agreement contains confidentiality, non-competition, no raid, non-solicitation, non-disparagement and indemnification provisions.
     The employment agreement is terminable by the Company upon Mr. Pehlke’s death or incapacity or for Cause (as defined in the employment agreement), without any additional compensation other than what has accrued to Mr. Pehlke as of the date of any such termination, except that in the case of death or incapacity, any unvested restricted shares automatically vest.
     In the event that Mr. Pehlke is terminated without Cause, or if Mr. Pehlke terminates the agreement for Good Reason (as defined in the employment agreement), Mr. Pehlke is entitled to receive his annual base salary, payable in accordance with the Company’s customary payroll practices, for the balance of the term of the agreement or 24 months, whichever is less (subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended) and all then unvested options shall automatically vest. The Company’s payment of any amounts to Mr. Pehlke upon his termination without Cause or for Good Reason is contingent upon him executing the Company’s then standard form of release.
     Effective December 23, 2008, Mr. Pehlke and the Company entered into a change of control agreement pursuant to which in the event that Mr. Pehlke is terminated without Cause or resigns for Good Reason upon a Change of Control (as defined in the employment agreement) or within six months thereafter or is terminated without Cause or resigns for Good Reason within three months prior to a Change of Control, in contemplation thereof, Mr. Pehlke is entitled to receive two times his base salary payable in accordance with the Company’s customary payroll practices, over a twelve month period (subject to the provisions of Section 409A of the Code) plus an amount equal to one time his target annual cash bonus payable in cash on the next immediately following date when similar annual cash bonus compensation is paid to other executive officers of the Company (but in no event later than March 15th of the calendar year following the calendar year to which such bonus payment relates). In addition, upon a Change of Control, all then unvested options and restricted shares automatically vest. The Company’s payment of any amounts to Mr. Pehlke upon his termination upon a Change of Control is contingent upon his executing the Company’s then standard form of release.

Potential Payments upon Termination or Change in Control
Richard W. Pehlke

Involuntary
				Not for	Involuntary	Resignation
Executive Payments	Voluntary	Early	Normal	Cause	for Cause	for Good	Change in
Upon Termination	Termination	Retirement	Retirement	Termination	Termination	Reason	Control	Death	Disability

Severance Payments	$—	$—	$—	$421,875	$—	$421,875	$1,312,500	$—	$—
Bonus Incentive Compensation	—	—	—	—	—	—	—	—	—
Long Term Incentive Plan	—	—	—	—	—	—	—	—	—
Stock Options (unvested and accelerated)(1)	—	—	—		—			—	—
Restricted Stock (unvested and accelerated)	—	—	—	$403,000	—	$403,000	$403,000	—	—
Performance Shares (unvested and accelerated)	—	—	—	—	—	—	—	—	—
Benefit Continuation	—	—	—	—	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—	—	—	—	—

Total Value	$—	$—	$—	$824,875	$—	$824,875	$1,715,500	$—	$—

(1)	Mr. Pehlke’s agreement provides for immediate vesting of all stock options in the event of involuntary termination not for Cause, resignation for Good Reason, or in the event of Change of Control; the option exercise price is $11.75 and the closing price on the NYSE on December 31, 2008 was $1.24, therefore, as of December 31, 2008, Mr. Pehlke’s options were out of the money.
Andrea R. Biller
     In November 2006, Ms. Biller entered into an executive employment agreement with the Company pursuant to which Ms. Biller serves as the Company’s General Counsel, Executive Vice President and Secretary. The agreement provides for an annual base salary of $400,000 per annum. Ms. Biller is eligible to receive an annual discretionary bonus of up to 150% of her base salary. The executive employment agreement has an initial term of three (3) years, and on the final day of the original term, and on each anniversary thereafter, the term of the agreement is extended automatically for an additional year unless the Company or Ms. Biller provides at least one year’s written notice that the term will not be extended. On October 23, 2008, the Company provided written notice to Ms. Biller that it will not extend the terms and conditions of Ms. Biller’s employment agreement beyond its initial term. In connection with the entering into of her employment agreement in November 2006, Ms. Biller received 114,400 shares of restricted stock and 35,200 stock options at an exercise price of $11.36 per share, one-third of which options vest on the grant date, and the remaining options vest in equal installments on the first and second anniversary date of the option grant.
     Ms. Biller is also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and is reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with her duties. The employment agreement contains confidentiality, non-competition, no raid, non-solicitation, non-disparagement and indemnification provisions.
     In the event the Company terminates Ms. Biller’s employment for Cause (as defined in the executive employment agreement) or if she voluntarily resigns without Good Reason (as defined in the executive employment agreement), Ms. Biller is entitled to accrued salary and any unreimbursed business expenses. In the event that Ms. Biller’s employment terminates because of the expiration of her term, death or disability, the Company will pay an accrued salary, any unreimbursed business expenses, and a prorated performance bonus equal to the performance bonus (and in the case of termination for reason of death or disability, equal to the maximum target) that otherwise would have been payable to Ms. Biller in the fiscal year in which the termination occurs had she continued employment through the last day of such fiscal year, prorated for the number of calendar months she was employed by the Company in such fiscal year. The prorated performance bonus will be paid within 60 days after Ms. Biller’s date of termination, provided that she executes and delivers to the Company a general release and is not in material breach of any of the provisions of the executive employment agreement.
     In the event of termination of employment without Cause, or voluntary resignation with Good Reason, the Company will pay any accrued salary, any unreimbursed business expenses and a severance benefit, in a lump sum cash payment, equal to Ms. Biller’s annual salary plus the target bonus in the year of the termination, the sum of which will be multiplied by a “severance benefit factor.” The “severance benefit factor” will be determined as follows: (a) if the date of termination occurs during the original three year employment term, the “severance benefit factor” will be the greater of one, and the number of months from the date of termination to the last day of the original three year employment term, divided by 12, or (b) if the date of termination is after the original three year employment term, the “severance benefit factor” will equal one. Also, all options become fully vested.

     In the event of a termination by the Company without Cause at any time within 90 days before, or 12 months after, a Change in Control (as defined in the executive employment agreement), or in the event of resignation for Good Reason within 12 months after a change in control, or if without good reason during the period commencing six months after a change in control and ending 12 months after a change in control, then the Company will pay any accrued salary, any unreimbursed business expenses, and a severance benefit. The severance benefit will be in a lump sum cash payment, equal to the annual salary plus the target bonus in the year of the termination, the sum of which will be multiplied by three. Ms. Biller will also receive 100% of the Company’s paid health insurance coverage as provided immediately prior to the termination. The health insurance coverage will continue for two years following termination of employment, or until Ms. Biller becomes covered under another employer’s group health insurance plan, whichever comes first. Also, Ms. Biller will become fully vested in her options and restricted shares. These severance benefits upon a change of control will be paid 60 days after the date of termination, provided the execution and delivery to the Company of a general release and Ms. Biller is not in material breach of any of the provisions of her employment agreement. Any payment and benefits discussed in this paragraph regarding a termination associated with a change in control will be in lieu of any payments and benefits that would otherwise be awarded in an executive’s termination.
     If payments or other amounts become due to Ms. Biller under her employment agreement or otherwise, and the excise tax imposed by the Internal Revenue Code Section 4999 applies to such payments, the Company is required to pay a gross up payment in the amount of this excise tax plus the amount of income, excise and other taxes due as a result of the gross up payment. All determinations required to be made and the assumptions to be utilized in arriving at such determinations, with certain exceptions, will be made by the Company’s independent certified public accountants serving immediately prior to the change in control.
Potential Payments upon Termination or Change in Control
Andrea R. Biller

Executive				Involuntary
Payments				Not for	Involuntary	Resignation
Upon	Voluntary	Early	Normal	Cause	for Cause	for Good	Change in
Termination	Termination	Retirement	Retirement	Termination	Termination	Reason	Control	Death	Disability

Severance Payments	$—	$—	$—	$1,000,000	$—	$1,000,000	$3,000,000	$—	$—
Bonus Incentive Compensation	—	—	—	—	—	—	—	—	—
Long Term Incentive Plan	—	—	—	—	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	—	—	—	—	—
Restricted Stock (unvested and accelerated)	—	—	—	$21,824	—	$21,824	$21,824	—	—
Performance Shares (unvested and accelerated)	—	—	—	—	—	—	—	—	—
Benefit Continuation	—	—	—	$9,242	—	$9,242	$9,242	—	—
Tax Gross-Up	—	—	—	—	—	—	$428,575	—	—

Total Value	$—	$—	$—	$1,031,066	$—	$1,031,066	$3,459,641	—	—

Jeffrey T. Hanson
     In November, 2006, Mr. Hanson entered into an executive employment agreement with the Company pursuant to which Mr. Hanson serves as the Company’s Chief Investment Officer. The agreement provides for an annual base salary of $350,000 per annum. Mr. Hanson is eligible to receive an annual discretionary bonus of up to 100% of his base salary. The executive employment agreement has an initial term of three (3) years, and on the final day of the original term, and on each anniversary thereafter, the term of the Agreement is extended automatically for an additional year unless the Company or Mr. Hanson provides at least one year’s written notice that the term will not be extended. On October 23, 2008, the Company provided written notice to Mr. Hanson that the Company will not extend the terms and conditions of Mr. Hanson’s executive employment agreement beyond its initial term. In connection with the entering into of his executive employment agreement in November, 2006, Mr. Hanson received 44,000 shares of restricted stock and 22,000 stock options at an exercise price of $11.36 per share, one-third of which options vest on the grant date, and the remaining options vest in equal installments on the first and second anniversary date of the option grant. Mr. Hanson is entitled to receive a special bonus of $250,000 if, during the applicable fiscal year, (x) Mr. Hanson is the procuring cause of at least $25 million of equity from new sources, which equity is actually received by the Company during such fiscal year, for real estate investments sourced by the Company, and (y) Mr. Hanson is employed by the Company on the last day of such fiscal year.
     Mr. Hanson’s annual base salary was increased from $350,000 to $450,000 on August 1, 2008. Similarly, Mr. Hanson’s target bonus compensation was increased from 100% to 150% of his base salary on August 1, 2008.
     Mr. Hanson is also entitled to participate in the Company’s health and other benefit plans generally afforded to executive employees and is reimbursed for reasonable travel, entertainment and other reasonable expenses incurred in connection with his duties. The executive employment agreement contains confidentiality, non-competition, no raid, non-solicitation, non-disparagement and indemnification provisions.
     In the event the Company terminates Mr. Hanson’s employment for Cause (as defined in his executive employment agreement) or if he voluntarily resigns without Good Reason (as defined in his executive employment agreement), Mr. Hanson is entitled to accrued salary and any unreimbursed business expenses. In the event that Mr. Hanson’s employment terminates because of the expiration of his term, death or disability, the Company will pay any accrued salary, any unreimbursed business expenses, and a prorated performance bonus equal to the performance bonus (and in the case of termination for reason of death or disability, equal to the maximum target) that otherwise would have been payable to Mr. Hanson in the fiscal year in which the termination occurs had he continued employment through the last day of such fiscal year, prorated for the number of calendar months he was employed by the Company in such fiscal year. The prorated performance bonus will be paid within 60 days after Mr. Hanson’s date of termination, provided that he executes and delivers to the Company a general release and is not in material breach of any of the provisions of the executive employment agreement.
     In the event of termination of employment without Cause, or voluntary resignation with Good Reason, the Company will pay any accrued salary, any unreimbursed business expenses and a severance benefit, in a lump sum cash payment, equal to Mr. Hanson’s annual salary plus the target bonus in the year of the termination, the sum of which will be multiplied by a “severance benefit factor.” The “severance benefit factor” will be determined as follows: (a) if the date of termination occurs during the original three year employment term, the “severance benefit factor” will be the greater of one, and the number of months from the date of termination to the last day of the original three year employment term, divided by 12, or (b) if the date of termination is after the original three year employment term, the “severance benefit factor” will equal one. Also, all options become fully vested.
     In the event of a termination by the Company without Cause at any time within 90 days before, or 12 months after, a Change in Control (as defined in the executive employment agreement), or in the event of resignation for Good Reason within 12 months after a Change in Control, or if without Good Reason during the period commencing six months after a Change in Control and ending 12 months after a Change in Control, then the Company will pay any accrued salary, any unreimbursed business expenses, and a severance benefit. The severance benefit will be in a lump sum cash payment, equal to the annual salary plus the target bonus in the year of the termination, the sum of which will be multiplied by three. Mr. Hanson will also receive 100% of the Company’s paid health insurance coverage as provided immediately prior to the termination. The health insurance coverage will continue for two years following termination of employment, or until Mr. Hanson becomes covered under another employer’s group health insurance plan, whichever comes first. Also, Mr. Hanson will become fully vested in his options and restricted shares. Mr. Hanson’s executive employment agreement further provides for an additional severance benefit equal to the lesser of (a) one percent of the amount of equity from new sources not previously related to the Company or any of its subsidiaries, for which Mr. Hanson is the procuring cause in the Company’s fiscal year in which the date of termination occurs, which equity is actually received by the Company or any of its subsidiaries during such fiscal year, for real estate investments sourced by the Company or any of its subsidiaries, or (b) $250,000, if he is discharged by the Company without Cause, or he voluntarily resigns for Good Reason. The additional severance benefit to Mr. Hanson will be in lieu of the $250,000 special bonus to Mr. Hanson in respect of the fiscal year in which his termination of employment occurs.
     These severance benefits upon a Change in Control will be paid 60 days after the date of termination, provided the execution and delivery to the Company of a general release and Mr. Hanson is not in material breach of any of the provisions of his executive employment agreement. Any payment and benefits discussed in this paragraph regarding a termination associated with a Change in Control will be in lieu of any payments and benefits that would otherwise be awarded in an executive’s termination.
     If payments or other amounts become due to Mr. Hanson under his employment agreement or otherwise, and the excise tax imposed by Section 4999 of the Code applies to such payments, the Company is required to pay a gross up payment in the amount of this excise tax plus the amount of income, excise and other taxes due as a result of the gross up payment. All determinations required to be made and the assumptions to be utilized in arriving at such determinations, with certain exceptions, will be made by the Company’s independent certified public accountants serving immediately prior to the Change in Control.
Potential Payments upon Termination or Change in Control
Jeffrey T. Hanson

Executive				Involuntary
Payments				Not for	Involuntary	Resignation
Upon	Voluntary	Early	Normal	Cause	for Cause	for Good	Change in
Termination	Termination	Retirement	Retirement	Termination	Termination	Reason	Control	Death	Disability

Severance Payments	$—	$—	$—	$1,375,000	$—	$1,375,000	$3,625,000	$—	$—
Bonus Incentive Compensation	—	—	—	—	—	—	—	—	—
Long Term Incentive Plan	—	—	—	—	—	—	—	—	—
Stock Options (unvested and accelerated)	—	—	—	—	—	—	—	—	—
Restricted Stock (unvested and accelerated)	—	—	—	$321,722	—	$321,722	$321,722	—	—
Performance Shares (unvested and accelerated)	—	—	—	—	—	—	—	—	—
Benefit Continuation	—	—	—	$26,358	—	$26,358	$26,358	—	—
Tax Gross-Up	—	—	—	—	—	—	—	—	—

Total Value	$—	$—	$—	$1,723,080	$—	$1,723,080	$3,973,080	$—	$—

Jacob Van Berkel
     Mr. Van Berkel was promoted to Chief Operating Officer and Executive Vice President on March 1, 2008 which provides for an annual base salary of $400,000 per annum. Mr. Van Berkel is eligible to receive an annual discretionary bonus of up to 100% of his base salary. Effective December 23, 2008, Mr. Van Berkel and the Company entered into a change of control agreement pursuant to which in the event that Mr. Van Berkel is terminated without Cause or resigns for Good Reason upon a Change of Control (as defined in the change of control agreement) or within six months thereafter or is terminated without Cause or resigns for Good Reason within three months prior to a Change of Control, in contemplation thereof, Mr. Van Berkel is entitled to receive two times his base salary payable in accordance with the Company’s customary payroll practices, over a twelve month period (subject to the provisions of Section 409A of the Code) plus an amount equal to one time his target annual cash bonus payable in cash on the next immediately following date when similar annual cash bonus compensation is paid to other executive officers of the Company (but in no event later than March 15th of the calendar year following the calendar year to which such bonus payment relates). In addition, upon a Change of Control, all then unvested restricted shares automatically vest. The Company’s payment of any amounts to Mr. Van Berkel upon his termination upon a Change of Control is contingent upon his executing the Company’s then standard form of release.
Potential Payments upon Termination or Change of Control
Jacob Van Berkel

Executive				Involuntary
Payments				Not for	Involuntary	Resignation
Upon	Voluntary	Early	Normal	Cause	for Cause	for Good	Change in
Termination	Termination	Retirement	Retirement	Termination	Termination	Reason	Control	Death	Disability

Severance Payments	$—	$—	$—	$—	$—	$—	$1,200,000	$—	$—
Bonus Incentive Compensation	—	—	—	—	—	—	—	—	—
Long Term Incentive Plan	—	—	—	—	—	—	—	—	—
Stock Options (unvested and accelerated)(1)	—	—	—	—	—	—	—	—	—
Restricted Stock (unvested and accelerated)	—	—	—	—	—	—	$423,749	—	—
Performance Shares (unvested and accelerated)	—	—	—	—	—	—	—	—	—
Benefit Continuation	—	—	—	—	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—	—	—	—	—

Total Value	$—	$—	$—	$—	$—	$—	$1,623,749	$—	$—

Compensation of Directors
     Pursuant to the FPL Associates Compensation report obtained by the Board of Directors in contemplation of the Merger, directors’ compensation was further reviewed and revised in December 2007.
     Only individuals who serve as directors and are otherwise unaffiliated with the Company (“Outside Directors”) receive compensation for serving on the Board and on its committees. Outside Directors are compensated for serving on the Board with a combination of cash and equity based compensation which includes annual grants of restricted stock, an annual retainer fee, meeting fees and chairperson fees. Directors are also reimbursed for out-of-pocket travel expenses incurred in attending board and committee meetings.
     Pursuant to the FPL Associates Compensation report, Board compensation was adjusted in December 2007 as follows: (i) an annual retainer fee of $50,000 per annum; (ii) a fee of $1,500 for each regular meeting of the Board of Directors attended in person or telephonically; (iii) a fee of $1,500 for each meeting of a standing committee of the Board of Directors attended in person or telephonically; and (iv) $60,000 worth of restricted shares of common stock issued at the then current market price of the common stock, to vest ratably in equal annual installments over three years, except in the event of a change in control, in which event vesting is accelerated. On March 12, 2008, the Compensation Committee, in consultation with Christenson Advisors, LLC, revised the compensation arrangements for the non-executive Chairman of the Board to provide for an annual retainer fee of $80,000 in cash, $140,000 worth of restricted shares of the Company’s common stock per annum to vest pro-rata over three years, and an annual allowance of $25,000. Outside Directors are also required to commit to an equity position in the Company over five years in the amount equal to $250,000 worth of common stock which may include annual restricted stock grants to the directors.
     Effective March 12, 2008, Mr. Carpenter received an initial grant of 11,958 shares of restricted stock which is based upon the closing price of the Company’s common stock on March 12, 2008, which was $6.69.
     Effective July 10, 2008, Mr. Murphy received an initial grant of 19,480 shares of restricted stock which is based upon the closing price of the Company’s common stock on July 10, 2008, which was $3.08.
     Effective December 10, 2008, each of the Company’s Outside Directors, Glenn L. Carpenter, Harold H Greene, C. Michael Kojaian, Robert J. McLaughlin, Devin I. Murphy, D. Fleet Wallace, and Rodger D. Young received 20,000 shares of common stock which is based upon the closing price of the Company’s common stock on December 10, 2008, which was $1.30. Those shares represent the Company’s annual grant to its Outside Directors which, pursuant to the Company’s 2006 Omnibus Equity Plan, is set at $60,000 worth of restricted shares of the Company’s common stock based upon the closing price of such common stock on the date of the grant. However, in light of recent market conditions, the Company decided to limit such amount of grant in 2008 to 20,000 restricted shares of the Company’s common stock. Gary H. Hunt did not receive an annual restricted stock grant as he is currently serving as the Company’s Interim Chief Executive Officer and is not considered an Outside Director.
Director Compensation Table

	Fees Earned
	or Paid in	Stock
Director	Cash (1)	Awards (2)(3)	Total
Glenn L. Carpenter	$117,000	$82,915	$199,915
Harold H. Greene	$117,500	$61,751	$179,251
Gary H. Hunt	$73,250	$61,751	$135,001
C. Michael Kojaian	$108,500	$20,040	$128,540
Robert J. McLaughlin	$134,000	$20,040	$154,040
Devin I. Murphy	$60,110	$9,666	$69,776
Scott D. Peters(4)	$0	$0	$0
Anthony W. Thompson(5)	$0	$0	$0
D. Fleet Wallace	$128,500	$61,751	$190,251
Rodger D. Young	$132,000	$20,040	$152,040

(1)	Represents annual retainers plus all meeting and committee attendance fees earned by non-employee directors in 2008.

(2)	The amounts shown are the compensation costs recognized by the Company in 2008 in accordance with SFAS No. 123R. Mr. Carpenter received a grant of 11,958 shares of restricted stock on March 12, 2008, which also vest in three equal installments on each of the next three annual anniversary dates of the grant. The grant date fair value of the 11,958 shares of restricted stock was $80,000 based on a value of $6.69 per share on the date of the grant. Mr. Murphy received a grant of 19,480 shares of restricted stock on July 10, 2008, which also vest in three equal installments on each of the next three annual anniversary dates of the grant. The grant date fair value of the 19,480 shares of restricted stock was $60,000 based on a value of $3.08 per share on the date of the grant. Each of the Outside Directors received a grant of 20,000 shares on December 10, 2008 which vest in three equal increments on each of the next three annual anniversary dates of the grant. The grant date fair value of the 20,000 shares of restricted stock was $26,000 based on a value of $1.30 per share on the date of grant. Those shares represent the Company’s annual grant to its Outside Directors which, pursuant to the Company’s 2006 Omnibus Equity Plan, is set at $60,000 worth of restricted shares of the Company’s common stock based upon the closing price of such common stock on the date of the grant. However, in light of recent market conditions, the Company decided to limit such amount of grant in 2008 to 20,000 restricted shares of the Company’s common stock.

(3)	The following table shows the aggregate number of unvested stock awards and option awards granted to non-employee directors and outstanding as of December 31, 2008:

		Stock Awards
	Options Outstanding	Outstanding at
Director	at Fiscal Year End	Fiscal Year End
Glenn L. Carpenter	0	45,288
Harold H. Greene	0	33,330
Gary H. Hunt	0	13,330
C. Michael Kojaian	0	25,997
Robert J. McLaughlin	0 (i)	25,997
Devin I. Murphy	0	39,480
Scott D. Peters(4)	0	0
Anthony W. Thompson(5)	0	0
D. Fleet Wallace	0	33,330
Rodger D. Young	10,000	25,997

(i)	Mr. McLaughlin exercised his option to purchase 10,000 shares of common stock of the Company on March 18, 2008, at $2.99 per share.

(4)	Mr. Peters resigned as Chief Executive Officer and President of the Company effective July 10, 2008.

(5)	Mr. Thompson resigned from the Board of Directors effective February 8, 2008
Stock Ownership Policy for Outside Directors
     Under the current stock ownership policy, Outside Directors are required to accumulate an equity position in the Company over five years in an amount equal to $250,000 worth of common stock (the previous policy required an accumulation of $200,000 worth of common stock over a five year period). Shares of common stock acquired by Outside Directors pursuant to the restricted stock grants can be applied toward this equity accumulation requirement.
Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee during the year ended December 31, 2008 were D. Fleet Wallace, Chair, Glenn L. Carpenter, Gary H. Hunt, C. Michael Kojaian, Robert J. McLaughlin, and Rodger D. Young. In February, 2008 when Mr. Carpenter became Chairman of the Board, replacing Anthony W. Thompson, he resigned from the Compensation Committee. In July 2008, when Scott Peters resigned as Chief Executive Officer and President of the Company, Mr. Hunt assumed the position as Interim Chief Executive Officer, subsequently resigned from the Compensation Committee as Chairman and was replaced by D. Fleet Wallace as the new Chairman. In addition, Mr. Kojaian also became a member of the Company’s Compensation Committee. On February 9, 2009, Glenn L. Carpenter was appointed to serve as a member of the Company’s Compensation Committee and Mr. C. Michael Kojaian resigned as a member of the Compensation Committee.
     Except for Gary H. Hunt, the current Interim Chief Executive Officer and a former member of the Compensation Committee, none of the current or former members of the Compensation Committee is or was a current or former officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K of the SEC’s Rules and Regulations. During the year ended December 31, 2008, none of the executive officers of the Company served as a member of the board of directors or compensation committee of any other company that had one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
Compensation Committee Report
     The forgoing Compensation Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
     The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on such review and discussion, the Compensation

Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
D. Fleet Wallace, Chair
Glenn L. Carpenter
Robert J. McLaughlin
Rodger D. Young
LEGAL PROCEEDINGS
     On September 16, 2004, Triple Net Properties, LLC (which was re-named Grubb & Ellis Realty Investors, LLC (“GERI”) after the Merger), learned that the SEC Staff was conducting an investigation referred to as “In the matter of Triple Net Properties, LLC.” The SEC Staff requested information from Triple Net Properties relating to disclosure in the Triple Net Securities Offerings. The SEC Staff also requested information from NNN Capital Corp. (which was re-named GBE Securities after the Merger), the dealer-manager for the Triple Net securities offerings. The SEC Staff requested financial and other information regarding the Triple Net securities offerings and the disclosures included in the related offering documents from each of Triple Net Properties and NNN Capital Corp.
     On June 2, 2008, the Company was notified by the SEC Staff that the SEC closed the investigation without any enforcement action against the Company or its subsidiaries. As a result, the shares of common stock owned by Mr. Thompson, the founder of Triple Net Properties and the former Chairman of the Company that were being held in the escrow account pending the outcome of the SEC investigation were returned to Mr. Thompson and the escrow agreement was terminated.
General
     Grubb & Ellis and its subsidiaries are involved in various claims and lawsuits arising out of the ordinary conduct of its business, as well as in connection with its participation in various joint ventures and partnerships, many of which may not be covered by the Company’s insurance policies. In the opinion of management, the eventual outcome of such claims and lawsuits is not expected to have a material adverse effect on the Company’s financial position or results of operations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Review Policy
     The Company recognizes that transactions between the Company and any of its directors, officers or principal stockholders or an immediate family member of any director, executive officer or principal stockholder can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Company also recognizes, however, that there may be situations in which such transactions may be in, or may not be inconsistent with, the best interests of the Company.
     The review and approval of related party transactions are governed by the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is a part of the Company’s Employee Handbook, a copy of which is distributed to each of the Company’s employees at the time that they begin working for the Company, and the Company’s Salespersons Manual, a copy of which is distributed to each of the Company’s brokerage professionals at the time that they begin working for the Company. The Code of Business Conduct and Ethics is also available on the Company’s website at www.grubb-ellis.com. In addition, within 60 days after he or she begins working for the Company and once per year thereafter, the Company requires that each employee and brokerage professional to complete an on-line “Business Ethics” training class and certify to the Company that he or she has read and understands the Code of Business Conduct and Ethics and is not aware of any violation of the Code of Business Conduct and Ethics that he or she has not reported to management.
     In order to ensure that related party transactions are fair to the Company and no worse than could have been obtained through “arms-length” negotiations with unrelated parties, such transactions are monitored by the Company’s management and regularly reviewed by the Audit Committee, which independently evaluates the benefit of such transactions to the Company’s stockholders. Pursuant to the Audit Committee’s charter, on a quarterly basis, management provides the Audit Committee with information regarding related party transactions for review and discussion by the Audit Committee and, if appropriate, the Board of Directors. The Audit Committee, in its discretion, may approve, ratify, rescind or take other action with respect to a related party transaction or, if necessary or appropriate, recommend that the Board of Directors approve, ratify, rescind or take other action with respect to a related party transaction.
     In addition, each director and executive officer annually delivers to the Company a questionnaire that includes, among other things, a request for information relating to any transactions in which both the director, executive officer, or their respective family members, and the Company participates, and in which the director, executive officer, or such family member, has a material interest.
Related Party Transactions
     The following are descriptions of certain transactions as of December 31, 2008, in which the Company was a participant and in which any of the Company’s directors, executive officers, principal stockholders or any immediate family member of any director, executive officer or principal stockholder had or may have had direct or indirect material interest.
Grubb & Ellis Realty Advisors, Inc. (“GERA”)
     Until its dissolution in 2008, the Company owned approximately 19% of the issued and outstanding common stock of Grubb & Ellis Realty Advisors, Inc. (“GERA”), a special purpose acquisition company organized by the Company to acquire one or more United States commercial real estate properties and/or assets. C. Michael Kojaian, a director of the Company, and Kojaian Ventures, LLC, an entity with which Mr. Kojaian is affiliated and in which Mr. Kojaian has a substantial economic interest, collectively owned approximately 6.4% of the outstanding common stock of GERA. Mr. Kojaian was also the Chairman of the Board and Chief Executive Officer of GERA until its dissolution in April 2008. Mark Rose, the former Chief Executive Officer of the Company, was also a director and Chief Executive Officer of GERA and Richard W. Pehlke, the Chief Financial Officer of the Company, was also the Chief Financial Officer of GERA until its dissolution in April 2008.
     As a result of GERA failing to obtain the requisite consents of its stockholders, GERA was unable to effect a business combination within the proscribed deadline of March 3, 2008 in accordance with its charter. Consequently, in April 2008 the stockholders of GERA approved the dissolution and liquidation of GERA.
     In the first quarter of 2008 the Company wrote-off its investment in GERA of approximately $5.8 million, including its stock and warrant purchases, operating advances and third party costs. The Company also paid third-party legal, accounting, printing and other costs (other than monies paid to stockholders of GERA on liquidation) associated with the dissolution and liquidation of GERA. In addition, the various exclusive service agreements that the Company had previously entered into with GERA for transaction services, property and facilities management, and project management, are no longer of any force or effect.
Other Related Party Transactions
     A director of the Company, C. Michael Kojaian, is affiliated with and has a substantial economic interest in Kojaian Management Corporation and its various affiliated portfolio companies (collectively, “KMC”). KMC is engaged in the business of investing in and managing real property both for its own account and for third parties. During the 2008 calendar year, KMC paid the Company and its subsidiaries the following approximate amounts in connection with real estate services rendered: $9,345,000 for management services, which include reimbursed salaries, wages and benefits of $4,028,000; $832,000 in real estate sale and leasing commissions; and $90,000 for other real estate and business services. The Company also paid KMC approximately $2,970,000, which reflected fees paid by KMC’s asset management clients for asset management services performed by KMC, but for which the Company billed the clients.
     The Company believes that the fees and commissions paid to and by the Company as described above were comparable to those that would have been paid to or received from unaffiliated third parties in connection with similar transactions.
     In August 2002, the Company entered into an office lease with a landlord related to KMC, providing for an annual average base rent of $365,400 over the ten-year term of the lease.
     As of August 28, 2006, the Company entered into a written agreement with 1up Design Studios, Inc. (“1up”), of which Ryan Osbrink, the son of Robert H. Osbrink, the Company’s former Executive Vice President and President, Transaction Services (Mr. Osbrink left the Company in June 2008), is a principal stockholder, to procure graphic design and consulting services on assignments provided by brokerage professionals and/or employees of the Company. The term of the agreement was for a period beginning September 1, 2006 ending on August 31, 2007 and was terminable by either party upon 60 days prior notice. The Agreement provided that the Company would pay 1up a monthly retainer of $25,000, from which 1up would deduct the cost of its design services. The pricing for 1up’s design services was fixed pursuant to a price schedule attached as an exhibit to the agreement. In addition, at the inception of the agreement, the Company sold certain computer hardware and software to 1up for a price of $6,500 which was the approximate net book value of such items. The written agreement with 1up was terminated effective as of March 1, 2007 at the request of the Audit Committee which believed that, although the agreement did not violate the Company’s related party transaction policy, termination of the agreement was appropriate in order to avoid any appearance of impropriety that might result from the agreement to pay 1up a fixed monthly retainer. While the Company is no longer obligated to pay the monthly retainer to 1up, the Company has continued to use 1up to provide design and consulting services on an ad hoc basis. During the 2008 fiscal year, 1up was paid approximately $168,000 in fees for its services. The Company believes that amounts paid to 1up for services are comparable to the amounts that the Company would have paid to unaffiliated, third parties.
     GERI owns a 50.0% managing member interest in Grubb & Ellis Apartment REIT Advisor, LLC. Each of Grubb & Ellis Apartment Management, LLC and ROC REIT Advisors, LLC own a 25.0% equity interest in Grubb & Ellis Apartment REIT Advisor, LLC. As of December 31, 2008, Andrea R. Biller, the Company’s General Counsel, Executive Vice President and Secretary, owned an equity interest of 18.0% of Grubb & Ellis Apartment Management, LLC. As of December 31, 2007, each of Scott D. Peters, the Company’s former Chief Executive Officer and President, and Andrea R. Biller owned an equity interest of 18.0% of Grubb & Ellis Apartment Management, LLC. On August 8, 2008, in accordance with the terms of the operating agreement of Grubb & Ellis Apartment Management, LLC, Grubb & Ellis Apartment Management LLC tendered settlement for the purchase of the 18.0% equity interest in Grubb & Ellis Apartment Management LLC that was previously owned by Mr. Peters. As a consequence, through a wholly-owned subsidiary, the Company’s equity interest in Grubb & Ellis Apartment Management, LLC increased from 64.0% to 82.0% after giving effect to this purchase from Mr. Peters. As of December 31, 2008 and December 31, 2007, Stanley J. Olander, Jr., the Company’s Executive Vice President—Multifamily, owned an equity interest of 33.3% of ROC REIT Advisors, LLC.
     GERI owns a 75.0% managing member interest in Grubb & Ellis Healthcare REIT Advisor, LLC. Grubb & Ellis Healthcare Management, LLC owns a 25.0% equity interest in Grubb & Ellis Healthcare REIT Advisor, LLC. As of December 31, 2008, each of Ms. Biller and Mr. Hanson, the Company’s Chief Investment Officer and GERI’s President, owned an equity interest of 18.0% of Grubb & Ellis Healthcare Management, LLC. As of December 31, 2007, each of Mr. Peters, Ms. Biller and Mr. Hanson owned an equity interest of 18.0% in Grubb & Ellis Healthcare Management, LLC. On August 8, 2008, in accordance with the terms of the operating agreement of Grubb & Ellis Healthcare Management, LLC, Grubb & Ellis Healthcare Management, LLC tendered settlement for the purchase of 18.0% equity interest in

Grubb & Ellis Healthcare Management, LLC that was previously owned by Mr. Peters. As a consequence, through a wholly-owned subsidiary, the Company’s equity interest in Grubb & Ellis Healthcare Management, LLC increased from 46.0% to 64.0% after giving effect to this purchase from Mr. Peters.
     Anthony W. Thompson, former Chairman of the Company and NNN, as a special member, was entitled to receive up to $175,000 annually in compensation from each of Grubb & Ellis Apartment Management, LLC and Grubb & Ellis Healthcare Management, LLC. Effective February 8, 2008, upon his resignation as Chairman, he was no longer a special member. As part of his resignation, the Company has agreed to continue to pay him up to an aggregate of $569,000 through the initial offering periods related to Apartment REIT, Inc. and Healthcare REIT, Inc., of which $263,000 remains outstanding as of as of December 31, 2008.
     In connection with his resignation on July 10, 2008, Mr. Peters is no longer a member of Grubb & Ellis Apartment Management, LLC and Grubb & Ellis Healthcare Management, LLC.
     The grants of membership interests in Grubb & Ellis Apartment Management, LLC and Grubb & Ellis Healthcare Management, LLC to certain executives are being accounted for by the Company as a profit sharing arrangement. Compensation expense is recorded by the Company when the likelihood of payment is probable and the amount of such payment is estimable, which generally coincides with Grubb & Ellis Apartment REIT Advisor, LLC and Grubb & Ellis Healthcare REIT Advisor, LLC recording its revenue. Compensation expense related to this profit sharing arrangement associated with Grubb & Ellis Apartment Management, LLC includes distributions of $88,000, $175,000 and $22,000, respectively, earned by Mr. Thompson, $85,000, $159,000 and $50,000, respectively, earned by Mr. Peters and $122,000, $159,000 and $50,000, respectively, earned by Ms. Biller for the years ended December 31, 2008, 2007 and 2006, respectively. Compensation expense related to this profit sharing arrangement associated with Grubb & Ellis Healthcare Management, LLC includes distributions of $175,000 and $175,000, respectively, earned by Mr. Thompson, $387,000 and $414,000, respectively, earned by Mr. Peters and $548,000 and $414,000, respectively, earned by each of Ms. Biller and Mr. Hanson for the years ended December 31, 2008 and 2007, respectively. No distributions were paid in 2006.
     As of December 31, 2008 and December 31, 2007, the remaining 82.0% and 64.0%, respectively, equity interest in Grubb & Ellis Apartment Management, LLC and the remaining 64.0% and 46.0%, respectively, equity interest in Grubb & Ellis Healthcare Management, LLC were owned by GERI. Any allocable earnings attributable to GERI’s ownership interests are paid to GERI on a quarterly basis. Grubb & Ellis Apartment Management, LLC incurred expenses of $338,000, $492,000 and $182,000 for the years ended December 31, 2008, 2007 and 2006, respectively, and Grubb & Ellis Healthcare Management, LLC incurred expenses of $1,385,000, $882,000 and $0 for the years ended December 31, 2008, 2007 and 2006, respectively, to Company employees, which was included in compensation expense in the consolidated statement of operations.
     Mr. Thompson and Mr. Rogers have agreed to transfer up to 15.0% of the common stock of Realty they own to Mr. Hanson, assuming he remains employed by the Company in equal increments on July 29, 2007, 2008 and 2009. The transfers will be settled with 743,160 shares of the Company’s common stock (557,370 from Mr. Thompson and 185,790 from Mr. Rogers). Because Mr. Thompson and Mr. Rogers were affiliates of NNN at the time of such transfers, NNN and the Company recognized a compensation charge. Mr. Hanson is not entitled to any reimbursement for his tax liability or any gross-up payment.
     On September 20, 2006, the Company awarded Mr. Peters a bonus of $2.1 million, which was payable in 178,957 shares of the Company’s common stock, representing a value of $1.3 million and a cash tax gross-up payment of $854,000.
     The Company’s directors and officers, as well as officers, managers and employees of the Company’s subsidiaries, have purchased, and may continue to purchase, interests in offerings made by the Company’s programs at a discount. The purchase price for these interests reflects the fact that selling commissions and marketing allowances will not be paid in connection with these sales. The net proceeds to the Company from these sales made net of commissions will be substantially the same as the net proceeds received from other sales.
     Mr. Thompson has routinely provided personal guarantees to various lending institutions that provided financing for the acquisition of many properties by the Company’s programs. These guarantees cover certain covenant payments, environmental and hazardous substance indemnification and indemnification for any liability arising from the SEC investigation of Triple Net Properties. In connection with the formation transactions, the Company indemnified Mr. Thompson for amounts he may be required to pay under all of these guarantees to which Triple Net Properties, Realty or NNN Capital Corp. is an obligor to the extent such indemnification would not require the Company to book additional liabilities on the Company’s balance sheet.

     In September 2007, NNN acquired Cunningham Lending Group LLC (“Cunningham”), a company that was wholly-owned by Mr. Thompson, for $255,000 in cash. Prior to the acquisition, Cunningham made unsecured loans to some of the properties under management by GERI. The loans, which bear interest at rates ranging from 8.0% to 12.0% per annum are reflected in advances to related parties on the Company’s balance sheet and are serviced by the cash flows from the programs. In accordance with FIN No. 46(R), the Company consolidated Cunningham in its financial statements beginning in 2005.
     As of December 31, 2007, advances to a program 30.0% owned and managed by Anthony W. Thompson, the Company’s former Chairman, who subsequently resigned in February 2008 but remains a substantial stockholder of the Company, totaled $1.0 million including accrued interest. These amounts were repaid in full during the year ended December 31, 2008 and as of December 31, 2008 there were no outstanding advances related to this program. However, as of December 31, 2008, accounts receivable totaling $310,000 is due from this program. On November 4, 2008, the Company made a formal written demand to Mr. Thompson for these monies.
     As of December 31, 2008, advances to a program 40.0% owned and, as of April 1, 2008, managed by Mr. Thompson totaled $983,000, which includes $61,000 in accrued interest. As of December 31, 2008, the total outstanding balance of $983,000 was past due. The total past due amount of $983,000 has been reserved for and is included in the allowance for uncollectible advances. On November 4, 2008 and April 3, 2009, the Company made a formal written demand to Mr. Thompson for these monies.
     NNN was organized in September 2006 to acquire each of Triple Net Properties, Realty, and NNN Capital Corp, to bring the businesses conducted by those companies under one corporate umbrella. On November 30, 2006, NNN completed a $160.0 million private placement of common stock to institutional investors and certain accredited investors with 16 million shares of its common stock sold in the offering at $10.00 per share. Net proceeds from the offering were $146.0 million. Triple Net Properties was the accounting acquirer of Realty and NNN Capital Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Stock Ownership Table
     The following table shows the share ownership as of November ___, 2009 by persons known by the Company to be beneficial holders of more than 5% of the Company’s outstanding capital stock, directors, named executive officers, and all current directors and executive officers as a group. Unless otherwise noted, the stock listed is common stock, and the persons listed have sole voting and disposition powers over the shares held in their names, subject to community property laws if applicable.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner(1)	Beneficial Ownership		Class(2)

Persons affiliated with Kojaian Holdings LLC(3)	4,316,326		6.6%
Persons affiliated with Kojaian Ventures, L.L.C.(4)	11,700,000		17.9%
Anthony W. Thompson(5)	3,145,168		4.8%
Sharon Thompson(6)	631,228		1.0%
Wellington Management Company, LLP(7)	8,863,296		13.6%
Executive Officers and Directors
Glenn L. Carpenter	78,354	(8)(9)(10)(11)	*
Harold H. Greene	48,796	(9)(10)(11)	*
Gary H. Hunt	28,796	(9)(10)	*
C. Michael Kojaian	16,045,322	(10)(11)(12)	24.6%
Robert J. McLaughlin	157,801	(10)(11)(13)	*
Devin I. Murphy	59,481	(11)(14)	*
D. Fleet Wallace	48,796	(9)(10)(11)	*
Rodger D. Young	71,241	(10)(11)(15)	*
Andrea R. Biller	337,810	(16)	*
Jeffrey T. Hanson	578,990	(17)	*
Richard W. Pehlke	218,166	(18)	*
Scott D. Peters	536,083	(19)	*
Jacob Van Berkel	217,600	(20)	*
All Current Directors and Executive Officers as a Group (12 persons)	17,191,153	(21)	26.3%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each of the individuals listed below is c/o Grubb & Ellis Company, 1551 Tustin Avenue, Suite 300, Santa Ana, California 92705.

(2)	The percentage of shares of capital stock shown for each person in this column and in this footnote assumes that such person, and no one else, has exercised any outstanding warrants, options or convertible securities held by him or her exercisable on May 15, 2009 or within sixty days thereafter.

(3)	Kojaian Holdings LLC is affiliated with both C. Michael Kojaian, a director of the Company, and Kojaian Ventures, L.L.C. (See footnote 12 below). The address for Kojaian Holdings LLC is 39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304.

(4)	Kojaian Ventures, L.L.C. is affiliated with both C. Michael Kojaian, a director of the Company and Kojaian Holdings LLC (see footnote 12 below). The address of Kojaian Ventures, L.L.C. is 39400 Woodward Ave., Suite 250, Bloomfield Hills, Michigan 48304.

(5)	Pursuant to a Schedule 13D/A filed with the SEC by Anthony Thompson on August 31, 2009, Mr. Thompson is deemed to be the beneficial owner of 3,145,168 shares of common stock. According to such Schedule 13D/A, of these shares, (i) 2,513,940 shares are held of record by Mr. Thompson and, accordingly, Mr. Thompson is entitled to exercise sole voting and dispositive power with respect to such shares; and (ii) 631,228 shares are held in a brokerage account by Mr. and Mrs. Thompson as joint tenants with a right of survivorship and, accordingly, Mr. and Mrs. Thompson share voting and dispositive power with respect to such shares. Mr. Thompson’s address is c/o Thompson Family Office, 1901 Main St., Suite 108, Irvine, California 92614.

(6)	Pursuant to a Schedule 13D/A filed with the SEC by Anthony Thompson on August 31, 2009, Sharon Thompson may be deemed to be the beneficial owner of 631,228 shares of common stock. According to such Schedule 13D/A, these shares are held in a brokerage account by Mr. and Mrs. Thompson as joint tenants with a right of survivorship and, accordingly, Mr. and Mrs. Thompson share voting and dispositive power with respect to such shares. Mrs. Thompson’s address is c/o Thompson Family Office, 1901 Main St., Suite 108, Irvine, California 92614.

(7)	Wellington Management Company, LLP (“Wellington”), in its capacity as investment advisor, may be deemed to beneficially own 8,863,296 shares of the Company which are held of record by clients of Wellington. Wellington’s address is 75 State Street, Boston, Massachusetts 02109.

(8)	Beneficially owned shares include 3,986 restricted shares of common stock that vested on March 12, 2009. Beneficially owned shares include 3,986 restricted shares of common stock which vest on March 12, 2010 and 3,986 restricted shares of common stock which vest on March 12, 2011, such 7,972 shares granted pursuant to the Company’s 2006 Omnibus Equity Plan.

(9)	Beneficially owned shares include 3,667 restricted shares of common stock which vest on June 27, 2009 and 3,666 restricted shares of common stock which vest on June 27, 2010.

(10)	Beneficially owned shares include 2,999 restricted shares of common stock that vest on the first business day following December 10, 2009 and 2,998 restricted shares of common stock that vest on the first business day following December 10, 2010, such 5,998 shares granted pursuant to the Company’s 2006 Omnibus Equity Plan.

(11)	Beneficially owned shares include 20,000 restricted shares of common stock which vest in equal 33 1/3 portions on each of the first, second, and third anniversaries of December 10, 2008, such 20,000 shares granted pursuant to the Company’s 2006 Omnibus Equity Plan.

(12)	Beneficially owned shares include shares directly held by Kojaian Holdings LLC and Kojaian Ventures, L.L.C. C. Michael Kojaian, a director of the Company, is affiliated with Kojaian Ventures, L.L.C. and Kojaian Holdings LLC. Pursuant to rules established by the SEC, the foregoing parties may be deemed to be a “group,” as defined in Section 13(d) of the Exchange Act, and C. Michael Kojaian is deemed to have beneficial ownership of the shares directly held by Kojaian Ventures, L.L.C. and the shares directly held by Kojaian Holdings LLC.

(13)	Beneficially owned shares include 92,241 shares of common stock held directly by Robert J. McLaughlin and 65,560 shares of common stock held directly by: (i) Katherine McLaughlin’s IRA (Mr. McLaughlin wife’s IRA of which Mr. McLaughlin disclaims beneficial ownership; (ii) Robert J. and Katherine McLaughlin Trust; and (iii) Louise H. McLaughlin Trust.

(14)	Beneficially owned shares include 19,480 restricted shares of common stock which vest in equal 33 1/3 portions on each first business day following July 10, 2009, 2010 and 2011 granted pursuant to the Company’s 2006 Omnibus Equity Plan.

(15)	Beneficially owned shares include 10,000 shares of common stock issuable upon exercise of fully vested outstanding options.

(16)	Beneficially owned shares include 35,200 restricted shares of common stock issuable upon exercise of fully vested outstanding options. Beneficially owned shares include 8,800 restricted shares of common stock that vest on June 27, 2009 and 8,800 shares of restricted stock that vest on June 27, 2010.

(17)	Beneficially owned shares include 22,000 shares of common stock issuable upon exercise of fully vested options. Beneficially owned shares include 5,866 restricted shares of common stock that vest on June 27, 2009 and 5,867 restricted shares of common stock that vest on June 27, 2010.

(18)	Beneficially owned shares include 16,666 shares of common stock issuable upon exercise of fully vested outstanding options. Beneficially owned shares include 8,334 shares of Company common stock issuable upon exercise of outstanding options which do not vest until February 15, 2010. Beneficially owned shares include 25,000 restricted shares of common stock that vest on the first business day after January 24, 2010 and 25,000 restricted shares of common stock that vest on the first business day after January 24, 2011, all of these 50,000 shares are subject to certain terms and conditions contained in that certain Restricted Stock Agreement between the Company and Mr. Pehlke dated January 24, 2008. In addition, beneficially owned shares include 119,000 restricted shares of common stock awarded to Mr. Pehlke pursuant to the Company’s 2006 Omnibus Equity Plan which will vest in equal thirty-three and one-third percent (331/3%) installments on each first business day after the first, second and third anniversaries of the grant date (December 3, 2008) and are subject to acceleration under certain conditions.

(19)	Scott D. Peters resigned his position with the Company in July 2008. Mr. Peters, upon resignation, forfeited 308,000 shares of unvested restricted stock. Beneficially owned shares include 29,333 shares of common stock issuable upon exercise of fully vested outstanding options.

(20)	Beneficially owned shares include 120,000 restricted shares of common stock awarded to Mr. Van Berkel pursuant to the Company’s 2006 Omnibus Equity Plan which will vest in equal thirty-three and one-third (33 1/3%) installments on each first business day after the first, second and third anniversaries of the grant date (December 3, 2008) and are subject to acceleration under certain conditions. Beneficially owned shares also include 26,667 restricted shares of common stock which vest on the first business day following January 24, 2010 and 26,666 restricted shares of common stock which vest on the first business day following January 24, 2011. Furthermore beneficially owned shares include 5,867 shares of restricted common stock which vest on the first business day after December 4, 2009 and 5,866 shares of restricted common stock which vest on the first business day after December 4, 2010.

(21)	Beneficially owned shares include the following shares of common stock issuable upon exercise of outstanding options which are exercisable on May 15, 2009 or within sixty days thereafter under the Company’s various stock option plans: Mr. Young—10,000 shares, Ms. Biller—35,200 shares, Mr. Hanson—22,000 shares, Mr. Pehlke—16,666 shares, and all current directors and executive officers as a group 83,866 shares.

APPROVAL OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF DIRECTORS
IN THE EVENT THAT PREFERRED DIVIDENDS ARE IN ARREARS
(Proposal No. 4)
     On November 4, 2009, the Board of Directors unanimously approved, ONLY in the event Proposal No. 2 is NOT APPROVED, certain amendments to the Company’s Certificate of Incorporation to, including, the provision for the automatic increase in the number of directors by two (2) directors (the “Preferred Directors Amendment”) in the event that dividends with respect to Preferred Stock are in arrears for six (6) or more quarters, whether or not consecutive (the "Preferred Dividend Default”).
     In the event of a Preferred Dividend Default, subject to certain limitations, holders representing a majority of shares of Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to nominate and vote for the election of two additional directors to serve on our Board of Directors (the “Preferred Stock Directors”), until all unpaid dividends with respect to the Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment; provided that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of the New York Stock Exchange (“NYSE”) (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors will, at no time, include more than two Preferred Stock Directors. In such a case, the number of directors serving on the Board of Directors will be increased by two. The Preferred Stock Directors will be elected by holders representing a majority of shares of our preferred stock for a one-year term and each Preferred Stock Director will serve until his or her successor is duly elected and qualifies or until such director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:
•	a special meeting called by holders of at least 15% of the outstanding shares of Preferred Stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 75 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 75 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•	each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Preferred Stock and on any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full for all past dividend periods.
     If and when all accumulated dividends on the Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full or a sum sufficient for such payment in full is set aside for payment, holders of shares of Preferred Stock will be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such Preferred Stock Directors so elected will immediately terminate and the entire Board of Directors will be reduced accordingly.
     Any Preferred Stock Director elected by holders of shares of Preferred Stock and other holders of preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Preferred Stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a Preferred Dividend Default continues, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable); provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors will each be entitled to one vote on any matter.
     Assuming the presence of a quorum in person or by proxy at the Annual Meeting, the affirmative vote in favor of the Preferred Directors Amendment by a majority of the combined voting power of the outstanding shares of Common Stock and the Preferred Stock voting as a single class (the Preferred Stock voting on an as converted basis) is needed to approve the adoption of the Preferred Directors Amendment.
     If the Preferred Directors Amendment is adopted, the text Certificate of Incorporation would be amended as set forth in Annex B attached hereto.
     If the stockholders adopt the Preferred Directors Amendment, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of the State. The Company plans to file a Certificate of Amendment to the Certificate of Incorporation promptly after the requisite stockholder vote is obtained.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF DIRECTORS BY TWO IN THE EVENT OF PREFERRED DIVIDEND DEFAULT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.
IF PROPOSAL NO. 2 IS APPROVED BY STOCKHOLDERS, THIS PROPOSAL NO. 4 WILL NOT BE ADOPTED, NOTWITHSTANDING STOCKHOLDER APPROVAL, AS IT WILL BE SUPERCEDED BY PROPOSAL NO. 2 AND WILL NOT BE NECESSARY.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 5)
     The Board of Directors has appointed the firm of Ernst & Young LLP to continue as the Company’s independent registered public accounting firm for the year ending December 31, 2009, subject to ratification of the appointment by Grubb & Ellis’ stockholders. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but may decide to retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of Grubb & Ellis and its stockholders.
     Assuming the presence of a quorum in person or by proxy at the Annual Meeting, the affirmative vote of a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock voting as a single class (the Preferred Stock voting on an as converted basis) is required to ratify the appointment of Ernst & Young LLP as Grubb & Ellis’ independent registered public accounting firm for the year ending December 31, 2009.
     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.
Auditor Fee Information
     Ernst & Young, independent public accountants, began serving as the Company’s auditors from December 10, 2007. Ernst & Young also served as the legacy Grubb & Ellis’ auditors from January 1, 2007 to December 7, 2007 and for the year ended December 31, 2006. Ernst & Young billed the Company and the legacy Grubb & Ellis the fees and costs set forth below for services rendered during the years ended December 31, 2008 and 2007, respectively.

	2008	2007
Audit Fees(1)
Audit and quarterly review fees of consolidated financial statements	$2,519,287	$1,024,450
SEC filings, including consents and comment letters	8,300	236,000

Total Audit Fees	2,527,587	1,260,450

Audit Related Fees(2)
Employee benefit plan audits	28,325	25,500
Accounting consultations	113,937	318,804
Due diligence services on pending merger	—	161,306
Property audits	108,407	—
SAS No. 70 attestation reports	115,000	85,000

Total Audit-Related Fees	365,669	590,610

Tax Fees(2)
Tax return preparation	250,000	69,500
Tax planning	290,487	—

Total Tax Fees	540,487	69,500

Total Fees	$3,433,743	$1,920,560

(1)	Includes fees and expenses related to the year-end audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the year, notwithstanding when the fees and expenses were billed.

     All audit and non-audit services have been pre-approved by the Audit Committee.
     Deloitte & Touche LLP, independent public accountants, served as NNN’s auditors for the period from January 1, 2007 to December 7, 2007. Deloitte & Touche billed NNN the fees and costs set forth below for services rendered during the year ended December 31, 2007. Deloitte & Touche billed the Company $165,000 in connection with services performed related to the 2008 Form 10-K.

2007
Audit Fees(1)
Audit of consolidated financial statements	$881,297
Timely quarterly reviews	756,970
SEC filings, including comfort letters, consents and comment letters	—

Total Audit Fees	1,638,267

Audit Related Fees(2)
Audits in connection with acquisitions and other accounting consultations	373,996
Due diligence services on pending merger	19,798

Total Audit-Related Fees	393,794

Tax Fees(2)
Tax return preparation	61,850

Total Tax Fees	61,850

Total Fees	$2,093,911

(1)	Includes fees and expenses related to the year-end audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the year, notwithstanding when the fees and expenses were billed.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
     Consistent with SEC requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
     The Audit Committee’s policy requiring pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services, provides for the annual pre-approval of specific types of services pursuant to the policies and procedures adopted by the Audit Committee, and gives guidance to management as to the specific services that are eligible for such annual pre-approval. The policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for us. Additionally, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with our business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance our ability to manage or control risk or improve audit quality or would otherwise be beneficial to us.
Audit Committee Report
     The Audit Committee currently has three members Robert J. McLaughlin, Chair, Harold H. Greene, and D. Fleet Wallace. The Board has determined that the members of the Audit Committee are independent under the NYSE listing requirements and the Securities Exchange act of 1943 as amended and the rules thereunder, and that Mr. McLaughlin is an audit committee financial expert in accordance with rules established by the SEC. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Board. The charter of the Audit Committee is available on the Company’s website at www.grubb-ellis.com and printed copies of which may be obtained upon request by contacting Investor Relations, Grubb & Ellis Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, CA 92705.
     The primary function of the Audit Committee is to provide oversight relating to the corporate accounting functions, the systems of internal controls, and the integrity and quality of the financial reports of the Company. The responsibilities of the Audit Committee include recommending to the Board the appointment of independent accountants as auditors, approval of the scope of the annual audit, and a review of: (a) the independence and performance of the auditors; (b) the audit results and compliance with the auditors’ recommendations; and (c) financial report to stockholders. In addition, the Audit Committee approves the selection of any vendor utilized for internal audit function, its corporate accounting function and the effectiveness of internal controls, and compliance with certain aspects of the Company’s conflicts-of-interest policy.
     The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Company’s management is responsible for the Company’s internal controls and the financial reporting process. The Audit Committee is responsible for monitoring these processes.
     In the performance of its oversight function, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 with the Company’s management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement and Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.
     The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for its audits. The Audit Committee meets with the independent registered public accounting firm with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and other matters.
     Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Annual Report for filing with the SEC.
     The above Audit Committee Report is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.
Members of The Audit Committee
Robert J. McLaughlin, Chair
Harold H. Greene
D. Fleet Wallace

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT
     Any proposal that a stockholder wishes to have included in our Proxy Statement and form of proxy relating to our 2009 annual meeting of stockholders under Rule 14a-8 of the SEC must be received by our Secretary at Grubb & Ellis Company, 1551 N. Tustin Ave., Suite 300, Santa Ana, California 92705, by [__________], 2010. Any stockholder proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the proxy statement that is received by the Company after [__________], 2010, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (ii) the proponent does not issue a proxy statement. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and form of proxy for such meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. The Company’s bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for other business to be brought before the 2010 annual meeting of Stockholders, a stockholder must deliver written notice mailed or delivered of such nomination or business proposal to the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of last year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting is first made. A copy of the bylaws may be obtained from the Company.
CODE OF CONDUCT AND ETHICS
     The Company has adopted, and revised effective January 25, 2008, a code of business conduct and ethics (“Code of Business Conduct and Ethics”) that applies to all of the Company’s directors, officers, employees and independent contractors, including the Company’s principal executive officer, principal financial officer and controller and complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE listing requirements. The January 25, 2008 revision was effected to make the Code of Business Conduct and Ethics consistent with the amendment of even date to the Company’s bylaws so as to provide that members of the board of directors who are not an employee or executive officer of the Company (“Non-Management Directors”) have the right to directly or indirectly engage in the same or similar business activities or lines of business as the Company, or any of its subsidiaries, including those business activities or lines of business deemed to be competing with the Company or any of its subsidiaries. In the event that the Non-Management Director acquires knowledge, other than as a result of his or her position as a director of the Company, of a potential transaction or matter that may be a corporate opportunity for the Company, or any of its subsidiaries, such Non-Management Director shall be entitled to offer such corporate opportunity to the Company as such Non-Management Director deems appropriate under the circumstances in their sole discretion.
     The Company’s Code of Business Conduct and Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the code, and accountability. In addition, the Company maintains an Ethics Hotline with an outside service provider in order to assure compliance with the so-called “whistle blower” provisions of the Sarbanes Oxley Act of 2002. This toll-free hotline and confidential web-site provide officers, employees and independent contractors with a means by which issues can be communicated to management on a confidential basis. A copy of the Company’s Code of Business Conduct and Ethics is available on the company’s website at www.grubb-ellis.com and upon request and without charge by contacting Investor Relations, Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705.

REVOCATION OF PROXIES
     You may change your proxy instructions at any time prior to the vote at the Annual Meeting for share of Common Stock held directly in your name. You may accomplish this by attending the Annual Meeting and voting in person which will automatically cancel any proxy previously given (but your attendance alone will not revoke any proxy previously given), or by delivering to the Corporate Secretary of the Company, Andrea R. Biller c/o Grubb & Ellis Company, 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, a written notice, bearing a later date than the date of your proxy instructions provided to the Company, stating that your proxy provided to the Company is revoked. If your shares of Common Stock are held in “street name,” you must either vote your shares of Common Stock according to the enclosed voting instruction form or contact your broker or other nominee and follow the directions provided to you in order to change your vote.
SOLICITATION OF PROXIES
     In connection with the solicitation of proxies by the Company for use at the 2009 Annual Meeting, proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, Internet, in person and by advertisements. Solicitations may also be made by officers and divisions of the Company, none of whom will receive compensation for such solicitation.
     The Company has retained MacKenzie Partners, Inc. for solicitation and advisory services in connection with the Annual Meeting for a fee of [            ], plus reimbursement for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities.
ANNUAL REPORT
     A copy of our Annual Report on Form 10-K/A for the year ended December 31, 2009, as amended. which was filed with the SEC on June 1, 2009, accompanies this Proxy Statement.
     A copy of our Annual Report on Form 10-K/A for the year ended December 31, 2009, including the exhibits filed thereto, may be obtained by stockholders without charge by written request addressed to Investor Relations, Grubb & Ellis Company, 1551 N. Tustin Ave,. Suite 300, Santa Ana, CA 92705 or may be accessed on the Internet at www.grubb-ellis.com.
WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR COMPLETE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET, AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

Gary H. Hunt
Interim Chief Executive Officer

Santa Ana, CA
November [____], 2009

ANNEX A
CERTIFICATE OF THE POWERS, DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE
12% CUMULATIVE PARTICIPATING PERPETUAL CONVERTIBLE PREFERRED STOCK
($0.01 PAR VALUE)
(LIQUIDATION PREFERENCE $100 PER SHARE)
OF
GRUBB & ELLIS COMPANY
PURSUANT TO SECTION 151(g) OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE
     THE UNDERSIGNED, being the Chief Financial Officer of Grubb & Ellis Company, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the following resolutions were duly adopted by the Board of Directors of the Company, and pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the Board of Directors of the Company adopted resolutions fixing the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of such stock. These composite resolutions are as follows:
     FIRST, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.01 per share, which shall consist of up to 1,000,000 of the 10,000,000 shares of preferred stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the preferred stock of this series) as follows:
     1. Number of Shares and Designation. 1,000,000 shares of the preferred stock, par value $0.01 per share, of the Company are hereby constituted as a series of the preferred stock designated as 12% Cumulative Participating Perpetual Convertible Preferred Stock which, if necessary, shall also include any Replacement Preferred Stock (the “Preferred Stock”).
     2. Definitions. For purposes of the Preferred Stock, in addition to those terms otherwise defined herein, the following terms shall have the meanings indicated:
     “Affiliate” of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Board of Directors” shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

     “Business Combination” shall have the meaning specified in Section 8(f).
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York, New York are authorized or obligated by law or executive order to close or be closed.
     “Capital Stock” has the meaning specified in Section 8(k).
     “Certificate of Designations” means this Certificate of the Powers, Designations, Preferences and Rights of the Preferred Stock.
     “Change in Control” has the meaning specified in Section 8(k).
     “Closing Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange (or such other principal national securities exchange on which the Common Stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose).
     “Commission” shall mean the Securities and Exchange Commission.
     “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company at the date hereof. Subject to the provisions of Section 8(f), shares issuable on conversion of the Preferred Stock shall include only shares of such class or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” shall mean Grubb & Ellis Company, a Delaware corporation, and shall include its successors and assigns.
     “Conversion Notice” has the meaning specified in Section 8(c).
     “Conversion Price” shall mean $100 divided by the Conversion Rate then in effect.
     “Conversion Rate” shall have the meaning specified in Section 8(a) and shall be adjusted, without limitation, as a result of any adjustment to the Conversion Rate pursuant to Section 8 hereof.
     “Convertible Securities” shall have the meaning specified in Section 8(e)(v).
     “Delayed Dividends” has the meaning specified in Section 3(g).
     “Deposit Bank” has the meaning specified in Section 6(b).
     “Depositary” means, with respect to the Preferred Stock issuable or issued in the form of a Global Certificate, the person specified in Section 15 as the Depositary with respect to the Preferred Stock, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Certificate, and thereafter “Depositary” shall mean or include such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

     “Dilutive Issuances” shall have the meaning specified in Section 8(e)(v).
     “Dividend Payment Date” shall have the meaning specified in Section 3(a).
     “Dividend Payment Record Date” shall have the meaning specified in Section 3(a).
     “Dividend Periods” shall mean quarterly dividend periods commencing on the last day of March, June, September and December of each year and ending on and including the day preceding the last day of the next succeeding Dividend Period.
     “effective date” shall have the meaning specified in Section 8(m).
     “Event” shall have the meaning specified in Section 12(f).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Fundamental Change” shall have the meaning specified in Section 8(k).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 8(k).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 8(k).
     “Fundamental Change Repurchase Right” shall have the meaning specified in Section 8(k).
     “Global Certificate” shall have the meaning specified in Section 15.
     “holder,” “holder of shares of Preferred Stock,” or “holder of the Preferred Stock,” as applied to any share of Preferred Stock, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular share of Preferred Stock is registered on the Company’s stock records, which shall include the books of the Transfer Agent in respect of the Company and any stock transfer books of the Company.
     “initial liquidation preference per share” shall have the meaning specified in Section 5(a).
     “Issue Date” shall mean November 6, 2009.
     “Liquidation” has the meaning specified in Section 5(a).
     “Officers’ Certificate”, when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Transfer Agent.
     “Parity Preferred” shall have the meaning specified in Section 10(c).
     “person” shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, a limited liability company, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Preferred Director Voting Rights” shall have the meaning specified in Section 12(b).
     “Preferred Directors” shall have the meaning specified in Section 12(b).

     “Preferred Dividend Default” shall have the meaning specified in Section 12(b).
     “Preferred Stock” has the meaning specified in Section 1.
     “redemption price” shall have the meaning specified in Section 6(a).
     “Replacement Preferred Stock” shall have the meaning specified in Section 4(a), and any certificates representing Replacement Preferred Stock will be legended as such.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “spin-off” shall have the meaning specified in Section 8(e)(iii).
     “stock price” shall have the meaning specified in Section 8(m).
     “stockholder approval failure date” shall have the meaning specified in Section 9(b).
     “stockholder approval failure repurchase right” shall have the meaning specified in Section 9(b).
     “subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “termination of trading” has the meaning specified in Section 8(k).
     “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Company’s Common Stock is not listed on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.
     “Transfer Agent” means Computershare Investor Services, L.L.C. or such other agent or agents of the Company as may be designated by the Board of Directors of the Company as the transfer agent for the Preferred Stock.
     “Voting Stock” has the meaning specified in Section 8(k).
     3. Dividends.
     (a) Holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, cash dividends at the annual rate of $12.00 per share of Preferred Stock, payable in equal quarterly installments on March 31, June 30, September 30 and December 31 (each, a “Dividend Payment Date”), commencing December 31, 2009 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors). If December 31, 2009 or any other Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. Dividends on the Preferred Stock will be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are authorized or declared, and will be payable to holders of record as they appear on the stock books of the Company at the close of business on the applicable record date for such dividend (each such date, a “Dividend Payment Record Date”), which such Dividend Payment Record Date shall be not more than 30 days nor less than 10 days preceding the Dividend Payment Dates thereof, as shall be fixed by the Board of Directors.

     (b) Dividends on the Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date subject to the terms of Section 3(c) hereof, and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the Dividend Payment Date first following the Dividend Period for which they accrue. Upon conversion of shares of Preferred Stock (in accordance with the provisions with Section 8 hereof), accrued and unpaid dividends on such shares shall be paid in cash or, at the Company’s election, exchanged for a number of shares of Common Stock equal to the dollar value of such accrued and unpaid dividends divided by the Conversion Price then in effect at the time of such conversion. As used herein, the term “accrued” with respect to dividends includes both accrued and accumulated dividends.
     (c) The amount of dividends payable per share for each full Dividend Period for the Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest one one-hundredth (1/100) of one cent). The amount of dividends payable for the initial Dividend Period on the Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Preferred Stock called for redemption on a redemption date falling between the close of business on a Dividend Payment Record Date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend on the Dividend Payment Date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends (at 110% of such dividends) on the date fixed for redemption (unless such holders convert such shares in accordance with Section 8 hereof). Except as contemplated in Section 3(f), holders of shares of Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Preferred Stock which may be in arrears.
     (d) So long as any shares of Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Company ranking, as to dividends, on a parity with the Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock for all Dividend Periods terminating on or prior to the applicable Dividend Payment Date. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of Preferred Stock and any other class or series of stock ranking on a parity as to dividends with Preferred Stock, all dividends declared upon shares of Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock and on such other stock bear to each other.
     (e) So long as any shares of the Preferred Stock are outstanding, no other stock of the Company ranking on a parity with the Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock.
     (f) So long as any shares of the Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Preferred Stock, as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock or any other stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Company ranking junior to the Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Company or any Subsidiary (except (A) by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up; (B) repurchases of unvested shares of the Company’s capital stock at cost upon termination of employment or consultancy of the holder thereof, provided such repurchases are approved by the Board of Directors of the Company in good faith or (C) with respect to any withholding in connection with the payment of exercise prices or withholding taxes relating to employee equity awards) unless, in each case (i) the full cumulative dividends, if any, accrued on all outstanding shares of Preferred Stock and any other stock of the Company ranking on a parity with the Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock of the Company ranking on parity with the Preferred Stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Preferred Stock and for the current dividend period with respect to any other stock of the Company ranking on a parity with the Preferred Stock as to dividends. In addition, in the event of any cash distribution to holders of Common Stock, holders of Preferred Stock shall be entitled to participate in such distribution as if such holders of Preferred Stock had converted their shares of Preferred Stock into Common Stock, calculated on the record date for determination of holders entitled to receive such distribution.
     (g) Dividends in arrears on the Preferred Stock in respect of a dividend period not declared for payment (“Delayed Dividends”) may be declared by the Board of Directors and paid on any date fixed by the Board of Directors, whether or not a Dividend Payment Date, to the Holders of record as they appear on the stock register of the Company on a record date selected by the Board of Directors, which shall (i) not precede the date the Board of Directors declares the dividend payable and (ii) not be more than 30 days prior to the date the dividend is paid.
     4. Dividend Rate Adjustments.
     (a) Dividend Rate Adjustments—Failure to Amend the Certificate of Incorporation. If certain amendments to the Certificate of Incorporation as described in Section 9 have not been approved by the stockholders of the Company and do not become effective by the 120-day anniversary of the Issue Date, then the annual dividend rate will increase by two percent (2%) of the initial liquidation preference per annum per share of Preferred Stock until such time as the amendments to the Certificate of Incorporation are approved and become effective; provided, however, holders of Preferred Stock who do not approve such amendments to the Certificate of Incorporation described in Section 9 shall automatically be deemed to have their shares of Preferred Stock exchanged for a like number of shares of a replacement preferred stock of the Company that shall be identical in all respects to the Preferred Stock issued by the Company on the Issue Date, other than such replacement preferred stock shall not be entitled (i) to such dividend rate increase, and (ii) to exercise the stockholder approval failure repurchase right (the “Replacement Preferred Stock”).
     (b) Dividend Rate Adjustments—Failure to Pay Dividends. If the Company fails to pay the quarterly dividend on the Preferred Stock in full for two (2) consecutive quarters, the dividend rate will automatically increase by 0.50% of the initial liquidation preference per share of the Preferred Stock per quarter (up to a maximum aggregate increase of two percent (2%) of the initial liquidation preference per annum per share of the Preferred Stock) until cumulative dividends have been paid in full.
     5. Liquidation Preference.
     (a) In the event of any voluntary or involuntary dissolution, liquidation or winding up of the Company (for the purposes of this Section 5, a “Liquidation”), prior to any payment or distribution of assets shall be made to the holders of Common Stock or the holders of any other securities of the Company ranking junior to the Preferred Stock upon Liquidation, but after payment of or provision for the Company’s debts, and other liabilities or other securities of the Company ranking senior to the Preferred Stock upon Liquidation, the holder of each share of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, and on a pro-rata basis with other preferred stock of equal ranking, a cash amount equal to liquidation preference equal to the greater of (i) 110% of the sum of (A) the initial liquidation preference per share plus (B) accrued and unpaid dividends thereon, if any, from the Issue Date through the date of such distribution of the assets, and (ii) an amount equal to the distribution amount such holder of Preferred Stock would have received had all shares of Preferred Stock been converted into Common Stock. The holders of any class or series of preferred stock ranking on a parity with the Preferred Stock as to Liquidation shall be entitled to receive the full respective liquidation preferences (including any premium) to which they are entitled and shall receive all accrued and unpaid dividends with respect to their respective shares through and including the date of distribution. The term “initial liquidation preference per share” shall mean, with respect to each share of Preferred Stock,

$100, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Preferred Stock.
     (b) If upon any Liquidation of the Company, the assets available for distribution to the holders of Preferred Stock and any other securities of the Company ranking on a parity with the Preferred Stock upon Liquidation which shall then be outstanding shall be insufficient to pay the holders of all outstanding shares of Preferred Stock and all other such parity securities the full amounts of the liquidating distribution to which they shall be entitled (including all dividends accrued and unpaid), then the holders of each series of such securities will share ratably in any such distribution of assets in proportion to their full respective liquidating distributions to which such holders would otherwise be respectively entitled. After payment of any such liquidating preference and accrued dividends, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.
     (c) For purposes of this Section 5, a Liquidation shall not include (i) any consolidation or merger of the Company with or into any other person, corporation, trust or other entity or (ii) a voluntary sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets to another corporation unless in connection therewith the Liquidation of the Company is specifically approved by all requisite corporate action.
     (d) The holder of any shares of Preferred Stock shall not be entitled to receive any payment owed for such shares under this Section 5 until such holder shall cause to be delivered to the Company (i) the certificate(s) representing such shares of Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Company and sufficient to transfer such shares of Preferred Stock to the Company free of any adverse interest. No interest shall accrue on any payment upon Liquidation after the due date thereof.
     (e) Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company.
     6. Redemption at the Option of the Company.
     (a) Preferred Stock may not be redeemed at the option of the Company prior to November 15, 2014. On or after November 15, 2014, upon the affirmative vote of the disinterested members of the Board of Directors, the Company may, at its option, redeem the shares of Preferred Stock, in whole or in part, out of funds legally available therefor, at any time or from time to time, subject to the notice provisions and provisions for partial redemption described below, at a price (the “redemption price”) equal to 110% of the sum of (x) the initial liquidation preference per share, plus (y) all accrued and unpaid dividends, if any, to and including the redemption date, whether or not earned or declared, if the following conditions are satisfied as of the date of the redemption notice and on the redemption date:
(i)	the stockholders have approved the amendments to the Certificate of Incorporation described in Section 9 below, and such amendments have been filed and become effective;

(ii)	the number of authorized, but unissued and otherwise unreserved, shares of Common Stock are sufficient to allow for conversion of all of the Preferred Stock outstanding as of such date;

(iii)	the shares of Common Stock issuable upon conversion of the Preferred Stock outstanding as of such date are freely tradable for non-Affiliates of the Company;

(iv)	the Common Stock is listed on a national stock exchange;

(v)	the issuance of Common Stock issuable upon conversion of all of the Preferred Stock outstanding as of such date would be not be in violation of the rules and regulations of the New York Stock Exchange; and

(vi)	no pending or proposed Fundamental Change described under Section 8 has been publicly announced prior to such date that has not been consummated or terminated.
     If the applicable redemption date is a Dividend Payment Date, the quarterly payment of dividends becoming due on such date shall be payable to the holders of such shares of Preferred Stock registered as such on the relevant record date subject to the terms and provisions of Section 3. If the applicable redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, (a) the Company shall pay 110% of the full amount of accumulated and unpaid dividends payable on such Dividend Payment Date only to the holder of record at the close of business on the corresponding Dividend Record Date and (b) the redemption price payable on the redemption date shall include only 110% of the initial liquidation preference per share of the Preferred Stock, but shall not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.
     No sinking fund, mandatory redemption or other similar provision shall apply to the Preferred Stock.
     (b) In case the Company shall desire to exercise the right to redeem the shares of Preferred Stock, in whole or in part, pursuant to Section 6(a), it shall fix a date for redemption, and it, or at its request (which must be received by the Transfer Agent at least ten (10) Business Days prior to the date the Transfer Agent is requested to give notice as described below unless a shorter period is agreed to by the Transfer Agent) the Transfer Agent in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least fifteen (15) and not more than forty-five (45) days prior to the date fixed for redemption to the holders of the shares of Preferred Stock so to be redeemed at their last addresses as the same appear on the Company’s stock records (provided that if the Company shall give such notice, it shall also give such notice, and notice of the shares of Preferred Stock to be redeemed, to the Transfer Agent). Such mailing shall be by first class mail, postage pre-paid. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any share of Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other share of Preferred Stock.
     In addition to any information required by law, each such notice of redemption shall specify the following:
•	the number of shares of Preferred Stock to be redeemed,

•	the date fixed for redemption,

•	the redemption price at which such shares of Preferred Stock are to be redeemed,

•	the place or places of payment, and that payment will be made upon presentation and surrender of the certificate or certificates representing such shares of Preferred Stock,

•	that 110% of unpaid dividends accrued to, and excluding the date fixed for redemption will be paid as specified in said notice,

•	that on and after said date dividends thereon or on the portion thereof to be redeemed will cease to accrue, and

•	the then current Conversion Rate and approximate Conversion Price and the date on which the right to convert such shares of Preferred Stock into Common Stock will expire.
     On or prior to the redemption date specified in the notice of redemption given as provided in this Section 6(b), the Company will deposit with a bank or trust company having an office or agency in the Borough of

Manhattan, The City of New York and having a combined capital and surplus of at least $100,000,000 (the “Deposit Bank”) an amount of money sufficient to redeem on the redemption date all the shares of Preferred Stock so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price; provided that if such payment is made on the redemption date it must be received by the Deposit Bank by 10:00 a.m. New York City time, on such redemption date. If any shares of Preferred Stock called for redemption are converted pursuant hereto, any money deposited with the Deposit Bank or so segregated and held in trust for the redemption of such shares of Preferred Stock shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. The Company shall be entitled to make any deposit of funds contemplated by this Section 6 under arrangements designed to permit such funds to generate interest or other income for the Company, and the Company shall be entitled to receive all interest and other income earned by any funds while they shall be deposited as contemplated by this Section 6, provided that the Company shall maintain on deposit funds sufficient to satisfy all payments which the deposit arrangement shall have been established to satisfy. If the conditions precedent to the disbursement of any funds deposited by the Company pursuant to this Section 6 shall not have been satisfied within two years after the establishment of such funds, then (i) such funds shall be returned to the Company upon its request, (ii) after such return, such funds shall be free of any trust which shall have been impressed upon them, (iii) the person entitled to the payment for which such funds shall have been originally intended shall have the right to look only to the Company for such payment, subject to applicable escheat laws, and (iv) the trustee which shall have held such funds shall be relieved of any responsibility for such funds upon the return of such funds to the Company.
     If fewer than all the outstanding shares of Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding shares of Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other equitable method determined by the Company in its sole discretion.
     (c) If notice of redemption has been given as above provided, on and after the date fixed for redemption (unless the Company shall default in the payment of the redemption price) dividends on such shares of Preferred Stock so called for redemption shall cease to accrue and such shares of Preferred Stock shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such shares of Preferred Stock except the right to receive the redemption price thereof, without interest thereon. On presentation and surrender of the certificate or certificates representing such shares of Preferred Stock at a place of payment specified in said notice, such shares of Preferred Stock to be redeemed shall be redeemed by the Company at the applicable redemption price.
     If fewer than all the shares of Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
     (d) In connection with any redemption of Preferred Stock, the Company may arrange for the purchase and conversion of any Preferred Stock by an agreement with one or more investment bankers or other purchasers to purchase such Preferred Stock by paying to the Deposit Bank in trust for the holders of Preferred Stock, on or before the date fixed for redemption, an amount not less than the applicable redemption price of such Preferred Stock. Notwithstanding anything to the contrary contained in this Section 6, the obligation of the Company to pay the redemption price of such Preferred Stock, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Deposit Bank prior to the date fixed for redemption, any certificate representing the Preferred Stock so converted not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Section 8) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Preferred Stock shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Deposit Bank shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Preferred Stock.
     7. Shares to Be Retired. Any share of Preferred Stock converted, redeemed or otherwise acquired by the Company shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more series.

     8. Conversion.
     (a) Upon the effectiveness of the amendment to the Certificate of Incorporation described in Section 9 below and upon compliance with the provisions of this Section 8, a holder of any shares of Preferred Stock shall thereafter have the right, at such holder’s option (except that, with respect to any shares of Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the Trading Day immediately preceding the date fixed for redemption of such shares of Preferred Stock unless the Company shall default in payment due upon redemption thereof), to convert such shares at any time at the conversion rate (the “Conversion Rate”) of 60.606 fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) per share of Preferred Stock, as adjusted in accordance with this Section 8, by surrender of the certificate or certificates representing such share of Preferred Stock so to be converted in the manner provided in Section 8(c). Upon the effectiveness of the amendment of the Certificate of Incorporation described in Section 9 below, the initial “Conversion Price” shall mean approximately $1.65 per share. Prior to the effectiveness of the amendment to the Certificate of Incorporation described in Section 9 below and upon compliance with the provisions of this Section 8, a holder of any shares of Preferred Stock shall have the right, at such holder’s option (except that, with respect to any shares of Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the Trading Day immediately preceding the date fixed for redemption of such shares of Preferred Stock unless the Company shall default in payment due upon redemption thereof), to convert such shares at any time at the Conversion Rate of 31.322 fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) per share of Preferred Stock, as adjusted in accordance with this Section 8, by surrender of the certificate or certificates representing such share of Preferred Stock so to be converted in the manner provided in Section 8(c). Prior to the effectiveness of the amendment of the Certificate of Incorporation described in Section 9 below, the initial “Conversion Price” shall mean approximately $3.19 per share. A holder of the Preferred Stock is not entitled to any rights of a holder of Common Stock until such holder has converted his Preferred Stock to Common Stock, and only to the extent such Preferred Stock is deemed to have been converted to Common Stock under this Section 8.
     (b) In no event the Company may issue shares of Common Stock upon conversion of the Preferred Stock if such issuance would cause the aggregate outstanding shares of Common Stock to exceed the total authorized number of shares of Common Stock under the Certificate of Incorporation.
     (c) In order to exercise the conversion right if a holder’s Preferred Stock is represented by physical certificates, the holder of the Preferred Stock to be converted shall surrender the certificate or certificates (with the notice of conversion (the “Conversion Notice”), the form of which is set forth in Section 17(a), on the reverse of the certificate or certificates duly completed) representing the number of shares to be so converted, duly endorsed, at an office or agency of the Transfer Agent in the Borough of Manhattan, The City of New York, and shall give written notice of conversion to the office or agency that the holder elects to convert such number of shares of Preferred Stock specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be of Common Stock issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 8(h). If a holder’s shares of Preferred Stock are represented by a global Preferred Stock certificate, such holder must comply with the Depositary’s procedures for converting a beneficial interest in such global Preferred Stock, and shall pay any transfer taxes, if required pursuant to Section 8(h). Each such share of Preferred Stock surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.
     As promptly as practicable, but in any event within three (3) Business Days, after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares of Common Stock issuable on conversion are to be issued in a name other than that in which such share of Preferred Stock to be converted is registered (as if such transfer were a transfer of the share of Preferred Stock so converted), to such other person, the certificate or certificates representing the number of shares of Common Stock issuable, or the cash payment to be made, upon the conversion of such share of Preferred Stock or a portion thereof in accordance with the provisions of this Section 8 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 8(d) (which payment, if any, shall be paid no later than three (3) Business Days after satisfaction of the requirements for conversion set forth above).

     Each conversion shall be deemed to have been effected as of the close of business on the date on which the requirements set forth above in this Section 8(c) have been satisfied as to such share of Preferred Stock so converted, and the person in whose name any certificate or certificates for the shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which certificate or certificates representing such shares of Preferred Stock shall be surrendered. All shares of Common Stock delivered upon conversion of the Preferred Stock will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. If less than the full number of shares of Preferred Stock, evidenced by the surrendered certificate(s), is being converted, the Company shall deliver or cause to be delivered a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate less the number of shares being converted.
     Upon conversion of shares of Preferred Stock (in accordance with the provisions with this Section 8), accrued and unpaid dividends on such shares shall be paid in cash or, at the Company’s election, exchanged for a number of shares of Common Stock equal to the dollar value of such accrued and unpaid dividends divided by the Conversion Price then in effect at the time of such conversion. Such cash or shares, as applicable, shall be delivered in accordance with the second paragraph of this Section 8(c).
     (d) In connection with the conversion of any shares of Preferred Stock, a portion of such shares may be converted; however, no fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Preferred Stock. If any fractional share of stock otherwise would be issuable upon the conversion of the Preferred Stock, the Company shall make a payment therefore in cash to the holder of the Preferred Stock based on the current market value of the Common Stock. The current market value of a share of Common Stock shall be the Closing Sale Price on the first Trading Day immediately preceding the day on which the Preferred Stock (or a specified portion thereof) is deemed to have been converted. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.
     (e) The Conversion Rate shall be adjusted from time to time by the Company as follows; provided that any adjustments made to the Conversion Rate prior to the amendments to the Certificate of Incorporation (as described in Section 9) shall also be applied to the Conversion Rate in effect following such amendments as if the latter Conversion Rate were in effect as of the Issue Date:
     (i) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 x OS1/OS0

where

CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination; and

OS0 = the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination.
     Any adjustment made pursuant to this paragraph (i) shall become effective at the open of business on (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (ii) If the Company distributes to all holders of Common Stock any rights, warrants or options entitling them, for a period expiring not more than 60 days after the date of issuance of such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Closing Sale Price per share of Common Stock on the Business Day immediately preceding the time of announcement of such distribution, the Company shall adjust the conversion rate based on the following formula:
CR1 = CR0 x (OS0+X)/(OS0+Y)

where

CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the Closing Sale Price per share of Common Stock on the Business Day immediately preceding the time of announcement for the issuance of such rights, warrants or options.
     For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders of shares of Common Stock to subscribe for or purchase shares of Common Stock at less than the applicable Closing Sale Price per share of Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration the Company receives for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors. If any right, warrant or option described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Company shall adjust the new Conversion Rate to the Conversion Rate that would then be in effect if such right, warrant or option had not been so issued.
     (iii) If the Company distributes shares of its capital stock, evidence of indebtedness, assets or property, other than cash, to all holders of Common Stock, excluding (A) dividends, distributions, rights, warrants or options referred to in paragraph (i) or (ii) above; (B) dividends or distributions paid exclusively in cash; and (C) spin-offs, as described below in this paragraph (iii) then the Company shall adjust the conversion rate based on the following formula:

CR1 = CR0 x SP0/(SP0 — FMV)

where

CR0 = the Conversion Rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 = the new Conversion Rate in effect immediately on and after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Price per share of Common Stock for the 10 consecutive Trading Days ending on the Business Day immediately preceding the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution;
provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Company is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Preferred Stock shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Company are distributed to holders of Common Stock, for each share of Preferred Stock, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Company such holder of Preferred Stock would have received had such holder of Preferred Stock owned a number of shares of Common Stock into which such Preferred Stock is then convertible at the conversion rate in effect on the ex-dividend date for such distribution.
     An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.
     If the Company distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to one of the Company’s subsidiaries or other business unit (a “spin-off”) the Conversion Rate in effect immediately before the 10th Trading Day from and including the effective date of the spin-off shall be adjusted based on the following formula:
CR1 = CR0 x (FMV0+MP0 )/ MP0

where

CR0 = the Conversion Rate in effect immediately prior to the 10th Trading Day immediately following, and including, the effective date of the spin-off;

CR1 = the new Conversion Rate in effect immediately on and after the 10th Trading Day immediately following, and including, the effective date of the spin-off;

FMV0 = the average of the Closing Sale Prices per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off; and

MP0 = the average of the Closing Sale Prices per share of Common Stock over the first 10 consecutive Trading Days after the effective date of the spin-off.

An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day from and including the effective date of the spin-off; provided that in respect of any conversion within the 10 Trading Days following the effective date of any spin-off, references within this paragraph (iii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such spin-off and the Conversion Date in determining the applicable conversion rate.
     If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new Conversion Rate shall be re-adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (iv) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 × (AC + (SP1 × OS1))/(SP1 × OS0)

where

CR0 = the Conversion Rate in effect on the day immediately following the date such tender or exchange offer expires;

CR1 = the Conversion Rate in effect on the second day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the Closing Sale Price per share of Common Stock for the Trading Day immediately following the date such tender or exchange offer expires.
     If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made.
     Any adjustment to the Conversion Rate made pursuant to this paragraph (iv) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Company shall re-adjust the new Conversion Rate to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.
     (v) For six (6) months following the Issue Date, if the Company issues any Common Stock at a price that is less than the then current Conversion Price of the Preferred Stock, or any securities convertible into or exchangeable for, directly or indirectly, Common Stock (such securities, “Convertible Securities”) or any rights, warrants or options to purchase any such Common Stock or Convertible

Securities with a conversion price or exercise price that is less than the then current Conversion Price of the Preferred Stock (all such issuances of securities, “Dilutive Issuances”), then the Conversion Price will be reduced concurrently with such issue or sale, according to the following formula:
CP1 = CP0 × (A + B) ÷ (A + C)

where

CP1 = the Conversion Price in effect immediately after such Dilutive Issuances;

CP0 = the Conversion Price in effect immediately prior to such Dilutive Issuances;

A = the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuances, treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such issue or upon conversion, exercise or exchange of Convertible Securities outstanding immediately prior to such issue;

B = the number of shares of Common Stock that would have been issued if such Dilutive Issuances had been at a price per share of Common Stock (or equivalent) equal to CP0; and

C = the number of shares of Common Stock issued (or the number of shares of Common Stock issuable upon the exercise of rights, warrants or options to purchase Common Stock or Convertible Securities and/or upon the conversion, exercise or exchange of Convertible Securities, as the case may be) in such Dilutive Issuances.
     Notwithstanding anything to the contrary set forth above with respect to Conversion Price adjustments for Dilutive Issuances, no adjustment will be made to the Conversion Price of the Preferred Stock with regard to:
•	securities issued (other than for cash) in connection with a strategic merger, alliance, joint venture, acquisition, consolidation, licensing or partnering agreement;

•	Common Stock issued in connection with any credit facility obtained by the Company; or

•	Common Stock issued and grants of options to purchase Common Stock pursuant to an employment agreement or arrangement or an equity compensation plan approved by the Board of Directors.
     If the Conversion Price is adjusted as described above, then the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 × CP0/CP1

where

CR0 = the Conversion Rate in effect immediately prior to the Conversion Price adjustment;

CR1 = the Conversion Rate in effect immediately following the Conversion Price adjustment;

CP0 = the Conversion Price in effect immediately prior to such adjustment; and

CP1 = the Conversion Price in effect immediately after such adjustment.
     (vi) If the Company has in effect a rights plan while any shares of Preferred Stock remain outstanding, holders of shares of Preferred Stock shall receive, upon a conversion of such shares in respect of which the Company has elected to deliver shares of Common Stock, in addition to such shares of Common Stock, rights under the Company’s stockholder rights agreement unless, prior to conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from Common Stock.

If the rights provided for in any rights plan that the Company’s Board of Directors may adopt have separated from the Common Stock in accordance with the provisions of the rights plan so that holders of shares of Preferred Stock would not be entitled to receive any rights in respect of Common Stock that the Company elects to deliver upon conversion of shares of Preferred Stock, the Company shall adjust the Conversion Rate at the time of separation as if the Company had distributed to all holders of the Company’s capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
     (vii) In no event shall the Conversion Price be reduced below $0.01, subject to adjustment for share splits and combinations and similar events.
     (viii) The Company shall not make any adjustment to the Conversion Rate if holders of shares of Preferred Stock are permitted to participate, on an as-converted basis, in the transactions described in paragraphs (i) through (iv), and paragraph (vi) above.
     (ix) The Conversion Rate shall not be adjusted except as specifically set forth in this Section 8. Without limiting the foregoing, the conversion rate shall not be adjusted for (A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities or the investment of additional optional amounts in shares of Common Stock under any plan; (B) the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any of the Company’s present or future employee, director, trustee or consultant benefit plans, employee agreements or arrangements or programs; (C) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Issue Date; (D) a change in the par value of Common Stock; (E) accumulated and unpaid dividends or distributions on the Preferred Stock, except as otherwise provided in this Certificate of Designations; or (F) the issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Company’s Common Stock or the payment of cash upon repurchase or redemption thereof, except as otherwise provided in this Section 8.
     (x) No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. If the adjustment is not made because the adjustment does not change the conversion rate by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. In addition, the Company will make any carry forward adjustments not otherwise effected (A) on each anniversary of the Issue Date, (B) upon conversion of any shares of Preferred Stock (but only with respect to such converted Preferred Stock) and (C) if the shares of the Preferred Stock are called for redemption. All required calculations shall be made to the nearest cent or 1/10,000th of a share, as the case may be.
     (xi) To the extent permitted by law, the Company may, from time to time, increase the Conversion Rate for a period of at least 20 days if its Board of Directors determines that such an increase would be in Company’s best interests. Any such determination by the Company’s Board of Directors will be conclusive. In addition, the Company may increase the Conversion Rate if its Board of Directors deems it advisable to avoid or diminish any income tax to common stockholders resulting from any distribution of Common Stock or similar event. The Company will give holders of shares of the Preferred Stock at least 15 Business Days’ notice of any increase in the Conversion Rate.
     (xii) Except as described in this Section 8, the Company shall not adjust the Conversion Rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible, exchangeable or exercisable securities.
     (xiii) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Transfer Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of the Preferred Stock at his last address appearing on the Company’s stock records, within ten (10) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (xiv) In any case in which this Section 8(e) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder of Preferred Stock any amount in cash in lieu of any fraction pursuant to Section 8(d).
     (xv) For purposes of this Section 8(e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (f) In the event that the Company shall be a party to any of the following transactions (each, a “Business Combination”): (i) any recapitalization, reclassification or change of shares of Common Stock (other than as a result of a subdivision or combination of Common Stock), (ii) any consolidation, merger or combination of the Company into any other person, or any consolidation, merger or combination of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (iii) any sale, transfer, conveyance or lease to another person of all or substantially all of the property and assets of the Company (other than to one or more of its subsidiaries) or (iv) any statutory share exchange; in each case, as a result of which stockholders of Common Stock shall be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for the Common Stock, then appropriate provision shall be made so that the holder of each share of Preferred Stock then outstanding shall have the right thereafter to convert such Preferred Stock only into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that the holders of the Preferred Stock would have owned or been entitled to receive upon such Business Combination as if such holder of shares of Preferred Stock held a number of shares of Common Stock equal to the Conversion Rate in effect on the effective date for such Business Combination, multiplied by the number of shares of Preferred Stock held by such holder of shares of Preferred Stock. If such Business Combination also constitutes a specified Change in Control (as described in Section 8(m)), such holder of shares of Preferred Stock converting such shares will not receive additional shares if such holder does not convert its shares of Preferred Stock “in connection with” the relevant Change in Control (as described in Section 8(m)). In the event that the Company’s common stockholders have the opportunity to elect the form of consideration to be received in such Business Combination, the Company will make adequate provision whereby the holders of shares of Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of the shares of the Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination. Such determination shall be based on the weighted average of elections made by the holders of shares of the Preferred Stock who participate in such determination, shall be subject to any limitations to which all of the Company’s common stockholders are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by the Company’s common stockholders and (2) two Business Days prior to the anticipated effective date of the Business Combination.
     The Company will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of shares of the Preferred Stock (and the weighted average of elections), by posting such notice with DTC and providing a copy of such notice to the Transfer Agent. If the effective date of a Business Combination is delayed beyond the initially anticipated effective date, the holders of shares of the Preferred Stock will be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. The Company may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of shares of

Preferred Stock to convert such holder’s shares of Preferred Stock into shares of Common Stock prior to the effective date.
     (g) The entity formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company’s shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Section 8. The above provisions shall similarly apply to successive transactions of the type described in this Section 8(g).
     (h) The issue of stock certificates representing the shares of Common Stock on conversions of the Preferred Stock shall be made without charge to the converting holder of the Preferred Stock for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than the name in which the shares of Preferred Stock with respect to which such shares of Common Stock are issued are registered, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
     (i) The Company covenants that all shares of Common Stock which may be delivered upon conversion of shares of Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.
     The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of shares of Preferred Stock not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Preferred Stock shall be computed as if at the time of computation all outstanding shares of Preferred Stock were held by a single holder. The issuance of shares of Common Stock upon conversion of shares of Preferred Stock is authorized in all respects.
     The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Preferred Stock.
     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.
     The Company covenants that if any shares of Common Stock to be issued or provided for pursuant to this Certificate of Designation hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or provided for pursuant to this Certificate of Designation, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.
     (j) In case:
     (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or
     (ii) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (iv) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Transfer Agent and to be mailed to each holder of the Preferred Stock at his address appearing on the Company’s stock records, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     (k) If a Fundamental Change (as defined below) occurs on or prior to November 15, 2019, each holder of shares of the Preferred Stock will have the right to require the Company to repurchase for cash all, or a specified whole number, of such holder’s shares of Preferred Stock (the “Fundamental Change Repurchase Right”) on the date specified by the Company that is not later than 15 days after the date the Company gives notice of the consummation of the Fundamental Change (the “Fundamental Change Repurchase Date”), at a repurchase price equal to (i) 110% of the sum of the initial liquidation preference per share plus accrued and unpaid dividends to but excluding the Fundamental Change Repurchase Date in the event the Fundamental Change occurs prior to November 15, 2014, and (ii) 100% of the sum of the initial liquidation preference per share plus accrued and unpaid dividends to but excluding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date is after a Dividend Payment Record Date but on or prior to a Dividend Payment Date, however, then 110% of the dividend payable on such date will be paid to the holder of record of the Preferred Stock at the close of business on the relevant record date.
     The Company will give notice by mail or by publication (with subsequent prompt notice by mail) to holders of the Preferred Stock and will post such notice with DTC and provide a copy of such notice to the Transfer Agent of the anticipated effective date of any proposed Fundamental Change which will occur on or prior to November 15, 2019. The Company must make this mailing or publication at least 15 days before the anticipated effective date of the Fundamental Change. In addition, no later than the third Business Day after the completion of such Fundamental Change, the Company must make an additional notice announcing such completion.
     The term “Fundamental Change” generally will be deemed to occur upon a Change in Control or a termination of trading prior to November 15, 2019. A “Change in Control” will be deemed to have occurred when:
(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Company’s Voting Stock (as defined below) (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity); or

(2)	(A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Company’s Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity), and (B) a termination of trading shall have occurred; or

(3)	the Company’s consolidation or merger with or into any other person, any merger of another person into the Company, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Company’s assets and the assets of the Company’s subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary) shall have occurred, other than:
A.	any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s capital stock, and (b) pursuant to which holders of the Company’s capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

B.	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
(4)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose nomination, election or appointment by such board or whose nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election, nomination or appointment was previously so approved) cease for any reason to constitute 50% or more of the Board of Directors then in office; or

(5)	the Company’s stockholders shall have approved any plan of liquidation or dissolution.
     “Capital Stock” of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.
     A “termination of trading” will be deemed to have occurred if Common Stock is not listed for trading on a U.S. national securities exchange or market, including, but not limited to, the over-the-counter market or bulletin board.

     “Voting Stock” of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.
     (l) (i) A holder of Preferred Stock that has elected to convert such shares rather than require the Company to repurchase such shares pursuant to the Fundamental Change Repurchase Right shall not be able to exercise the Fundamental Change Repurchase Right.
     (ii) Within 15 days after the occurrence of a Fundamental Change, the Company shall provide to the holders of Preferred Stock and the Company’s Transfer Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state (a) the events constituting the Fundamental Change; (b) the date of the Fundamental Change; (c) the last date on which the holders of Preferred Stock may exercise the Fundamental Change Repurchase Right; (d) the Fundamental Change Repurchase Date; (e) that Preferred Stock as to which the Fundamental Change Repurchase Right has been exercised will be repurchased only if the notice of exercise of the Fundamental Change Repurchase Right has not been properly withdrawn; (f) the procedures that the holders of Preferred Stock must follow to exercise the Fundamental Change Repurchase Right; and (g) the name and address of the paying agent and the purchase agent.
     (iii) The Company shall also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Company provides such notice to the holders of Preferred Stock.
     (iv) The Fundamental Change Repurchase Date shall be a date no less than 20 days nor more than 35 days after the date on which the Company gives the notice described in Section 8(l)(ii). To exercise the Fundamental Change Repurchase Right, the holder of Preferred Stock shall deliver, on or before the close of business on the Fundamental Change Repurchase Date, the Preferred Stock to be repurchased, duly endorsed for transfer, together with a completed written repurchase notice, to the Company’s Transfer Agent. The repurchase notice shall state (a) the relevant Fundamental Change Repurchase Date; (b) the number of shares of Preferred Stock to be repurchased; and (c) that the Preferred Stock is to be repurchased pursuant to the applicable provisions of the Preferred Stock. Notwithstanding the foregoing, if the Preferred Stock is held in global form, the repurchase notice shall comply with applicable DTC procedures.
     (v) Holders of Preferred Stock may withdraw any notice of exercise of their Fundamental Change Repurchase Right (in whole or in part) by a written notice of withdrawal delivered to the Company’s Transfer Agent prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date. The notice of withdrawal shall state (a) the number of withdrawn shares of Preferred Stock; (b) if certificated shares of Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Preferred Stock; and (c) the number of shares of the Preferred Stock, if any, which remain subject to the repurchase notice. Notwithstanding the foregoing, if the Preferred Stock is held in global form, the notice of withdrawal shall comply with applicable DTC procedures.
     (vi) Preferred Stock as to which the Fundamental Change Repurchase Right has been properly exercised and for which the repurchase notice has not been properly withdrawn shall be repurchased in accordance with the Fundamental Change Repurchase Right on the Fundamental Change Repurchase Date.
     (vii) Payment of the applicable Fundamental Change Repurchase Price is conditioned upon delivery of the certificate or certificates for the Preferred Stock to be repurchased. If less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being repurchased, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being repurchased, will be issued promptly to the holder.

     (m) If a Change in Control described in the clauses (2) or (3) of the definition of Change in Control set forth above occurs prior to November 15, 2014, the Company will increase the conversion rate, to the extent described below, by a number of additional shares if a holder elects to convert shares of Preferred Stock in connection with any such transaction by increasing the Conversion Rate applicable to such shares if and as required below; provided, however, that the Company will not adjust the conversion rate if a Change in Control described in clause (3) of the definition of Change in Control occurs and 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or approved for trading on a Nasdaq market and, as a result of such transaction or transactions, the Preferred Stock becomes convertible solely into such common stock and other consideration payable in such transaction or transactions.
     A conversion of shares of Preferred Stock by a holder will be deemed for these purposes to be “in connection with” a Change in Control if the holder’s written conversion notice is received by the Company at the Company’s principal office or by the Transfer Agent on or subsequent to the date 10 Trading Days prior to the date announced by the Company as the anticipated effective date of the Change in Control but before the close of business on the Business Day immediately preceding the related date on which the Change in Control becomes effective (the “effective date”). Any adjustment to the conversion rate will have the effect of increasing the amount of any cash, securities or other assets otherwise due to holders of shares of Preferred Stock upon conversion.
     Any increase in the applicable Conversion Rate will be determined by reference to the table below and is based on the Change in Control effective date and the price (the “stock price”) paid per share of Common Stock in the transaction constituting the Change in Control. If holders of Common Stock receive only cash in the transaction, the stock price shall be the cash amount paid per share of Common Stock. Otherwise, the stock price shall be equal to the average Closing Sale Price per share of Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the effective date.
     The following table sets forth the additional number of shares, if any, of Common Stock issuable upon conversion of each share of Preferred Stock in connection with such a Change in Control, as specified above.
Additional Shares Upon a Change in Control

	Effective Date
Stock Price on	November 1,	November 1,	November 1,	November 1,	November 1,	November 1,
Effective Date	2009	2010	2011	2012	2013	2014

$1.50	11.112	10.365	9.477	8.589	7.701	6.813
$2.00	7.284	6.768	5.686	4.604	3.522	2.440
$2.50	5.093	4.722	3.571	2.420	1.268	0.117
$3.00	3.700	3.426	2.570	1.713	0.857	0.000
$3.50	2.755	2.547	1.910	1.274	0.637	0.000
$4.00	2.083	1.923	1.442	0.962	0.481	0.000
$4.50	1.586	1.462	1.097	0.731	0.366	0.000
$5.00	1.213	1.118	0.839	0.559	0.280	0.000

     The actual stock price and effective date may not be set forth in the foregoing table, in which case:
•	If the actual stock price on the effective date is between two stock prices in the table or the actual effective date is between two effective dates in the table, the amount of the Conversion Rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for such two stock prices or such two effective dates on the table based on a 360-day year, as applicable.

•	If the stock price on the effective date equals or exceeds $5.00 per share (subject to adjustment as described below), no adjustment in the applicable Conversion Rate will be made.

•	If the stock price on the effective date is less than $1.50 per share (subject to adjustment as described below), no adjustment in the applicable Conversion Rate will be made.
     The stock prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of shares of Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Conversion Rate adjustment amounts set forth in the table above will be adjusted in the same manner as the Conversion Rate other than by operation of an adjustment to the Conversion Rate by virtue of the adjustment to the conversion rate as described above.
     The additional shares, if any, or any cash delivered to satisfy the Company’s obligations to holders that convert their shares of Preferred Stock in connection with a Change in Control will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the Change in Control transaction.
     Notwithstanding the foregoing, in no event will the Conversion Rate exceed 71.718 shares of Common Stock per share of Preferred Stock solely as a result of the application of this Section 8(m), which maximum amount is subject to adjustments in the same manner as the Conversion Rate as set forth elsewhere in this Section 8.
     9. Amendments to the Certificate of Incorporation.
     (a) The Company hereby agrees that, as promptly as practicable after the Issue Date (but in no event later than 120 days after such date), it will seek the requisite approval of stockholders to amend the Certificate of Incorporation in order to (i) increase the Company’s authorized capital stock to 220,000,000 shares of capital stock, 200,000,000 of such shares being Common Stock, par value $0.01 per share and 20,000,000 of such shares being preferred stock, par value $0.01 per share, issuable in one or more series or classes, and (ii) increase the size of the Board of Directors to provide for an adequate number of directors to permit the election of the Preferred Directors in the event that the Company is in arrears with respect to the Preferred Stock for six or more quarters to provide for the Preferred Directors. If the amendments to the Certificate of Incorporation are approved, subject to certain limitations, if dividends on the Preferred Stock are in arrears for six or more quarters, whether or not consecutive, holders representing a majority of shares of the Preferred Stock (voting together as a class with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) shall be entitled to nominate and vote for the election of two additional directors to serve on the Board of Directors, until all unpaid dividends with respect to the Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid or declared and a sum sufficient for payment is set aside for such payment.
     (b) If the amendments to the Certificate of Incorporation have not been approved by the Company’s stockholders and become effective by the 120-day anniversary of the Issue Date (the “stockholder approval failure date”), then the annual dividend rate will increase by two percent (2%) per annum of the initial liquidation preference per share of Preferred Stock until such time as the amendments to the Certificate of Incorporation are approved and become effective. Holders of Preferred Stock who do not approve such amendments to the Certificate of Incorporation shall automatically be deemed to have exchanged all of their shares of Preferred Stock for a like number of shares of Replacement Preferred Stock.
     In addition, if an amendment is not effective prior to 120 days after the Issue Date, holders of Preferred Stock may require the Company to repurchase all, or a specified whole number, of share of their Preferred Stock at a repurchase price equal to 110% of the sum of (i) the initial liquidation preference plus (ii) accumulated but unpaid dividends to but excluding the stockholder approval failure date (the “stockholder approval failure repurchase right”). The Company will give notice by mail or by publication (with subsequent prompt notice by mail) to holders of Preferred Stock and will post such notice with DTC and provide a copy of such notice to the Transfer Agent of the stockholder approval failure date.
     A holder of Preferred Stock that has elected to convert its shares of Preferred Stock rather than require the Company to repurchase its shares of Preferred Stock pursuant to the stockholder approval failure notice will not be able to exercise the stockholder approval failure repurchase right.
     A holder of Preferred Stock who does not approve of the amendments to the Certificate of Incorporation described in this Section 9 shall automatically be deemed to have exchanged all of their shares of Preferred Stock for a like number of shares of Replacement Preferred Stock.
     Within 15 days after the occurrence of the stockholder approval failure date, the Company will provide to the holders of Preferred Stock and the Transfer Agent a notice of the occurrence of the stockholder approval failure date and the resulting repurchase offer. Such notice will state:
•	the events constituting the stockholder approval failure;

•	the date of the stockholder approval failure;

•	the last date on which the holders of Preferred Stock may exercise the stockholder approval failure repurchase right;

•	the stockholder approval failure repurchase date;

•	the name and address of the paying agent and the repurchase agent;

•	that Preferred Stock as to which the stockholder approval failure repurchase right has been exercised will be repurchased only if the notice of exercise of the stockholder approval failure repurchase right has not been properly withdrawn; and

•	the procedures that the holders of Preferred Stock must follow to exercise the stockholder approval failure repurchase right.
     The Company will also issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Company’s website, in any event prior to the opening of business on the first Trading Day following any date on which the Company provides such notice to the holders of Preferred Stock.
     The stockholder approval failure repurchase date will be a date not less than 20 days nor more than 35 days after the date on which the Company gives the above notice. To exercise the stockholder approval failure repurchase right, each holder of Preferred Stock must deliver, on or before the close of business on the stockholder approval failure repurchase date, the Preferred Stock to be repurchased, duly endorsed for transfer, together with a completed written stockholder approval failure notice, to the Transfer Agent. The stockholder approval failure notice will state:
•	the relevant stockholder approval failure repurchase date;

•	the number of shares of Preferred Stock to be repurchased;

•	evidence that the shares tendered for repurchase were voted to approve the Certificate of Incorporation; and

•	that the Preferred Stock is to be repurchased pursuant to the applicable provisions of the Preferred Stock.
     If the Preferred Stock is held in global form, the repurchase notice must comply with applicable DTC procedures.
     Holders of Preferred Stock may withdraw any notice of exercise of their stockholder approval failure repurchase right (in whole or in part) by a written notice of withdrawal delivered to the Company’s transfer agent prior to the close of business on the Business Day prior to the stockholder approval failure repurchase date. The notice of withdrawal must state:
•	the number of withdrawn shares of Preferred Stock;

•	if certificated shares of Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Preferred Stock; and

•	the number of shares of Preferred Stock, if any, which remain subject to the repurchase notice.
     If the Preferred Stock is held in global form, the notice of withdrawal must comply with applicable DTC procedures.
     Preferred stock as to which the stockholder approval failure repurchase right has been properly exercised and for which the repurchase notice has not been properly withdrawn will be repurchased in accordance with the stockholder approval failure repurchase right on the stockholder approval failure repurchase date. Payment of the stockholder approval failure repurchase price is conditioned upon delivery of the certificate or certificates for the Preferred Stock to be repurchased. If less than the full number of shares of Preferred Stock evidenced by the surrendered certificate or certificates is being repurchased, a new certificate or certificates, of like tenor, for the number of shares evidenced by the surrendered certificate or certificates, less the number of shares being repurchased, will be issued promptly to the holder.
     (c) The Company hereby agrees that, until the stockholders have approved the amendments to the Certificate of Incorporation described above and such amendments have become effective, it will not enter into any agreement, including agreements relating to the Company’s indebtedness or any future series of preferred stock, that would restrict or prevent the Company’s ability to pay cash upon any exercise of the stockholder approval failure repurchase right.
     10. Ranking.
     The Preferred Stock will rank, with respect to distribution rights and rights upon the Company’s liquidation, winding-up or dissolution:
(a)	junior to all of the Company’s existing and future debt obligations, including convertible or exchangeable debt securities;

(b)	senior to the Company’s Common Stock and to any other of the Company’s equity securities that by their terms rank junior to the Preferred Stock with respect to distribution rights or payments upon the Company’s liquidation, winding-up or dissolution;

(c)	on a parity with other series of the Company’s preferred stock or other equity securities that the Company may later authorize and that by their terms are on a parity with the Preferred Stock (“Parity Preferred”); and

(d)	junior to any equity securities that the Company may later authorize and that by their terms rank senior to the Preferred Stock.

     While any shares of Preferred Stock are outstanding, the Company may not authorize or issue any equity securities that rank senior to the Preferred Stock without the affirmative vote of holders representing at least a majority of the outstanding Preferred Stock. In addition, so long as 25% of the shares of Preferred Stock issued on the Issue Date are outstanding, the Company may not authorize or issue any equity securities that rank on a parity with the Preferred Stock without the affirmative vote of holders representing at least a majority of the outstanding Preferred Stock.
     11. Maturity. The Preferred Stock has no maturity date and the Company is not required to redeem the Preferred Stock at any time, subject to Sections 8(k) and 9(b). Accordingly, the Preferred Stock will remain outstanding indefinitely, subject to Sections 8(k) and 9(b), unless a holder of shares of the Preferred Stock decides to convert such shares or to cause the Company to repurchase such shares in connection with a Fundamental Change as set forth in Section 8(k) above or the failure to obtain the stockholder approval of the amendments described in Section 9 above, or the Company decides to redeem such shares, each in accordance with the terms set forth herein.
     12. Voting Rights.
     (a) Holders of the Preferred Stock shall vote on an “as if” converted basis with holders of Common Stock as a single class on all matters subject to a vote by the holders of Common Stock, except as provided under Delaware law.
     (b) Subject to amending the Certificate of Incorporation as described in Section 9, whenever dividends on any shares of Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarters (a “Preferred Dividend Default”), the holders representing a majority of outstanding shares of Preferred Stock (voting together as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable), shall be entitled to nominate and vote for the election (“Preferred Director Voting Rights”) of a total of two additional directors of the Company (the “Preferred Directors”) until all dividends accumulated on such Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment; provided that the election of any such directors will not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors will, at no time, include more than two Preferred Directors. In such case, the entire Board of Directors will be increased by two directors.
     (c) The Preferred Directors will be elected by holders representing a majority of shares of Preferred Stock for a one-year term and each Preferred Director will serve until his or her successor is duly elected and qualifies or until such Preferred Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Director’s earlier death, disqualification or removal. The election will take place at (i) either (a) a special meeting called in accordance with Section 12(d) below if the request is received more than 75 days before the date fixed for the Company’s next annual or special meeting of stockholders or (b) the next annual or special meeting of stockholders if the request is received within 75 days of the date fixed for the Company’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting held in place thereof, until all such dividends in arrears on the Preferred Stock and each such class or series of outstanding preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full. A dividend in respect of Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.
     (d) At any time when such Preferred Director Voting Rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 15% of the outstanding shares of Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable, a special meeting of the holders of Preferred Stock and each class or series of preferred stock upon which like voting rights have been conferred and are exercisable by mailing or causing to be mailed to such holders a notice of such special meeting to be held not fewer than ten or more than 75 days after the date such notice is given. The record date for determining holders of the Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable, by majority vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $100.00 of liquidation preference to which such Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. The holder or holders of one-third of the Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable voting as a single class then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise provided by law. Notice of all meetings at which holders of the Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable voting as a single class present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable that would have been entitled to vote at such special meeting.
     (e) If and when all accumulated dividends on such Preferred Stock and all classes or series of preferred stock upon which like voting rights have been conferred and are exercisable for the past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, the right of the holders of Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and the term of office of each Preferred Director so elected shall immediately terminate and the entire Board of Directors shall be reduced accordingly. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Preferred Stock and preferred stock upon which like voting rights have been conferred and are exercisable entitled to vote thereon when they have the Preferred Director Voting Rights set forth in Section 12(b) (voting as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable); provided that the filling of each vacancy will not cause the Company to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange or automated quotation system on which the Company’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Each of the Preferred Directors shall be entitled to one vote on any matter.
     (f) So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of holders representing at least a majority of the outstanding shares of Preferred Stock voting as a separate class will be required to: (i) authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation or the terms of the Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Preferred Stock; provided however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the Events set forth in (ii) above. In addition, holders of the Preferred Stock will not have any voting rights with respect to the events described in (ii) above, if such holders receive the greater of (i) the full trading price of the Preferred Stock on the date of an Event set forth in (ii) above or (ii) 110% of the sum of the initial liquidation preference per share of the Preferred Stock plus accrued and unpaid dividends thereon pursuant to the occurrence of any of the Events set forth in (ii) above. So long as 25% of the shares of the Preferred Stock issued on the Issue Date remain outstanding, the Company will not, without the consent or the affirmative vote of holders representing at least a majority of the outstanding shares of Preferred Stock voting as a separate class, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking on a parity with such Preferred Stock with respect to payment of dividends, or the distribution of assets upon the liquidation, winding-up or dissolution of the Company’s affairs, or reclassify any of the Company’s authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares.
     (g) Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, the Company may amend, alter, supplement, or repeal any terms of the Preferred Stock for the following purposes:
•	to cure any ambiguity, or to cure, correct, or supplement any provision contained in this Certificate of Designations that may be ambiguous, defective, or inconsistent, so long as such change does not adversely affect the rights of any holder of Preferred Stock, or

•	to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations, so long as such change does not adversely affect the rights of any holder of Preferred Stock.
     (h) The foregoing voting provisions of this Section 12 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.
     (i) In any matter in which the Preferred Stock may vote (as expressly provided herein), each share of Preferred Stock shall be entitled to one vote per $100.00 of liquidation preference. Where the holders of the Preferred Stock are entitled to vote as a class with holders of any other class or series of preferred stock having similar voting rights that are exercisable, each class or series shall have the number of votes proportionate to the aggregate liquidation preference of its outstanding shares.
     13. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any shares of Preferred Stock as the true and lawful owner thereof for all purposes and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
     14. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 8(c) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of these resolutions) with postage prepaid, addressed, if to the Company, to its offices at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 (Attention: Corporate Secretary) or to an agent of the Company designated as permitted by this Certificate of Designation, or, if to any holder of the Preferred Stock, to such holder at the address of such holder of the Preferred Stock as listed in the Company’s stock records or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.
     15. Global Preferred Stock; Certificates. So long as the shares of Preferred Stock are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all shares of Preferred Stock that are so eligible may be represented by a Preferred Stock certificate in global form (the “Global Certificate”) registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in the Global Certificate shall be effected through the Depositary in accordance with this Certificate and the procedures of the Depositary therefor.
     The shares of Preferred Stock will initially be represented by one or more Global Certificates, except that shares of Preferred Stock that will initially be issued to certain accredited investors that are not qualified institutional buyers within the meaning of Rule 144A under the Securities Act will be issued in certificated form.
     Transfers of interests in a Global Certificate will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Certificate as set forth on the face of the Global Certificate to reflect any such transfers.
     Except as otherwise provided for in this Section 15, beneficial owners of an interest in a Global Certificate shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Certificates.
     Notwithstanding any other provisions of this Certificate (other than the provisions set forth in this Section 15), a Global Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Certificates. Initially, the Global Certificate shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with a custodian for Cede & Co.
     If at any time the Depositary for a Global Certificate notifies the Company that it is unwilling or unable to continue as Depositary for such Global Certificate, the Company may appoint a successor Depositary with respect to such Global Certificate. If a successor Depositary for the Preferred Stock is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Transfer Agent will authenticate and deliver, Preferred Stock in certificated form, in an aggregate principal amount equal to the principal amount of the Global Certificate, in exchange for such Global Certificate.
     Preferred Stock in definitive form issued in exchange for all or a part of a Global Certificate pursuant to this Section 15 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. Upon execution and authentication, the Transfer Agent shall deliver such Preferred Stock in certificated form to the Persons in whose names such Preferred Stock in definitive form are so registered.
     At such time as all interests in a Global Certificate have been redeemed, converted, exchanged, repurchased or canceled for Preferred Stock in definitive form, or transferred to a transferee who receives Preferred Stock in definitive form, such Global Certificate shall be, upon receipt thereof, canceled by the Transfer Agent in accordance with standing procedures and instructions existing between the custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Certificate is exchanged for Preferred Stock in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Global Certificate, the principal amount of such Global Certificate shall, in accordance with the standing procedures and instructions existing between the custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Certificate, by the Transfer Agent or the custodian, at the direction of the Transfer Agent, to reflect such reduction or increase.

     16. Legends.
     (a) Except as otherwise permitted by this Section 16, (i) each Preferred Stock certificate (including each Preferred Stock certificate issued upon the transfer of any shares of Preferred Stock) and (ii) each Common Stock certificate issued upon the conversion of any Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:
NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF (A) THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), OR (C) IT IS AN INDIVIDUAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a) (4), (5) OR (6) UNDER THE SECURITIES ACT; (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, BEFORE THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO GRUBB & ELLIS COMPANY (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRANSFER AGENT’S RIGHT BEFORE ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).
     (b) The legend in Section 16(a) shall cease to be required as to any particular shares of Preferred Stock (i) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act, (ii) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) when such legends are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder, including, without limitation, when such securities are eligible for resale under Rule 144 without volume or manner of sale requirements and without current public information requirements. Whenever such legend requirements shall cease and terminate as to any shares of Preferred Stock, the holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the legend set forth in this Section 16.
     17. Form of Notice of Conversion; Form of Assignment.
     (a) The following is the form of Conversion Notice to be set forth on the reverse of the Preferred Stock certificate:
[FORM OF CONVERSION NOTICE]
CONVERSION NOTICE

To:

The undersigned registered owner of the Preferred Stock hereby irrevocably exercises the option to convert the Preferred Stock, or the portion hereof below designated, into shares of Common Stock in accordance with the terms of the Certificate of Designations, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Preferred Stock representing any unconverted amount of shares hereof, as well as any cash or shares of Common Stock representing accrued and unpaid dividends on the shares of Preferred Stock being converted, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of the Preferred Stock not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:

Signature(s)

Signature Guarantee	Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.
Fill in for registration of shares if to be issued, and Preferred Stock if to be delivered, other than to and in the name of the registered holder:

Number of Shares to be
converted (if less than all):

Name

Street Address	Social Security or other Taxpayer Identification Number

City, State and Zip Code

     (b) The following is the form of Assignment to be set forth on the reverse of the Preferred Stock certificate:
[FORM OF ASSIGNMENT]
ASSIGNMENT
     For value received,                                                              hereby sell(s), assig n(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

the Preferred Stock, and hereby irrevocably constitutes and appoints __________________________________________ attorney to transfer the said Preferred Stock on the books of the Company with full power of substitution in the premises.
Unless the appropriate box below is checked, the undersigned confirms that such Preferred Stock is not being transferred to the Company or an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).
☐ The transferee is an Affiliate of the Company

☐ The transferee is the Company

Date:

Signature(s)

Signature Guarantee	Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Preferred Stock to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Preferred Stock in every particular without alteration or enlargement or any change whatever.
SECOND: The date of adoption of this Certificate of Designations was November 4, 2009.
THIRD: This Certificate of Designations was duly adopted by the Board of Directors of the Company.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed and attested this 4th day of November, 2009.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
	Name:	Richard W. Pehlke
	Title:	Executive Vice President and Chief Financial Officer

ANNEX B
CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
GRUBB & ELLIS COMPANY
It is hereby certified that:
          1. The name of the corporation (the “Corporation”) is Grubb & Ellis Company and the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 19, 1995 and was amended on December 9, 1997 and December 7, 2007.
          2. The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article IV thereof and by substituting in lieu of said Article the following new Article:
          “Article IV
     The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred twenty million (220,000,000) shares, of which two hundred million (200,000,000) shares with a par value of $0.01 per share shall be designated Common Stock, and of which twenty million (20,000,000) shares with a par value of $.01 per share shall be designated Preferred Stock. 1,000,000 shares of the authorized Preferred Stock have been designated as the “12% Cumulative Participating Perpetual Convertible Preferred Stock” and shall have the powers, preferences and relative rights, qualifications, limitations and restrictions set forth in the Certificate of the Powers, Designations, Preferences and Rights of the 12% Cumulative Participating Perpetual Convertible Preferred Stock filed on November 4, 2009 (the “12% Preferred Stock Certificate of Designations”).
     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference), of any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the             shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.”
          3. [Alternative A: The following language would be included in the amendment only in the event that Proposal No. 2 in the Proxy Statement is approved by the requisite stockholder vote:]
The Restated Certificate of Incorporation of the Corporation is further amended by striking out Article VI thereof and by substituting in lieu of said Article the following new Article:
          “Article VI
The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be no less than three (3) and no more than eight (8), as determined from time to time solely by the Board of Directors as set forth in a resolution of the Board of Directors; provided, however that the number of directors set by resolution of the Board of Directors shall automatically be increased by two (2) directors in the event that holders of the 12% Cumulative Participating Perpetual Convertible Preferred Stock (voting as a separate class or with other series or classes of Preferred Stock with similar voting rights), are entitled to elect two (2) directors (such directors, the “Preferred Stock Directors”) in accordance with the terms of the 12% Certificate of Designation.
Notwithstanding the foregoing provisions of this Article VI, each director, excluding the Preferred Stock Directors, if any, shall serve until his or her successor is duly elected and qualified or until his or her earlier resignation, or removal. Any vacancies in the Board of Directors for any reason excluding vacancies relating to the Preferred Stock Directors, if any, and any newly created directorships resulting from any increase in the number of directors other than increases relating to the Preferred Stock Directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office for the remaining term of office of directors or the applicable class of directors to which such director was assigned, if applicable, and until their successors shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, other than the term of Preferred Stock Directors in connection with a decrease of the number of directors as contemplated in the 12% Preferred Stock Certificate of Designations. The stockholders of the Corporation shall not have cumulative voting rights.”
[Alternative B: The following language would be included in the amendment only in the event that Proposal No. 2 in the Proxy Statement is not approved by the requisite stockholder vote and Proposal No. 4 in the proxy Statement is approved by the requisite stockholder vote:]
The Restated Certificate of Incorporation of the Corporation is further amended by striking out Article VI thereof and by substituting in lieu of said Article the following new Article:
          “Article VI
     The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be nine (9), but shall automatically be increased to eleven (11) in the event that dividends with respect to the 12% Cumulative Participating Perpetual Convertible Preferred Stock, or any other class or series of Preferred Stock upon which similar voting rights to elect two directors (the “Preferred Stock Directors”) have been conferred and are exercisable, are in arrears for six (6) or more quarters, whether or not consecutive (the “Preferred Dividend Default”).
     The Corporation’s Board of Directors (other than any Preferred Stock Directors (as defined below), if any,) shall be divided into three equal classes designated as Class A, Class B, and Class C, respectively. The initial Class A, Class B and Class C directors shall be the Class A, Class B and Class C directors elected at the Corporation’s special meeting in lieu of an annual meeting held in 2007. At the annual meeting of the stockholders to be held in 2008, the term of office of the initial Class A directors shall expire and Class A directors shall thereafter be elected for a full term of three years. At the annual meeting of the stockholders to be held in 2009, the term of office of the initial Class B directors shall expire and Class B directors shall thereafter be elected for a full term of three years. At the annual meeting of the stockholders to be held in 2010, the term of office of the initial Class C directors shall expire and Class C directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors (other than any Preferred Stock Directors, if any) shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
     Notwithstanding the foregoing provisions of this Article VI, each director, excluding the Preferred Stock Directors, if any, shall serve until his or her successor is duly elected and qualified or until his or her earlier resignation, or removal. Any vacancies in the Board of Directors for any reason excluding vacancies relating to the Preferred Stock Directors, if any, and any newly created directorships resulting from any increase in the number of directors other than increases relating to the Preferred Stock Directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office for the remaining term of office of directors or applicable class of directors to which such director was assigned, if applicable, and until their successors shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, other than the term of Preferred Stock Directors in connection with a decrease of the number of directors as contemplated in the 12% Preferred Stock Certificate of Designations. The stockholders of the Corporation shall not have cumulative voting rights.”]
The amendments of the Restated Certificate of Incorporation herein certified have been duly adopted by the board of directors and approved by stockholders in accordance with the provisions of 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this ___day of December, 2009.

GRUBB & ELLIS COMPANY
By:
Name:
Title:

FORM OF PROXY CARD
PROXY — GRUBB & ELLIS COMPANY
For the Annual Meeting of Stockholders — December [     ], 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GRUBB & ELLIS COMPANY
I am a stockholder of Grubb & Ellis Company (“Grubb & Ellis”) and I have received the Notice of the Annual Meeting of Stockholders dated November [     ], 2009 and the accompanying Proxy Statement. I appoint Richard W. Pehlke and Andrea R. Biller and each or either of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of common stock and preferred stock which I may be entitled to vote at the Annual Meeting of Stockholders to be held at [                                        ] on [               ], December [     ], 2009 at [          ] a.m. or at any adjournment, postponement or any special meeting that may be called in lieu thereof, with all powers which I would have if I were personally present at the meeting.
The shares represented by this Proxy will be voted in the way that I direct. If this Proxy is executed but no direction is made, this Proxy will be voted: (1) “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON AND PREFERRED SHARES; (2) (A) “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION (I) TO DECLASSIFY THE BOARD OF DIRECTORS AND (II) TO FIX THE NUMBER OF DIRECTORS AT NO LESS THAN THREE NOR MORE THAN EIGHT, AS DETERMINED SOLELY BY THE BOARD FROM TIME TO TIME AND (B) “FOR ALL” WITH RESPECT TO GARY H. HUNT, C. MICHAEL KOJAIAN, D. FLEET WALLACE, ROBERT J. MCLAUGHLIN, DEVIN I. MURPHY AND RODGER D. YOUNG TO SUCH DECLASSIFIED BOARD OF DIRECTORS; (3) “FOR ALL” WITH RESPECT TO GLENN C. CARPENTER, GARY H. HUNT AND ROBERT J. MCLAUGHLIN TO CLASS B OF THE COMPANY’S BOARD OF DIRECTORS; (4) “FOR” THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF DIRECTORS BY TWO (2) IN THE EVENT THAT DIVIDENDS WITH RESPECT TO THE COMPANY’S NEWLY ISSUED PREFERRED STOCK ARE IN ARREARS FOR SIX (6) OR MORE QUARTERS, WHETHER OR NOT CONSECUTIVE, SUBJECT TO CERTAIN CONDITIONS; AND (5) “FOR” THE RATIFICATION OF ERNST & YOUNG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009; AND (6) “FOR” GRANTING TO THE PROXY HOLDERS THE DISCRETION TO VOTE ON ALL MATTERS, OTHER THAN THOSE PROPOSALS THAT ARE SET FORTH IN THE ACCOMPANYING PROXY STATEMENT BY THE COMPANY, AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT, POSTPONEMENT, OR SPECIAL MEETING THAT MAY BE CALLED IN LIEU THEREOF.
If Proposal No. 2 is approved by the requisite stockholder votes, then Proposal No. 3 and Proposal No. 4 will not be adopted, even if approved by stockholders, as it will be superceded by Proposal No. 2 and they will not be necessary.
If any of the nominees listed in this Proxy Card becomes unavailable to serve as a director prior to the Annual Meeting, this Proxy will be voted for any substitute nominee(s) designated by the Board of Directors.
I ratify and confirm all that the above Proxy Holders may legally do in relation to this Proxy.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.
(Continued and to be marked, signed and dated on reverse side.)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

Call toll free 1-888-693-8683 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	Go to the following web site www.cesvote.com

Follow the simple instructions provided by the recorded message.	Enter the information requested on your computer screen and follow the simple instructions.
If you vote by telephone or the Internet, please DO NOT mail this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Standard Time, on December [     ], 2009.
THANK YOU FOR VOTING!

Annual Meeting of Stockholders Proxy Card
Votes must be indicated by an “X” in black or blue ink.
     The Board of Directors recommends that you: (1) “FOR” the approval of an amendment to the Certificate of Incorporation to increase the authorized number of common and preferred shares; (2) (A) “FOR” the approval of an amendment to the Certificate of Incorporation (i) to declassify the Board of Directors and (ii) to fix the number of directors at no less than three nor more than eight, as determined solely by the Board from time to time, and (B) “FOR ALL” with respect to Gary H. Hunt, C. Michael Kojaian, Robert J. McLaughlin, D. Fleet Wallace, Devin I. Murphy and Rodger D. Young to such declassified Board of Directors; (3) “FOR ALL” with respect to Glenn C. Carpenter, Gary H. Hunt and Robert J. McLaughlin to Class B of the Company’s Board of Directors; (4) “FOR” the approval of an amendment to the Certificate of Incorporation to increase the number of directors by two (2) in the event that preferred dividends are in arrears for six (6) or more quarters, whether or not consecutive, subject to certain conditions; and (5) “FOR” the ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and (6) “FOR” granting to the proxy holders the discretion to vote on all matters, other than those proposals that are set forth in the accompanying proxy statement by the Company, as may properly come before the annual meeting or any adjournment, postponement, or special meeting that may be called in lieu thereof. (Please mark each matter with an “X” in the appropriate box.)
If Proposal No. 2 is approved by the requisite stockholder votes, then Proposal No. 3 and Proposal No. 4 will not be adopted, even if approved by stockholders, as it will be superseded by Proposal No. 2 and they will not be necessary.
The Board of Directors recommends a vote “FOR” Proposal 1 below.
1)	Approval of an amendment to the certificate of incorporation of Grubb & Ellis Company to increase the authorized number of common and preferred shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN
The Board of Directors recommends a vote “FOR” and “FOR ALL” with respect to Proposal No. 2 below.
2)	(A) Approval of an amendment to the certificate of incorporation of Grubb & Ellis Company (i) to declassify the Board of Directors and (B) to fix the number of directors at no less than three nor more than eight, as determined solely by the Board from time to time.

☐ FOR	☐ AGAINST	☐ ABSTAIN
          (B) Declassified Board Nominees: Gary H. Hunt, C. Michael Kojaian, Robert J. McLaughlin, D. Fleet Wallace, Devin I. Murphy and Rodger D. Young
          ☐ FOR ALL
          ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
          ☐ FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT NOMINEE WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line above. Your shares of common stock will be voted for the remaining nominee(s).

3)	Election of Directors.

Class B Nominees: Glenn L. Carpenter, Gary H. Hunt and Robert J. McLaughlin
          ☐ FOR ALL
          ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
          ☐ FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL EXCEPT NOMINEE WRITTEN BELOW” box and write the name(s) of the nominee(s) you do not support on the line above. Your shares of common stock will be voted for the remaining nominee(s).
4)	Approval of an amendment to the certificate of incorporation of Grubb & Ellis Company to increase the number of directors by two in the event that preferred dividends are in arrears for six or more quarters, whether or not consecutive, subject to certain conditions.

☐ FOR	☐ AGAINST	☐ ABSTAIN
The Board of Directors recommends a vote “FOR” Proposal 5 below.
5)	Ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Please be sure to sign and date this Proxy.

DATED:

(Signature)

(Signature, if held jointly)

(Title)
Please sign exactly as your name appears on this Proxy. When shares of common stock are held jointly, joint owners should each sign. Executors, administrators, trustees, etc., should indicate the capacity in which signing. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Executors, administrators, trustees, partners, and authorized officers of corporations or other companies should indicate their positions when signing.
Your signature on this Proxy is an acknowledgement of the receipt of the Company’s Proxy Statement dated November [     ], 2009. Your signature revokes all proxies previously given by you to vote at the 2009 Annual Meeting.
IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY!